                              REVOLVING CREDIT AGREEMENT

     THIS REVOLVING CREDIT AGREEMENT is entered into as of March 25, 1998, among DOBSON CELLULAR OPERATIONS COMPANY, an Oklahoma corporation ("BORROWER"), Lenders (hereinafter defined), FIRST UNION NATIONAL BANK, as Syndication Agent (hereinafter defined), TORONTO DOMINION (TEXAS), INC., as Documentation Agent (hereinafter defined), and NATIONSBANK OF TEXAS, N.A., as Administrative Agent (hereinafter defined), for itself and the other Lenders, and the Managing Agents (hereinafter defined) and Co-Agents (hereinafter defined).

                                       RECITALS

     A. Borrower is a newly-formed, wholly-owned Subsidiary of Dobson Communications Corporation and has requested that Lenders extend credit to Borrower in the form of this Revolving Credit Agreement (the "AGREEMENT"), providing for a revolving loan facility in the aggregate principal amount of $120,000,000 and an uncommitted discretionary acquisition revolving facility for an aggregate principal amount of up to $75,000,000.

     B. Additionally, Borrower has requested that Lenders consider extending additional credit to Borrower in the form of a 364-Day Revolving Credit Agreement, providing for a 364-day revolving credit and term loan facility in the aggregate principal amount of $80,000,000.

     C. Upon and subject to the terms and conditions of this Agreement, Lenders are willing to extend such credit to Borrower.

     Accordingly, in consideration of the mutual covenants contained herein, Borrower, Administrative Agent, Documentation Agent, Syndication Agents, and Lenders agree, as follows:

SECTION 1 DEFINITIONS AND TERMS.

     1.1  DEFINITIONS.  As used herein:

     364-DAY FACILITY means the 364-Day Revolving Credit and Term Loan Agreement dated of even date herewith among Borrower, the 364-Day Facility Lenders, and the "ADMINISTRATIVE AGENT" under the 364-Day Facility (as the same may be amended, modified, restated, and supplemented from time to time).

     364-DAY FACILITY AGENTS means the "AGENTS" as such term is defined in the 364-Day Facility.

     364-DAY FACILITY COMMITMENT means the "COMMITMENT" as such term is defined in the 364-Day Facility.

     364-DAY FACILITY LENDERS means, on any date of determination, those Lenders party to the 364-Day Facility.

     364-DAY FACILITY LOAN PAPERS means the "LOAN PAPERS" as such term is defined in the 364-Day Facility.

     364-DAY FACILITY OBLIGATION means the "OBLIGATION" as such term is defined in the 364-Day Facility.

     364-DAY FACILITY PRINCIPAL DEBT means the "PRINCIPAL DEBT" as such term is defined in the 364-Day Facility.

     ACQUISITION means any transaction or series of related transactions for the purpose of, or resulting in, directly or indirectly, (a) the acquisition by any Company of all or substantially all of the assets of a Person or of any business or division of a Person, (b) the acquisition by any Company of more than 50% of any class of Voting Stock (or similar ownership interests) of any Person (PROVIDED THAT, formation or organization of any entity shall not constitute an "ACQUISITION" to the extent that the amount of the loan, advance, investment, or capital contribution in such entity constitutes a permitted investment under
SECTION 9.20); or (c) a merger, consolidation, amalgamation, or other combination by any Company with another Person if a Company is the surviving entity; PROVIDED THAT, in any merger involving Borrower, Borrower must be the surviving entity.

     ACQUISITION COMMITMENT means, for any Acquisition Lender with respect to any Acquisition Loan under the Acquisition Facility, the commitment amount designated for such Lender by Borrower and Administrative Agent pursuant to the procedures described in SECTION 2.3(b).

     ACQUISITION CREDIT REQUEST has the meaning as defined in SECTION 2.3(a), which shall have attached thereto a proposed "Sources and Uses" table and, if applicable, a revised SCHEDULE 8.3 to this Agreement after giving effect to the proposed Permitted Acquisition.

     ACQUISITION FACILITY means the uncommitted acquisition revolver facility described in and subject to the limitations of SECTION 2.3.

     ACQUISITION LENDER means, at any date of determination, each Lender who has an Acquisition Commitment or to whom Acquisition Principal Debt is owed.

     ACQUISITION LOAN EFFECTIVE DATE is defined in SECTION 2.3(b).

     ACQUISITION LOANS has the meaning as defined in SECTION 2.3(a).

     ACQUISITION NOTE means a promissory note substantially in the form of EXHIBIT A-2, and all renewals, extensions, or replacements of all or any part thereof.

     ACQUISITION PRINCIPAL DEBT means, at any date of determination, the aggregate unpaid principal balance of all Borrowings under the Acquisition Facility.

     ADJUSTED EURODOLLAR RATE means, for any Eurodollar Rate Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the quotient obtained by dividing (a) the Eurodollar Rate for such Eurodollar Rate Borrowing for such Interest Period by (b) 1 minus the Reserve Requirement for such Eurodollar Rate Borrowing for such Interest Period.

     ADMINISTRATIVE AGENT means NationsBank of Texas, N.A., and its permitted successors or assigns as "ADMINISTRATIVE AGENT" for Lenders under this Agreement.

     AFFILIATE of any Person means any other individual or entity who directly or indirectly controls, or is controlled by, or is under common control with, such Person, and, for purposes of this definition only, "CONTROL," "CONTROLLED BY," and "UNDER COMMON CONTROL WITH" mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract, or otherwise).

     AGENTS means, collectively, the Administrative Agent, the Syndication Agent, the Documentation Agent, the Collateral Agent, Managing Agents, and Co-Agents.

     AGREEMENT means this Revolving Credit Agreement (as the same may hereafter be amended, modified, supplemented, or restated from time to time).

     APPLICABLE LENDING OFFICE means, for each Lender and for each Type of Borrowing, the "LENDING OFFICE" of such Lender (or an affiliate of such Lender) designated on SCHEDULE 2.1 attached hereto or such other office that such Lender (or an affiliate of such Lender) may from time to time specify to Administrative Agent and Borrower by written notice in accordance with the terms hereof.

     APPLICABLE MARGIN means, on any date of determination, with respect to each Base Rate Borrowing or Eurodollar Rate Borrowing, respectively, the percentage per annum set forth in the appropriate column below that corresponds to the Senior Leverage Ratio at such date of determination, as calculated based on the quarterly compliance certificate of Borrower most recently delivered pursuant to
SECTION 7.2 hereof:

--------------------------------------------------------------------------------
                                              APPLICABLE MARGIN
                               -------------------------------------------------
    SENIOR LEVERAGE RATIO                                  EURODOLLAR RATE
                               BASE RATE BORROWINGS           BORROWINGS
--------------------------------------------------------------------------------
      Less than 4.00:1.0              0.125%                    1.125%
--------------------------------------------------------------------------------
   Greater than or equal to
         4.00 to 1.0,                 0.375%                    1.375%
    but less than 5.00:1.0
--------------------------------------------------------------------------------
   Greater than or equal to
          5.00:1.0,                   0.625%                    1.625%
    but less than 6.00:1.0
--------------------------------------------------------------------------------
   Greater than or equal to
          6.00:1.0,                   0.875%                    1.875%
    but less than 7.00:1.0
--------------------------------------------------------------------------------
   Greater than or equal to
          7.00:1.0,                   1.125%                    2.125%
    but less than 8.00:1.0
--------------------------------------------------------------------------------
   Greater than or equal to
           8.00:1.0                   1.375%                    2.375%
--------------------------------------------------------------------------------

          (a) Until the second Business Day after the initial Financial Statements and Compliance Certificate for the fiscal quarter ending December 31, 1997, shall have been delivered hereunder, the Applicable Margin for Base Rate Borrowings and Eurodollar Rate Borrowings shall be determined by reference to a Compliance Certificate delivered by Borrower on the Closing Date. With respect to any adjustments in the Applicable Margin as a result of changes in the Senior Leverage Ratio, such adjustment shall be effective commencing on the second Business Day after the delivery of Financial Statements (and related Compliance Certificate) pursuant to SECTIONS 9.3(a) and 9.3(b) or the most recent Permitted Acquisition Compliance Certificate for a Permitted Acquisition, as the case may be.

          (b) If Borrower fails to timely furnish to Lenders the Financial Statements and related Compliance Certificates as required to be delivered pursuant to SECTIONS 9.3(a) and 9.3(b), and such failure shall not be remedied within five days after written notice thereof from the

     Administrative Agent or any Lender, then the Applicable Margin shall be the maximum Applicable Margin specified in the Table above.

     APPLICABLE MARGIN FOR COMMITMENT FEES means, on any date of determination, the percentage set forth in the table below which corresponds, on any date of determination, with the Senior Leverage Ratio at such date of determination, as calculated based on the quarterly compliance certificates of Borrower most recently delivered pursuant to SECTION 7.2 hereof.

-------------------------------------------------------------------------------
                 SENIOR LEVERAGE RATIO           APPLICABLE MARGIN FOR
                      REQUIREMENT                   COMMITMENT FEES
-------------------------------------------------------------------------------
          Greater than or equal to 5.5 to 1.0           0.5000%
-------------------------------------------------------------------------------
                  Less than 5.5 to 1.0                  0.2500%
-------------------------------------------------------------------------------

          (a) Until the second Business Day after the initial Financial Statements and Compliance Certificate for the fiscal quarter ending December 31, 1997, shall have been delivered hereunder, the Applicable Margin for Commitment Fees shall be determined by reference to a Compliance Certificate delivered by Borrower on the Closing Date. With respect to any adjustments in the Applicable Margin for Commitment Fees as a result of changes in the Senior Leverage Ratio, such adjustment shall be effective commencing on the second Business Day after the delivery of Financial Statements (and related Compliance Certificate) pursuant to SECTIONS 9.3(a) and 9.3(b) or the most recent Permitted Acquisition Compliance Certificate for a Permitted Acquisition, as the case may be.

          (b) If Borrower fails to timely furnish to Lenders the Financial Statements and related Compliance Certificates as required to be delivered pursuant to SECTIONS 9.3(a) and 9.3(b), and such failure shall not be remedied within five days after written notice thereof from the Administrative Agent or any Lender, then the Applicable Margin for Commitment Fees shall be the maximum Applicable Margin specified in the table above.

     ARRANGER means NationsBanc Montgomery Securities LLC, and its successors and assigns.

     ASSUMED TAXES means, (a) with respect to any Equity Issuance, an amount equal to such incremental annual increase in franchise Taxes as Borrower estimates in good faith shall be payable as a result of such Equity Issuance, and (b) with respect to any Significant Sale, an amount equal to such percentage as Borrower estimates in good faith to be its effective rate of the taxable gain for federal and state income tax purposes with respect to such Significant Sale.

     AUTHORIZATIONS means all filings, recordings, and registrations with, and all validations or exemptions, approvals, orders, authorizations, consents, franchises, licenses, certificates, and permits from, any Governmental Authority (including, without limitation, the FCC and applicable PUCs), including without limitation, any of the foregoing authorizing or permitting the acquisition, construction, or operation of any System.

     BASE RATE means, for any day, the rate per annum equal to the HIGHER of (a) the Federal Funds Rate for such day plus one-half of one percent (.5%) and (b) the Prime Rate for such day. Any change in the

Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate.

     BASE RATE BORROWING means a Borrowing bearing interest at the SUM of the Base Rate PLUS the Applicable Margin for Base Rate Borrowings.

     BORROWER is defined in the preamble to this Agreement.

     BORROWING means any amount disbursed (a) by one or more Lenders to Borrower under the Loan Papers (under the Revolving Facility or the Acquisition Facility), whether such amount constitutes an original disbursement of funds, the continuation of an amount outstanding, or payment of a draft under an LC, or
(b) by any Lender in accordance with, and to satisfy the obligations of any Company or any Guarantor under, any Loan Paper.

     BORROWING DATE is defined in SECTION 2.5(a).

     BUDGET means the most recently delivered of the (a) annual financial budget for the Companies delivered on the Closing Date as required in ITEM 22 on
SCHEDULE 7.1 delivered pursuant to SECTION 7.1 or (b) the Budget delivered pursuant to SECTION 9.3(d), together with any adjustments to any Budget (whether described in CLAUSE (a) or (b)) made from time to time based on projections delivered in connection with Permitted Acquisitions pursuant to SECTION 7.2 and the requirements of a "PERMITTED ACQUISITION" as set forth in this SECTION 1.1 SO LONG AS such projections have been approved by Administrative Agent.

     BUSINESS DAY means (a) for all purposes, any day OTHER THAN Saturday, Sunday, and any other day on which commercial banking institutions are required or authorized by Law to be closed in Dallas, Texas, and (b) in addition to the foregoing, in respect of any Eurodollar Rate Borrowing, a day on which dealings in United States dollars are conducted in the London interbank market and commercial banks are open for international business in London.

     CAPITAL EXPENDITURES means an expenditure for any fixed asset having a useful life of more than one (1) year, or any improvements or additions thereto, including the direct or indirect acquisition of such assets, and including any obligations to pay rent or other amounts under a Capital Lease; PROVIDED, HOWEVER, that Capital Expenditures shall not include acquisitions of stock or assets which are made in accordance with SECTION 9.20 hereof.

     CAPITAL LEASE means any capital lease or sublease which should be capitalized on a balance sheet in accordance with GAAP.

     CELLULAR PARTNERSHIP means any entity in which Borrower owns, directly or indirectly, a partnership interest.

     CELLULAR PARTNERSHIP OBLIGOR means, on any date of determination, those Cellular Partnerships for which Borrower serves, directly or indirectly, as the Managing General Partner and which have incurred Debt from any Company, which Debt has not been terminated or with respect to which amounts remain outstanding.

     CELLULAR PARTNERSHIP PROMISSORY NOTES means certain intercompany notes, now or hereafter existing, executed by the Cellular Partnership Obligors and payable to the order of any Company, and CELLULAR PARTNERSHIP PROMISSORY NOTE means any one of such intercompany notes.

     CLOSING DATE means the date upon which this Agreement has been executed by Borrower, Lenders, and Administrative Agent and all conditions precedent specified in SECTION 7.1 have been satisfied or waived.

     CO-AGENTS means Fleet National Bank, Banque Paribas, and Key Corporate Capital Inc.

     CODE means the INTERNAL REVENUE CODE OF 1986, as amended, TOGETHER WITH the rules and regulations promulgated thereunder.

     COLLATERAL has the meaning set forth in SECTION 6.1.

     COLLATERAL AGENT means NationsBank of Texas, N.A., and its permitted successors and assigns in such capacity under the Intercreditor Agreement.

     COLLATERAL DOCUMENTS means all security agreements, pledge agreements, assignments of partnership interests, and Guaranties at any time delivered to Administrative Agent or Collateral Agent to create or evidence Liens securing the Obligation, together with all reaffirmations, amendments, and modifications thereof or supplements thereto.

     COMMITTED SUM means, for any Lender at any date of determination, as the case may be, (a) with respect to the Revolver Facility, the amount stated beside each Lender's name on the most-recently amended SCHEDULE 2.1 to the Agreement (which amount is subject to increase, reduction, or cancellation in accordance with this Agreement), and (b) with respect to the Acquisition Facility, the aggregate Acquisition Commitments of any Lender then in effect.

     COMMUNICATIONS means Dobson Communications Corporation, an Oklahoma corporation, which owns all of the issued and outstanding shares of capital stock of Borrower.

     COMMUNICATIONS ACT means, collectively, The Federal Communications Act of 1934, as amended from time to time, and the rules and regulations in effect at any time thereunder.

     COMMUNICATIONS BOND DEBT means the 11 3/4% Senior Notes due 2007 issued by Communications pursuant to that certain Indenture dated as of February 28, 1997, between Communications and United States Trust Company of New York, in an aggregate original principal amount of $160,000,000, and the documents and agreements evidencing and establishing such Debt, as the same may be amended from time to time in accordance with the terms thereof and hereof.

     COMPANIES means, at any date of determination thereof, Borrower and each of its Subsidiaries; and COMPANY means, on any date of determination, Borrower or any of its Subsidiaries.

     COMPLIANCE CERTIFICATE means a certificate signed by a Responsible Officer, substantially in the form of EXHIBIT E-1.

     CONSEQUENTIAL LOSS means any loss or expense which any Lender may reasonably incur in respect of a Eurodollar Rate Borrowing as a consequence of any event described in SECTION 4.5.

     CONSOLIDATED OPERATING CASH FLOW means, on any date of determination for Communications and its Subsidiaries, the "COMMUNICATIONS OPERATING CASH FLOW" as such term is defined on the Closing Date in that certain Third Amended and Restated Revolving Credit Agreement dated as of March 25, 1998, among Dobson Operating Company, as Borrower, CoreStates Bank, N.A., as Administrative Agent, and the Lenders party thereto (the "DOC CREDIT AGREEMENT"), to the same extent as if such term and related definitions incorporated therein were set forth herein verbatim. If the DOC Credit Agreement shall cease to remain in effect for any reason whatsoever during which any part of the Obligation remains unpaid, the definition incorporated herein by reference shall nevertheless continue in full force and effect herein.

     CONSOLIDATED TOTAL DEBT means the Total Debt of Communications and its Subsidiaries; PROVIDED, THAT Consolidated Total Debt (a) shall be reduced by amounts on deposit in the Escrow Account to be used to pay any outstanding principal under the Communications Bond Debt, if any, (b) shall include the amount of all immediately available cash held by Communications and its Restricted Subsidiaries in excess of $10,000,000, and (c) shall include the principal amount of all Exchange Debentures, if any, issued in exchange for the Preferred Stock.

     CURRENT FINANCIALS means, at the time of any determination thereof, the more recently delivered to Lenders of either (a) the Financial Statements for the fiscal year ended December 31, 1996, and the nine-month period ended September 30, 1997, calculated on a consolidated basis for the Companies; or
(b) the Financial Statements required to be delivered under SECTIONS 9.3(a) or 9.3(b), as the case may be, calculated on a consolidated basis for the Companies.

     DEBT means (without duplication), for any Person, the sum of the following:
(a) all liabilities, obligations, and indebtedness of such Person which in accordance with GAAP should be classified upon such Person's balance sheet as liabilities in respect of (i) money borrowed, including, without limitation, the Principal Debt, (ii) obligations of such Person under Capital Leases, and
(iii) obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations, and obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (b) all obligations of the type referred to in CLAUSES (a)(i) through (a)(iii) preceding of other Persons for the payment of which such Person is responsible or liable as obligor, guarantor, or otherwise;
(c) all obligations of the type referred to in CLAUSES (a)(i) through CLAUSE (a)(iii) and CLAUSE (b) preceding of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; (d) the face amount of all letters of credit and banker's acceptances issued for the account of such Person, and without duplication, all drafts drawn and unpaid thereunder; and (e) net payments under Financial Hedges.

     DEBT ISSUANCE means any Debt of Borrower or any Company for borrowed money issued or incurred after the Closing Date, other than Permitted Debt.

     DEBTOR RELIEF LAWS means the BANKRUPTCY CODE OF THE UNITED STATES OF AMERICA and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, fraudulent transfer or conveyance, suspension of payments, or similar Laws from time to time in effect affecting the Rights of creditors generally.

     DEFAULT is defined in SECTION 10.

     DEFAULT RATE means a per annum rate of interest equal from day to day to the LESSER of (a) the sum of the Base Rate PLUS the Applicable Margin for Base Rate Borrowings PLUS 2% AND (b) the Maximum Rate.

     DETERMINING LENDERS means "DETERMINING LENDERS" as such term is defined in the Intercreditor Agreement.

     DISTRIBUTION for any Person means, with respect to any shares of any capital stock or other equity securities issued by such Person, (a) the retirement, redemption, purchase, or other acquisition for value of any such securities, (b) the declaration or payment of any dividend on or with respect to any such securities, and (c) any other payment by such Person with respect to such securities.

     DOCUMENTATION AGENT means Toronto Dominion (Texas), Inc. and its permitted successors or assigns as "DOCUMENTATION AGENT" under this Agreement.

     DOLLARS and the symbol $ means lawful money of the United States of America.

     ELIGIBLE ASSIGNEE means (a) a Lender; (b) an Affiliate of a Lender (so long as such assignment is not made in conjunction with the sale of such Affiliate); and (c) any other Person approved by Administrative Agent (which approval will not be unreasonably withheld or delayed by Administrative Agent) and, unless a Default or Potential Default has occurred and is continuing at the time any assignment is effected in accordance with SECTION 13.13, Borrower, such approval not to be unreasonably withheld or delayed by Borrower and such approval to be deemed given by Borrower if no objection is received by the assigning Lender and the Administrative Agent from Borrower within five Business Days after notice of such proposed assignment has been provided by the assigning Lender to Borrower; PROVIDED, HOWEVER, that neither Borrower nor any Affiliate of Borrower shall qualify as an Eligible Assignee.

     EMPLOYEE PLAN means an employee pension benefit plan covered by TITLE IV of ERISA and established or maintained by Borrower or any ERISA Affiliate, but not including any Multiemployer Plan.

     ENVIRONMENTAL LAW means any applicable Law that relates to (a) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (b) the environment, including natural resources or any activity which affects the environment, (c) the regulation of any pollutants, contaminants, wastes, substances, and Hazardous Substances, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 ET SEQ.) ("CERCLA"), the Clean Air Act (42 U.S.C. Section 7401 ET SEQ.), the Federal Water Pollution Control Act, as amended by the Clean Water Act (33 U.S.C. Section 1251 ET SEQ.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 ET SEQ.), the Emergency Planning and Community Right to Know Act of 1986 (42 U.S.C. Section 11001 ET SEQ.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 ET SEQ.), the National Environmental Policy Act of 1969 (42 U.S.C. Section 4321 ET SEQ.), the Oil Pollution Act (33 U.S.C. Section 2701 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 ET SEQ.), the Rivers and Harbors Act (33 U.S.C. Section 401 ET SEQ.), the Safe Drinking Water Act (42 U.S.C. Section 201 and Section 300f ET SEQ.), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984 (42 U.S.C. Section 6901 ET SEQ.), the Toxic Substances Control Act (15 U.S.C. Section 2601 ET SEQ.), and analogous state and local Laws, as any of the foregoing may have been and may be amended or supplemented from time to time, and any analogous future enacted or adopted Law, or (d) the Release or threatened Release of Hazardous Substances.

     EQUITY ISSUANCE means the issuance on and after the Closing Date by any Company of any shares of any class of stock, warrants, or other equity interests, other than present and future shares of stock, options, or warrants issued to employees, directors, or consultants of the Companies, or stock issued upon their exercise.

     ERISA means the EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, as amended, and the regulations and rulings thereunder.

     ERISA AFFILIATE means any company or trade or business (whether or not incorporated) which, for purposes of TITLE IV of ERISA, is a member of Borrower's controlled group or which is under common control with Borrower within the meaning of SECTION 414(b), (c), (m), or (o) of the Code.

     ESCROW ACCOUNT means the account established pursuant to the Escrow Agreement.

     ESCROW AGREEMENT means the Escrow and Security Agreement dated February 28, 1997, between Communications and the trustee for the Communications Bond Debt pursuant to which certain proceeds of the Communications Bond Debt are held in escrow to secure the special repurchase and mandatory redemption requirements (if applicable) of, and two years interest on, the Communications Bond Debt.

     EURODOLLAR RATE means, for any Eurodollar Rate Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Dow Jones Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "EURODOLLAR RATE" shall mean, for any Eurodollar Rate Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; PROVIDED, HOWEVER, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

     EURODOLLAR RATE BORROWING means a Borrowing bearing interest at the SUM of the Adjusted Eurodollar Rate PLUS the Applicable Margin for Eurodollar Rate Borrowings.

     EXCHANGE DEBENTURES means any subordinated debentures issued in exchange for all or any portion of the Preferred Stock, all as more particularly described in that certain Offering Memorandum issued January 5, 1998, by Communications.

     EXECUTIVE MANAGEMENT TEAM means Everett Dobson, Bruce Knooihuizen, and
G. Edward Evans.

     EXHIBIT means an exhibit to this Agreement unless otherwise specified.

     FACILITIES means, collectively, the Revolver Facility and the Acquisition Facility; FACILITY means the Revolver Facility or the Acquisition Facility.

     FCC means the Federal Communications Commission and any successor regulatory body.

     FEDERAL FUNDS RATE means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined (which determination shall be conclusive and binding, absent manifest error) by Administrative Agent to be equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; PROVIDED THAT (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent (in its individual capacity) on such day on such transactions as determined by the Administrative Agent (which determination shall be conclusive and binding, absent manifest error).

     FINANCIAL HEDGE means a swap, collar, floor, cap, or other contract which is intended to reduce or eliminate the risk of fluctuations in interest rates, which Financial Hedge is entered into by any Company in accordance with
SECTION 9.27.

     FINANCIAL STATEMENTS means balance sheets, statements of operations, statements of shareholders' investments, and statements of cash flows prepared in accordance with GAAP, which statements of operations and statements of cash flows shall be in comparative form to the corresponding period of the preceding fiscal year, and which balance sheets and statements of shareholders' investments shall be in comparative form to the prior fiscal year-end figures, and which statements shall contain information with respect to capitalized marketing costs.

     FIXED CHARGE COVERAGE RATIO means, at any date of determination with respect to the most recently ended Rolling Period, the ratio of: (a) the Companies' Operating Cash Flow to (b) the SUM of (i) all mandatory prepayments and regularly-scheduled principal payments with respect to Total Debt of the Companies required to be paid, (ii) the amount paid for Capital Expenditures for the Companies, (iii) cash Interest Expense of the Companies, (iv) cash Taxes of the Companies, to the extent allocable to them pursuant to the Tax Sharing Agreement, and (v) distributions and dividends paid in cash by Borrower, including, without limitation, any amounts paid to fund interest or dividends on the Preferred Stock and the Exchange Debentures.

     FREE CASH FLOW means, on any date of determination with respect to the fiscal year then most recently ended, Operating Cash Flow, LESS the SUM of, without duplication, (a) Capital Expenditures made during such fiscal year,
(b) required payments of principal and interest on Debt made during such fiscal year, (c) the aggregate Taxes actually paid in cash during such fiscal year, and
(d) $2,500,000.

     GAAP means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board which are applicable from time to time.

     GOVERNMENTAL AUTHORITY means any (a) local, state, municipal, or federal judicial, executive, or legislative instrumentality, (b) private arbitration board or panel, or (c) central bank.

     GUARANTOR means any Person, including, but not limited to, any Subsidiary of Borrower, who undertakes to be liable for all or any part of the Obligation by execution of a Guaranty or otherwise.

     GUARANTY means (a) a Guaranty in substantially the form and upon the terms of EXHIBIT C, executed and delivered by any Person pursuant to the requirements of the Loan Papers; and (b) any amendments, modifications, supplements, restatements, ratifications, or reaffirmations of any Guaranty made in accordance with the Loan Papers.

     HAZARDOUS SUBSTANCE means (a) any substance that is designated, defined, or classified as a hazardous waste, hazardous material, pollutant, contaminant, or toxic or hazardous substance under any Environmental Law, including without limitation, any hazardous substance within the meaning of SECTION 101(14) of CERCLA, (b) petroleum, oil, gasoline, natural gas, fuel oil, motor oil, waste oil, diesel fuel, jet fuel, and other petroleum hydrocarbons, (c) regulated asbestos and asbestos-containing materials in any form, (d) polychlorinated biphenyls, or (e) urea formaldehyde foam.

     INTERCREDITOR AGREEMENT means that certain Intercreditor Agreement, substantially in the form of EXHIBIT I, dated of even date herewith, executed by Borrower, the Collateral Agent, Administrative Agent on behalf of the Lenders, and the "ADMINISTRATIVE AGENT" under the 364-Day Facility on behalf on the 364-Day Facility Lenders, as the same may be amended, modified, supplemented, or restated.

     INTEREST EXPENSE means, for any period of calculation thereof, for any Person, the aggregate amount of all interest (including commitment fees) on all Debt of such Person, whether paid in cash or accrued as a liability and payable in cash during such period (including, without limitation, imputed interest on Capital Lease obligations; the amortization of any original issue discount on any Debt; the interest portion of any deferred payment obligation; all commissions, discounts, and other fees and charges owed with respect to letters of credit or bankers' acceptance financing; net costs associated with Financial Hedges; the interest component of any Debt that is guaranteed or secured by such Person), and all cash premiums or penalties for the repayment, redemption, or repurchase of Debt.

     INTEREST PERIOD is determined in accordance with SECTION 3.9.

     LAWS means all applicable statutes, laws, treaties, ordinances, tariff requirements, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, or interpretations of any Governmental Authority.

     LC means the letter(s) of credit issued hereunder in the form agreed upon among Borrower, Administrative Agent, and the beneficiary thereof at the time of issuance thereof and participated in by Lenders pursuant to the terms and conditions of SECTION 2.2 hereof.

     LC AGREEMENT means a letter of credit application and agreement (in form and substance satisfactory to Administrative Agent) submitted by Borrower to Administrative Agent for an LC for its own account (and for its benefit or the benefit of any other Company); PROVIDED THAT this Agreement shall control any conflict between this Agreement and any such LC Agreement.

     LC EXPOSURE means, at any time and without duplication, the SUM of (a) the aggregate undrawn portion of all uncancelled and unexpired LCs PLUS (b) the aggregate unpaid reimbursement obligations of Borrower in respect of drawings of drafts under any LC.

     LC SUBFACILITY means a subfacility for the issuance of LCs (the LC Exposure in connection with which may never exceed $20,000,000), as described in and subject to the limitations of SECTION 2.2.

     LENDERS means, on any date of determination, the financial institutions named on SCHEDULE 2.1 (as the same may be amended from time to time by Administrative Agent to reflect the assignments made in accordance with SECTION 13.13(c) of this Agreement), and subject to the terms and conditions of this Agreement, and their respective successors and assigns.

     LIEN means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement, or encumbrance of any kind, and any other Right of or arrangement with any creditor (other than under or relating to subordination or other intercreditor arrangements) to have its claim satisfied out of any property or assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

     LITIGATION means any action by or before any Governmental Authority.

     LOAN PAPERS means (a) this Agreement, the Notes, the Collateral Documents, LCs and LC Agreements, (b) all agreements, documents, or instruments in favor of Agents or Lenders ever delivered pursuant to this Agreement or otherwise delivered in connection with all or any part of the Obligation, (c) any Financial Hedge between any Company or Guarantor and any Lender or any Affiliate of any Lender, and (d) any and all future renewals, extensions, restatements, reaffirmations, or amendments of, or supplements to, all or any part of the foregoing.

     MANAGING AGENTS means, collectively, CoBank, ACB; Barclays Bank PLC; and PNC Bank, National Association.

     MATERIAL ADVERSE EVENT means any set of one or more circumstances or events which, individually or collectively, could reasonably be expected to result in any (a) material impairment of the ability of any Company or any Guarantor to perform any of its payment or other material obligations under the Loan Papers or the ability of Administrative Agent or any Lender to enforce any such obligations or any of their respective Rights under the Loan Papers,
(b) material and adverse effect on the business, properties, condition (financial or otherwise) or results of operations of any Company or any Guarantor, either singly or in the aggregate, or (c) Default or Potential Default.

     MAXIMUM ACQUISITION COMMITMENT means an amount (subject to reduction or cancellation as herein provided) equal to $75,000,000.

     MAXIMUM AMOUNT and MAXIMUM RATE respectively mean, for each Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest which, under applicable Law, such Lender is permitted to contract for, charge, take, reserve, or receive on the Obligation.

     MULTIEMPLOYER PLAN means a multiemployer plan as defined in SECTIONS 3(37) or 4001(a)(3) of ERISA or SECTION 414(f) of the Code to which any Company or any ERISA Affiliate is making, or has made, or is accruing, or has accrued, an obligation to make contributions.

     NATIONSBANK means NationsBank of Texas, N.A., in its individual capacity as a Lender, and its successors and assigns.

     NET CASH PROCEEDS means (a) with respect to any Significant Sale, cash (freely convertible into Dollars) received, on or after the date of consummation of such Significant Sale, by any Company from such Significant Sale, after
(i) deduction of Assumed Taxes, (ii) payment of all usual and customary brokerage commissions and all other reasonable fees and expenses related to such Significant Sale (including, without limitation, reasonable attorneys' fees and closing costs incurred in connection with such Significant Sale),
(iii) deduction of appropriate amounts to be provided by Borrower or any Company as a reserve, in accordance with GAAP, against any liabilities retained by any Company after such Significant

Sale, which liabilities are associated with the asset or assets being sold, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such Significant Sale, and (iv) deduction for the amount of any Debt (other than the Obligation) secured by the respective asset or assets being sold, which Debt is required to be repaid as a result of such Significant Sale; (b) with respect to any incurrence of Debt, cash (freely convertible in to Dollars) received, on or after the date of incurrence of such Debt, by any Company from the incurrence of such Debt after (i) payment of all reasonable attorneys' fees and usual and customary underwriting commissions, closing costs, and other reasonable expenses associated with such incurrence of Debt, (ii) deduction of all deposits, escrow amounts, or other reserves required to be maintained by any Company in connection with such Debt, and (iii) deductions for the amount of any other Debt (other than the Obligation) which is required to be repaid concurrently with or otherwise as a result of the incurrence of such Debt; and (c) with respect to any Equity Issuance, cash (freely convertible into Dollars) (including any cash received by way of deferred payment pursuant to a promissory note, or otherwise, but only as and when received) received, on or after the date of such Equity Issuance, by the Borrower from such Equity Issuance, net of usual and customary transaction costs and expenses and Assumed Taxes.

     NOTES means, at the time of any determination thereof, all outstanding and unpaid Revolver Notes and Acquisition Notes.

     NOTICE OF BORROWING is defined in SECTION 2.5(a).

     NOTICE OF CONVERSION is defined in SECTION 3.10.

     NOTICE OF LC is defined in SECTION 2.2(a).

     OBLIGATION means all present and future indebtedness, liabilities, and obligations, and all renewals and extensions thereof, or any part thereof, now or hereafter owed to Administrative Agent, any other Agent, any Lender, or any Affiliate of any Lender by any Company or Guarantor arising from, by virtue of, or pursuant to any Loan Paper, TOGETHER WITH all interest accruing thereon, fees, costs, and expenses (including, without limitation, all attorneys' fees and expenses incurred in the enforcement or collection thereof) payable under the Loan Papers.

     OPERATING CASH FLOW means, for any Person, as calculated at any date of determination with respect to the most recently ended Rolling Period (unless otherwise indicated), the SUM (without duplication and without giving effect to any extraordinary losses or gains during such period) of (a) pre-tax income or deficit during such period, PLUS (b) to the extent already deducted in computing such pre-tax income, (i) Interest Expense during such period and
(ii) depreciation, amortization, and other non-cash expense items during such period, LESS (c) interest and dividend income, LESS (d) reductions in deferred taxes, LESS (e) other non-cash components of income. In determining the Operating Cash Flow of the Companies, such amount shall be adjusted, as required, with respect to Cellular Partnerships to take into account any minority ownership when (and only when) intercompany Debt to Borrower from such Cellular Partnership has been repaid in full; PROVIDED THAT, to the extent that Borrower has extended financing to any Cellular Partnership or any Cellular Partnership Obligor which is not 100% owned by Borrower and SO LONG AS such financing has not been repaid in full, then 100% of the Operating Cash Flow of such Cellular Partnership or such Cellular Partnership Obligor for the applicable period of determination shall be included in Operating Cash Flow.
The provision for income taxes and reductions in deferred taxes shall be adjusted in accordance with the Tax Sharing Agreement. In determining Operating Cash Flow of the Companies, such amount shall be calculated after giving effect to Acquisitions and divestitures of Companies permitted by the Loan Papers during such period as if such transactions had occurred on the first day of such period, regardless of whether the effect is positive or negative. In the case of any Permitted Acquisition during any period of calculation, Operating Cash Flow of the Companies shall, for the purposes of the foregoing calculations, be adjusted to give effect to such Permitted Acquisition, as if such Permitted Acquisition occurred on the first day of such period, by increasing, if positive, or decreasing, if negative, the Operating Cash Flow of the Companies by the Operating Cash Flow of such newly-acquired business during such period of calculation occurring prior to the date of such Permitted Acquisition. In the case of any Company being sold, transferred, or otherwise disposed of by any Company as permitted under the Loan Papers (a "PERMITTED DISPOSITION") during any period of calculation, Operating Cash Flow shall, for the purposes of the foregoing calculations, be adjusted to give effect to such Permitted Disposition, as if such Permitted Disposition occurred on the first day of such period, by decreasing, if positive, or increasing, if negative, the Operating Cash Flow of the Companies by the Operating Cash Flow of such newly-sold Companies during such period prior to the date of the Permitted Disposition.

     PARTICIPANT is defined in SECTION 13.13(e).

     PARTICIPATION CERTIFICATE is defined in SECTION 9.20(j).

     PBGC means the Pension Benefit Guaranty Corporation, or any successor thereof, established pursuant to ERISA.

     PCS SYSTEMS means the wireless cellular communication systems offering "PERSONAL COMMUNICATION SERVICES" authorized under PART 24 of the FCC Rules (47 C.F.R. Section 24.1 ET SEQ).

     PERMITTED ACQUISITION means:

          (a) The Acquisitions of Texas 16 RSA, California 4 RSA, and, at Borrower's option, Santa Cruz MSA, SO LONG AS any such Acquisition from Communications shall be made in compliance with the Communications Bond Debt;

          (b) Acquisitions by any Company of businesses which are engaged in the domestic cellular industry, with respect to which each of the following requirements shall have been satisfied:

               (i) For so long as the Total Leverage Ratio (calculated after giving pro forma effect to any proposed Acquisition) is greater than
          8.50 to 1.00, the purchase price for such Acquisition must be less than or equal to $75,000,000;

               (ii) as of the closing of any Acquisition, the Acquisition has been approved and recommended by the board of directors of the Person to be acquired or from which such business is to be acquired;

               (iii) not less than 30 Business Days prior to the closing of any Acquisition, Borrower shall have delivered to Administrative Agent a Permitted Acquisition Compliance Certificate, demonstrating pro forma compliance with the terms and conditions of the Loan Papers, after giving effect to the Acquisition, including (A) pro forma income and balance sheet projections for the Companies (after giving effect to the Acquisition), and (B) ten year cash flow projections for the Acquisition demonstrating compliance with the Companies' applicable financial covenants and debt amortization schedules;

               (iv) prior to consummation of any Acquisition, Borrower shall have satisfied the conditions precedent set forth in SECTION 7.2;

               (v) as of the closing of any Acquisition, after giving effect to such Acquisition, the acquiring party must be Solvent and the Companies, on a consolidated basis, must be Solvent;

               (vi) as of the closing of any Acquisition, no Default or Potential Default shall exist or occur as a result of, and after giving effect to, such Acquisition; and

               (vii) as of the closing of any Acquisition, (A) if such Acquisition is structured as a merger, Borrower, (or if such merger is with any Subsidiary of Borrower, then such Subsidiary) must be the surviving entity after giving effect to such merger; and (B) if such Acquisition is structured as a stock/equity acquisition, the acquiring Company shall own not less than a 75% interest in the entity being acquired; or

          (c) any other Acquisition for which the prior written consent of Required Lenders has been obtained.

     PERMITTED ACQUISITION COMPLIANCE CERTIFICATE means a certificate signed by a Responsible Officer of Borrower, substantially in the form of EXHIBIT E-2.

     PERMITTED ACQUISITION LOAN CLOSING CERTIFICATE means a certificate signed by a Responsible Officer of Borrower, substantially in the form of EXHIBIT E-3.

     PERMITTED DEBT means Debt permitted under SECTION 9.12 as described in such Section.

     PERMITTED LIENS means Liens permitted under SECTION 9.13 as described in such Section.

     PERSON means any individual, entity, or Governmental Authority.

     POTENTIAL DEFAULT means the occurrence of any event or existence of any circumstance which, with the giving of notice or lapse of time or both, would become a Default.

     PREFERRED STOCK means the Senior Exchangeable Preferred Stock issued by Communications which is mandatorily redeemable in 2008, together with additional Preferred Stock issued in lieu of dividends on such Preferred Stock, all as more particularly described in that certain Offering Memorandum issued January 5, 1998 by Communications.

     PRIME RATE means the per annum rate of interest established from time to time by NationsBank of Texas, N.A., as its prime rate, which rate may not be the lowest rate of interest charged by NationsBank of Texas, N.A. to its customers.

     PRINCIPAL DEBT means, at the time of any determination thereof, the sum of the Revolver Principal Debt and the Acquisition Principal Debt.

     PRO FORMA DEBT SERVICE means, on any date of determination, calculated for the Companies on a consolidated basis, the SUM of (a) Pro Forma Interest Expense determined as of such date of determination, PLUS (b) principal payments scheduled to be made on Total Debt for the twelve months following the date of determination and with respect to the Principal Debt, the difference between the outstanding Principal Debt on any date of determination, and the amount to which the Total Commitment is to be reduced within twelve months.

     PRO FORMA INTEREST EXPENSE means, on any date of determination with respect to the most recently ended Rolling Period (the "SUBJECT PERIOD"), calculated for the Companies on a consolidated basis, the SUM of the results of the following calculation made separately with respect to each Borrowing and each other loan or other evidence of Debt of any Company (each a "SUBJECT LOAN") for the purposes hereof):

          {[A + B] /2} x C

     where:

          A    =    The aggregate outstanding principal Debt under the Subject
                    Loan at the beginning of the Subject Period.

          B    =    The aggregate outstanding principal Debt under the Subject
                    Loan, at the end of the Subject Period, taking into account all scheduled principal payments and any required commitment reductions within such Subject Period.

          C    =    With respect to the Subject Loan, the applicable interest
                    rate thereon determined as the rate in effect on the date of determination.

     PRO RATA or PRO RATA PART, for each Lender, means (a) for purposes of any commitment to fund (or to purchase participations pursuant to SECTION 2.2) in respect of the Revolver Facility or the L/C Subfacility, respectively, the percentage stated opposite such Lender's name as set forth on SCHEDULE 2.1 or on the most recently amended SCHEDULE 2.1, if any, prepared by Administrative Agent pursuant to SECTION 13.13, (b) for purposes of any commitment to fund in respect of the Acquisition Facility, the percentage that such Lender's Acquisition Commitment for any Acquisition Loan bears to the aggregate Acquisition Commitments of all Lenders with respect to such Acquisition Loan, (c) for purposes of sharing any amount or fee payable to any Lender in respect of the Revolver Facility, the L/C Subfacility, or the Acquisition Facility, respectively, the proportion (whether held directly or through a participation therein pursuant to SECTION 2.2 and determined after giving effect thereto) which the portion of the Revolving Principal Debt, Acquisition Principal Debt, or LC Exposure, as applicable, owed to such Lender bears to the Revolving Principal Debt, Acquisition Principal Debt, or LC Exposure, as applicable, owed to all Lenders at the time in question, and (d) for all other purposes, the proportion which the portion of the Principal Debt owed to such Lender bears to the Principal Debt owed to all Lenders at the time in question, or if no Principal Debt is outstanding, then the proportion that the aggregate of such Lender's Committed Sums under the Revolver Facility and the Acquisition Facility bears to the Total Commitment then in effect.

     PUC means any state or local regulatory agency or governmental authority that exercises jurisdiction over the rates or services or the ownership, construction, or operation of network facilities or telecommunications systems or over Persons who own, construct, or operate network facilities or telecommunications systems.

     REGISTER is defined in SECTION 13.13(c).

     REGULATION D means Regulation D of the Board of Governors of the Federal Reserve System, as amended.

     REGULATION U means Regulation U of the Board of Governors of the Federal Reserve System, as amended.

     RELEASE means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposal, deposit, dispersal, migrating, or other movement into the air, ground, or surface water, or soil.

     REPORTABLE EVENT shall have the meaning specified in SECTION 4043 of ERISA or the regulations issued thereunder in connection with an Employee Plan, excluding events for which the notice requirement is waived under applicable PBGC regulations other than those events described in SECTIONS 2615.11, 2615.15 and 2615.19 of such regulations, including each such provision as it may subsequently be renumbered.

     REPRESENTATIVES means representatives, officers, directors, employees, attorneys, and agents.

     REQUIRED LENDERS means (a) on any date of determination prior to termination of the Total Commitment, those Lenders holding 51% or more of the Total Commitment, or (b) on any date of determination occurring after the Total Commitment has terminated, those Lenders holding 51% or more of the outstanding Principal Debt.

     RESERVE REQUIREMENT means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against, in the case of Eurodollar Rate Borrowings, "EUROCURRENCY LIABILITIES" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (b) any category of extensions of credit or other assets which include Eurodollar Rate Borrowings. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

     RESPONSIBLE OFFICER means the chairman, president, chief executive officer, chief financial officer, senior vice president, or treasurer of Borrower, or, for all purposes under the Loan Papers, any other officer designated from time to time by the Board of Directors of Borrower, which designated officer is acceptable to Administrative Agent.

     RESTRICTED PAYMENTS means: (a) redemptions, repurchases, dividends, and distributions of any kind in respect of Borrower's or Communications' capital stock (including without limitation any class of common or preferred shares);
(b) Distributions of any kind in respect of partnership interests of any Company that is a Cellular Partnership or Cellular Partnership Obligor; and (c) payments of principal and interest on, and any redemptions or repurchases of, Subordinated Debt.

     RESTRICTED SUBSIDIARY means, at any time of determination, all Subsidiaries of Communications, OTHER THAN Unrestricted Subsidiaries.

     REVOLVER COMMITMENT means an amount (subject to reduction or cancellation as herein provided) equal to $120,000,000.

     REVOLVER COMMITMENT USAGE means, at the time of any determination thereof, the SUM of (a) the aggregate Revolver Principal Debt PLUS, WITHOUT DUPLICATION,
(b) the LC Exposure.

     REVOLVER FACILITY means the credit facility as described in and subject to the limitations set forth in SECTION 2.1 hereof.

     REVOLVER NOTE means a promissory note in substantially the form of EXHIBIT A-1, and all renewals and extensions of all or any part thereof.

     REVOLVER PRINCIPAL DEBT means, on any date of determination, the aggregate unpaid principal balance of all Borrowings under the Revolver Facility, together with the aggregate unpaid reimbursement obligations of Borrower in respect of drawings of drafts under any LC.

     RIGHTS means rights, remedies, powers, privileges, and benefits.

     ROLLING PERIOD means, on any date of determination, the most recent four fiscal quarters ended on March 31, June 30, September 30, or December 31 (as the case may be).

     SCHEDULE means, unless specified otherwise, a schedule attached to this Agreement, as the same may be supplemented and modified from time to time in accordance with the terms of the Loan Papers.

     SENIOR LEVERAGE RATIO means, at any date of determination thereof, the ratio of (a) Total Debt outstanding to (b) Operating Cash Flow, all calculated for the Companies on a consolidated basis.

     SIGNIFICANT SALE means any sale, lease, transfer, or other disposition of any property or assets (tangible or intangible) by any Company to any other Person (other than any sale, lease, transfer, or other disposition contemplated by SECTIONS 9.23(a) through (e)) with respect to which the Net Cash Proceeds realized by the Companies for such asset disposition (or when aggregated with the Net Cash Proceeds from all such other asset dispositions occurring in the same calendar year) equals or exceeds $1,000,000.

     SOLVENT means, as to a Person, that (a) the aggregate fair market value of such Person's assets exceeds its liabilities (whether contingent, subordinated, unmatured, unliquidated, or otherwise), (b) such Person has sufficient cash flow to enable it to pay its Debts as they mature, and (c) such Person does not have unreasonably small capital to conduct such Person's businesses.

     SUBORDINATED DEBT means any Debt of any Company subordinated to the Obligation, in form and substance satisfactory to Administrative Agent.

     SUBSIDIARY of any Person means (a) any entity of which an aggregate of more than 50% (in number of votes) of the stock is owned of record or beneficially, directly or indirectly, by such Person, or (b) any partnership (limited or general) of which such Person shall at any time be the general partner or own fifty percent (50%) or more of the issued and outstanding partnership interests.

     SYNDICATION AGENT means, collectively, First Union National Bank and its respective permitted successors or assigns as "SYNDICATION AGENT" under this Agreement.

     SYSTEM means individually, and SYSTEMS means collectively, the wireless cellular communication systems and personal communication systems, now or hereafter owned, operated, or managed by the Companies.

     TAX SHARING AGREEMENT means that certain consolidated income tax payment agreement dated February 28, 1997, entered into between Communications and its Subsidiaries.

     TAXES means, for any Person, taxes, assessments, or other governmental charges or levies imposed upon such Person, its income, or any of its properties, franchises, or assets.

     TERM CONVERSION DATE means the "TERM CONVERSION DATE" as such term is defined in the 364-Day Facility.

     TERMINATION DATE means the EARLIER of (a) June 30, 2006, and (b) the effective date of any other termination or cancellation of Lenders' commitments to lend under, and in accordance with, this Agreement.

     TOTAL ACQUISITION COMMITMENT means the aggregate Acquisition Commitments of all Lenders with respect to all Acquisition Loans under the Acquisition Facility.

     TOTAL COMMITMENT means, on any date of determination, the sum of all Committed Sums for all Lenders in respect of the Revolver Facility and the Total Acquisition Commitment (as the same may have been reduced or canceled as provided in the Loan Papers) then in effect.

     TOTAL DEBT means (without duplication), as of any date of determination with respect to any Person, the sum of all obligations for borrowed money, all payments required under non-compete agreements, capital lease obligations, amounts required under installment sales purchases, all debt or other financial obligations of others guaranteed by such Person, and any amounts for which such Person is contingently liable to provide, as equity or debt, advances to other Persons; PROVIDED, HOWEVER, that in any calculation of Total Debt of Borrower, any Subordinated Debt owed by Borrower to Communications shall be excluded from the calculation of Total Debt for Borrower.

     TOTAL LEVERAGE RATIO means, at any date of determination thereof, the ratio of (a) Consolidated Total Debt to (b) Consolidated Operating Cash Flow.

     TRIGGERING EVENT means the occurrence of any Default, other than a Default resulting from the breach of any representation or warranty set forth in
SECTION 8; PROVIDED, HOWEVER, that any Default which results from Borrower's failure to comply with the financial covenants in SECTION 9.30, and which restricts dividends or distributions from Borrower to Communications, shall only constitute a TRIGGERING EVENT to the extent of pro forma non-compliance with the financial covenants on the terms as specified in SECTION 9.30 on the Closing Date, notwithstanding any future amendments or modifications of such provisions.

     TYPE means any type of Borrowing determined with respect to the interest option applicable thereto.

     UNRESTRICTED SUBSIDIARY means, with respect to Communications, at any time of determination thereof, (a) Borrower and its Subsidiaries; (b) Dobson Wireline Company and its Subsidiaries; (c) any Subsidiary designated from time to time by the Board of Directors of Communications as an "UNRESTRICTED

SUBSIDIARY"; and (d) any Subsidiary of an Unrestricted Subsidiary; PROVIDED, THAT the Board of Directors may make such designation of an "UNRESTRICTED SUBSIDIARY" only if (i) such Unrestricted Subsidiary does not own any capital stock of Communications, Borrower, or a Restricted Subsidiary and does not hold a Lien on any assets of Communications, Borrower, or any Restricted Subsidiary; (ii) any guaranties or credit support issued by Communications or any Restricted Subsidiary with respect to obligations of the Unrestricted Subsidiary shall be included in calculations of Consolidated Total Debt, on and after the date such Subsidiary is designated as an "UNRESTRICTED SUBSIDIARY"; (iii) any Debt owed by Communications or any Restricted Subsidiary to the Unrestricted Subsidiary shall be included in the calculation of Consolidated Total Debt, on and after the date such Subsidiary is designated as an "UNRESTRICTED SUBSIDIARY"; and (iv) after giving pro forma effect to such designation, no Default or Potential Default exists or arises as a result thereof.

     VOTING STOCK means securities (as such term is defined in SECTION 2(1) of the Securities Act of 1933, as amended) of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

     WHOLLY-OWNED when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (EXCEPT shares required as directors' qualifying shares) shall be owned by Borrower or one or more of its Wholly-owned Subsidiaries.

     1.2 NUMBER AND GENDER OF WORDS; OTHER REFERENCES. Unless otherwise specified in the Loan Papers, (a) where appropriate, the singular includes the plural and VICE VERSA, and words of any gender include each other gender, (b) heading and caption references may not be construed in interpreting provisions,
(c) monetary references are to currency of the United States of America, (d) section, paragraph, annex, schedule, exhibit, and similar references are to the particular Loan Paper in which they are used, (e) references to "TELECOPY," "FACSIMILE," "FAX," or similar terms are to facsimile or telecopy transmissions,
(f) references to "INCLUDING" mean including without limiting the generality of any description preceding that word, (g) the rule of construction that references to general items that follow references to specific items are limited to the same type or character of those specific items is not applicable in the Loan Papers, (h) references to any Person include that Person's heirs, personal representatives, successors, trustees, receivers, and permitted assigns, (i) references to any Law include every amendment or supplement to it, rule and regulation adopted under it, and successor or replacement for it, and (j) references to any Loan Paper or other document include every renewal and extension of it, amendment and supplement to it, and replacement or substitution for it.

     1.3 ACCOUNTING PRINCIPLES. All accounting and financial terms used in the Loan Papers and the compliance with each financial covenant therein shall be determined in accordance with GAAP, and, all accounting principles shall be applied on a consistent basis so that the accounting principles in a current period are comparable in all material respects to those applied during the preceding comparable period. If Borrower or any Lender determines that a change in GAAP from that in effect on the date hereof has altered the treatment of certain financial data to its detriment under this Agreement, such party may, by written notice to the others and Administrative Agent not later than ten (10) days after the effective date of such change in GAAP, request renegotiation of the financial covenants affected by such change. If the Borrower and Required Lenders have not agreed on revised covenants within thirty (30) days after delivery of such notice, then, for purposes of this Agreement, GAAP will mean generally accepted accounting principles on the date just prior to the date on which the change that gave rise to the renegotiation occurred.

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

SECTION 2 BORROWING PROVISIONS.

     2.1 COMMITMENTS. Subject to and in reliance upon the terms, conditions, representations, and warranties in the Loan Papers, each Lender severally and not jointly agrees to lend to Borrower such Lender's Pro Rata Part of one or more Borrowings under the Revolver Facility not to exceed such Lender's Committed Sum under the Revolver Facility, which, may be repaid and reborrowed from time to time in accordance with the terms and provisions of the Loan Papers; PROVIDED THAT, (a) each such Borrowing must occur on a Business Day and no later than the Business Day immediately preceding the Termination Date;
(b) each such Borrowing shall be in an amount not less than $5,000,000 or a greater integral multiple of $1,000,000; and (c) on any date of determination, the Revolver Commitment Usage shall never exceed the Revolver Commitment.

     2.2  LC SUBFACILITY UNDER REVOLVER FACILITY.

          (a) Subject to the terms and conditions of this Agreement and applicable Law, Administrative Agent agrees to issue LCs upon Borrower's application therefor (denominated in Dollars) by delivering to Administrative Agent a properly completed notice (a "NOTICE OF LC," substantially in the form of EXHIBIT B-3) and an LC Agreement with respect thereto no later than 10:00 a.m. Dallas, Texas time three Business Days before such LC is to be issued; PROVIDED THAT, (i) on any date of determination and after giving effect to any LC to be issued on such date, the Revolver Commitment Usage shall never exceed the Revolver Commitment then in effect, (ii) on any date of determination and after giving effect to any LC to be issued on such date, the LC Exposure shall never exceed $20,000,000, (iii) at the time of issuance of such LC, no Default or Potential Default shall have occurred and be continuing, and (iv) each LC must expire NO LATER than the EARLIER of the thirtieth (30th) day prior to the Termination Date or one year from its issuance; PROVIDED THAT, any LC may provide for automatic renewal for successive twelve month periods (but no renewal period may extend beyond the thirtieth (30th) day prior to the Termination Date) unless Administrative Agent has given prior notice to the applicable beneficiary of its election not to extend such LC.

          (b) Immediately upon the issuance by Administrative Agent of any LC, Administrative Agent shall be deemed to have sold and transferred to each other Lender, and each other such Lender shall be deemed irrevocably and unconditionally to have purchased and received from Administrative Agent, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Pro Rata Part, in such LC, and all Rights of Administrative Agent in respect thereof (OTHER THAN Rights to receive certain fees provided for in SECTION 2.2(c)). Upon the issuance, renewal, or extension of an LC, Administrative Agent shall provide copies of such LC to each other Lender.

          (c) In order to induce Administrative Agent to issue and maintain LCs and Lenders to participate therein, Borrower agrees to pay or reimburse Administrative Agent (i) on the date on which any draft is presented under any LC, the amount of any draft paid or to be paid by Administrative Agent and (ii) promptly, upon demand, the amount of any fees (in addition to the fees described in SECTION 5) which Administrative Agent customarily charges to a Person similarly situated in the ordinary course of its business for amending LC Agreements, for honoring drafts, and taking similar action in connection with letters of credit; PROVIDED THAT, (x) if Borrower has not reimbursed Administrative Agent for any drafts paid or to be paid within 24 hours of demand therefor by Administrative Agent, Administrative Agent is hereby irrevocably authorized to fund such reimbursement obligations as a Borrowing under the Revolver Facility to the extent of availability under the Revolver Facility, and the proceeds of such Borrowing under the Revolver Facility shall be advanced directly to Administrative Agent in payment of Borrower's reimbursement obligation with respect to the draft under the LC; and (y) if for any reason, funds are not advanced pursuant to the Revolver Facility, then Borrower's reimbursement obligation shall continue to be due and payable.
     Borrower's obligations under this SECTION 2.2(c) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment which Borrower may have at any time against Administrative Agent or any other Person, and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances: (A) any lack of validity or enforceability of this Agreement or any of the Loan Papers; (B) the existence of any claim, setoff, defense, or other Right which Borrower may have at any time against a beneficiary named in a LC, any transferee of any LC (or any Person for whom any such transferee may be acting), Administrative Agent, any Lender, or any other Person, whether in connection with this Agreement, any LC, the transactions contemplated herein, or any unrelated transactions (including any underlying transaction between Borrower and the beneficiary named in any such LC); (C) any draft, certificate, or any other document presented under the LC proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; and (D) the occurrence of any Potential Default or Default. To the extent any funding of a draft has been made by Lenders pursuant to SECTION 2.2(e) or under the Revolver Facility, Administrative Agent shall promptly distribute any such payments received from Borrower with respect to such draft to all Lenders funding such draft according to their ratable share. Interest on any amounts remaining unpaid by Borrower (and unfunded by a Borrowing under the Revolver Facility) under this clause at any time from and after the date such amounts become payable until paid in full shall be payable by Borrower to Administrative Agent at the Default Rate. In the event any payment by Borrower received by Administrative Agent with respect to an LC and distributed to Lenders on account of their participations therein is thereafter set aside, avoided, or recovered from Administrative Agent in connection with any receivership, liquidation, or bankruptcy proceeding, each Lender which received such distribution shall, upon demand by Administrative Agent, contribute such Lender's ratable portion of the amount set aside, avoided, or recovered, TOGETHER WITH interest at the rate required to be paid by Administrative Agent upon the amount required to be repaid by it.

          (d) If any draft shall be presented for honor under any LC, Administrative Agent shall promptly notify Borrower of the date and amount of such draft; PROVIDED THAT, failure to give any such notice shall not affect the obligations of Borrower hereunder. Administrative Agent shall make payment upon presentment of a draft for honor unless it appears that presentment on its face does not comply with the terms of such LC, regardless of whether (i) any default or potential default under any other agreement has occurred and (ii) the obligations under any other agreement have been performed by the beneficiary or any other Person (and Administrative Agent shall not be liable for any obligation of any Person thereunder). Administrative Agent and Lenders shall not be responsible for, and Borrower's reimbursement obligations for honored drafts shall not be affected by, any matter or event whatsoever (including, without limitation, the validity or genuineness of documents or of any endorsements thereof, even if such documents should in fact prove to be in any respect invalid, fraudulent, or forged), or any dispute among any Company, the beneficiary of any LC, or any other Person to whom any LC may be transferred, or any claims whatsoever of any Company against any beneficiary of any LC or any such transferee; PROVIDED THAT, nothing in this Agreement shall constitute a waiver of Borrower's Rights to assert any claim based upon the gross negligence or wilful misconduct of Administrative Agent or any Lender.

          (e) If Borrower fails to reimburse Administrative Agent as provided in SECTION 2.2(c) within 24 hours of the demand therefor by Administrative Agent, Administrative Agent shall promptly notify each Lender of such failure, of the date and amount of the draft paid, and of such Lender's Pro Rata Part thereof. Each Lender shall promptly and unconditionally make available to Administrative Agent in immediately available funds such Lender's Pro Rata Part of such unpaid reimbursement obligation, which funds shall be paid to Administrative Agent on or before the close of business on the Business Day on which such notice was given by Administrative Agent (if given prior to 1:00 p.m., Dallas, Texas time) or on the next succeeding Business Day (if notice was given after 1:00 p.m., Dallas, Texas time).
     All such amounts payable by any such Lender shall include interest thereon accruing at the Federal Funds Rate from the day the applicable draft is paid by Administrative Agent to (but not including) the date such amount is paid by such Lender to Administrative Agent. The obligations of Lenders to make payments to Administrative Agent with respect to LCs shall be irrevocable and not subject to any qualification or exception whatsoever (other than the gross negligence or wilful misconduct of Administrative Agent) and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances: (i) any lack of validity or enforceability of this Agreement or any of the Loan Papers; (ii) the existence of any claim, setoff, defense, or other Right which Borrower may have at any time against a beneficiary named in a LC, any transferee of any LC (or any Person for whom any such transferee may be acting), Administrative Agent, any Lender, or any other Person, whether in connection with this Agreement, any LC, the transactions contemplated herein, or any unrelated transactions (including any underlying transaction between Borrower and the beneficiary named in any such LC); (iii) any draft, certificate, or any other document presented under the LC proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; and (iv) the occurrence of any Potential Default or Default.

          (f) Borrower acknowledges that each LC will be deemed issued upon delivery to its beneficiary or Borrower. If Borrower requests any LC be delivered to Borrower rather than the beneficiary, and Borrower subsequently cancels such LC, Borrower agrees to return it to Administrative Agent together with Borrower's written certification that it has never been delivered to such beneficiary. If any LC is delivered to its beneficiary pursuant to Borrower's instructions, no cancellation thereof by Borrower shall be effective without written consent of such beneficiary to Administrative Agent and return of such LC to Administrative Agent. Borrower hereby agrees that if Administrative Agent becomes involved in any dispute as a result of Borrower's cancellation of any LC, it shall indemnify Administrative Agent and Lenders for all losses, costs, damages, expenses, and reasonable attorneys' fees suffered or incurred by Administrative Agent and Lenders as a direct result thereof.

          (g) Administrative Agent agrees with each Lender that it will exercise and give the same care and attention to each LC as it gives to its other letters of credit, and Administrative Agent's sole liability to each Lender with respect to such LCs (OTHER THAN liability arising from the gross negligence or willful misconduct of Administrative Agent) shall be to distribute promptly to each Lender who has acquired a participating interest therein such Lender's ratable portion of any payments made to Administrative Agent by Borrower pursuant to SECTION 2.2(c). Each Lender and Borrower agree that, in paying any draw under any LC, Administrative Agent shall not have any responsibility to obtain any document (OTHER THAN any documents required by the respective LC) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person delivering any such document. Administrative Agent, Lenders, and their respective Representatives shall not be liable to any other Lender or any Company for the use which may be made of any LC or for any acts or omissions of any beneficiary thereof in connection therewith. Any action, inaction, error, delay, or omission taken or suffered by Administrative Agent or any of its Representatives under or in connection with any LC, the draws, drafts, or documents relating thereto, or the transmission, dispatch, or delivery of any message or advice related thereto, if in good faith and in conformity with such Laws as Administrative Agent or any of its Representatives may deem applicable and in accordance with the standards of care specified in the UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS issued by the International Chamber of Commerce, as in effect on the date of issue of such LC, shall be binding upon the Companies and Lenders and shall not place Administrative Agent or any of its Representatives under any resulting liability to any Company or any Lender. Any action taken or omitted to be taken by Administrative Agent under or in connection with any LC if taken or omitted in the absence of gross negligence or wilful misconduct shall not create for Administrative Agent any resulting liability to any Lender or any Company.

          (h) On the Termination Date or upon any demand by Administrative Agent upon the occurrence and during continuance of a Default, Borrower shall provide to Administrative Agent, for the benefit of Lenders, (i) cash collateral in an amount equal to 110% of the LC Exposure existing on such date, such cash and all interest thereon shall constitute cash collateral for all LCs, and (ii) such additional cash collateral as Administrative Agent may from time to time require, so that the cash collateral amount shall at all times equal or exceed 110% the LC Exposure.

          (i) Any cash collateral deposited under CLAUSE (i) above, and all interest earned thereon, shall be held by Administrative Agent and invested and reinvested at the expense and the written direction of Borrower, in U.S. Treasury Bills with maturities of no more than ninety (90) days from the date of investment.

          (j) IN ADDITION TO AMOUNTS PAYABLE AS ELSEWHERE PROVIDED IN THIS AGREEMENT, BORROWER HEREBY AGREES TO PROTECT, INDEMNIFY, PAY, AND SAVE ADMINISTRATIVE AGENT AND EACH LENDER HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, DAMAGES, OR LOSSES OF, OR OWED TO THIRD PARTIES, AND ANY AND ALL RELATED COSTS, CHARGES, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES, INCLUDING ALLOCATED COSTS OF INTERNAL COUNSEL), WHICH ADMINISTRATIVE AGENT, OR ANY LENDER MAY INCUR OR BE SUBJECT TO AS A CONSEQUENCE, DIRECT OR INDIRECT, OF (A) THE ISSUANCE OF ANY LC, OR (B) THE FAILURE OF ADMINISTRATIVE AGENT TO HONOR A DRAFT UNDER SUCH LC AS A RESULT OF ANY ACT OR OMISSION, WHETHER RIGHTFUL OR WRONGFUL, OF ANY PRESENT OR FUTURE GOVERNMENTAL AUTHORITY; PROVIDED THAT, BORROWER SHALL HAVE NO LIABILITY TO INDEMNIFY ADMINISTRATIVE AGENT OR ANY LENDER IN RESPECT OF ANY LIABILITY ARISING OUT OF THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF SUCH PARTY OR ANY REPRESENTATIVES OF SUCH PARTY. THE PROVISIONS OF AND UNDERTAKINGS AND INDEMNIFICATIONS SET FORTH IN THIS SECTION 2.2(i) SHALL SURVIVE THE SATISFACTION AND PAYMENT OF THE OBLIGATION AND TERMINATION OF THIS AGREEMENT.

          (k) Although referenced in any LC, terms of any particular agreement or other obligation to the beneficiary are not in any manner incorporated herein. The fees and other amounts payable with respect to each LC shall be as provided in this Agreement, drafts under any LC shall be deemed part of the Obligation, and in the event of any conflict between the terms of this Agreement and any LC Agreement, the terms of this Agreement shall be controlling.

     2.3  ACQUISITION REVOLVER FACILITY.

          (a) At any time when the Revolver Commitment Usage is equal to or greater than 66-2/3% of the Revolver Commitment then in effect and SO LONG AS no Default has occurred and is continuing, Borrower may request from time to time, subject to the terms and conditions hereof, that Lenders commit to make Borrowings to Borrower under a revolving acquisition loan (an "ACQUISITION LOAN"), which Borrowings shall not, in the aggregate, exceed the Maximum Acquisition Commitment, by giving written notice thereof to Administrative Agent (an "ACQUISITION CREDIT REQUEST"), (i) specifying therein the amount of the requested Acquisition Loan under the Acquisition Facility which must be in an amount of not less than $25,000,000 or a greater integral multiple thereof; PROVIDED, HOWEVER, that after giving effect to such Acquisition Loan, the Acquisition Principal Debt shall not exceed the Total Acquisition Commitment or the Maximum Acquisition Commitment, (ii) identifying the proposed Acquisition to be financed in whole or in part by the Acquisition Loan and verifying that such proposed Acquisition satisfies the criteria for a Permitted Acquisition, and
     (iii) designating the date on or before which the proposed Acquisition will be consummated. Such Acquisition Credit Request shall be accompanied by the financial information required by SECTION 2.3(b). Upon receipt of any such Acquisition Credit Request, the financial information required by
     SECTION 2.3(b), and such other information as the Administrative Agent shall reasonably request in connection therewith, and after the determination by the Administrative Agent that the proposed Acquisition satisfies the criteria (which shall be within 10 Business Days after receipt of all such information by the Administrative Agent), the Administrative Agent shall promptly notify the Lenders thereof. No Lender shall be obligated to commit to any Acquisition Credit Request.

          (b) Together with each Acquisition Credit Request, Borrower shall deliver to Administrative Agent, with sufficient copies for each Lender, pro forma financial statements for the preceding four fiscal quarters of Borrower for which Financial Statements have been delivered to the Lenders pursuant to SECTIONS 9.3(a) and (b), giving effect to the proposed Acquisition, consisting of a consolidated balance sheet as at the end of such most recently-ended fiscal quarter of Borrower and the related consolidated statements of operations and cash flows for such period of four fiscal quarters and the notes related thereto, together with a pro forma Compliance Certificate, giving effect to such proposed Acquisition. Borrower shall also deliver to each Lender such additional information as Administrative Agent or any Lender shall request. Within thirty (30) calendar days after receipt of any Acquisition Credit Request, each Lender interested in making a commitment to lend with respect to the Acquisition Credit Request shall notify the Administrative Agent and Borrower of its intent to so commit and the maximum amount of its proposed commitment to lend (a "COMMITMENT NOTICE"). Thereafter, after consultation with Borrower, the Administrative Agent shall advise each Lender submitting a Commitment Notice of the amount of such Lender's Acquisition Commitment pursuant to the subject Acquisition Credit Request and designate the date upon which such Acquisition Commitment shall be effective (the "ACQUISITION LOAN EFFECTIVE DATE"). On each date that the Revolver Commitment is reduced hereunder pursuant to SECTION 3.2(b), the Maximum Acquisition Commitment shall also be reduced by an amount which bears the same proportion to the Maximum Acquisition Commitment existing on the Closing Date as the Revolver Commitment reduction required pursuant to
     SECTION 3.2(b) bears to the Revolver Commitment existing on the Closing Date. All mandatory commitment reductions and mandatory prepayments shall be applied to the Maximum Acquisition Commitment and the Acquisition Principal Debt (as the case may be) in accordance with SECTIONS 2.4(b) and 3.2(c), respectively. Each Acquisition Loan (i) will be subject to the terms and conditions of this Agreement and (ii) will be secured and guaranteed by the Collateral Documents and the

     Guaranties. Each Acquisition Commitment of each Lender will be subject, among other things, to (x) obtaining agreement with Borrower as to the fronting fees or other applicable fees payable in respect of such Acquisition Commitment and (y) the execution and delivery by Borrower, the Guarantors, and each Lender funding the Acquisition Loan, as appropriate, of all documents reasonably requested by the applicable Lenders to evidence and effect the applicable Acquisition Loan, including, without limitation, a supplement to Credit Agreement memorializing, among other things, the amount of the Acquisition Loan, the Acquisition Lenders, and the respective Acquisition Commitments of such Acquisition Lenders (collectively, the "ACQUISITION CREDIT DOCUMENTS").

          (c) Each Acquisition Loan shall be a revolving loan, which may be borrowed, repaid, and reborrowed, subject to the terms and conditions of the Loan Papers. Subject to the terms and conditions hereof and the terms and conditions of the applicable Acquisition Credit Documents, each Lender making an Acquisition Commitment severally agrees to make Borrowings to Borrower with respect to the applicable Acquisition Loan prior to the Termination Date; PROVIDED THAT, in no event shall the aggregate Borrowings advanced by any such Lender under the applicable Acquisition Loan exceed such Lender's Acquisition Commitment for such Acquisition Loan. Prior to the Termination Date, Borrower may repay any Acquisition Loan made under the Acquisition Loan, in whole or in part, and reborrow under such Acquisition Loan, all in accordance with the terms and conditions of this Agreement and the applicable Acquisition Credit Documents; PROVIDED, HOWEVER, the proceeds of each Borrowing under the Acquisition Facility may only be used by Borrower for the purpose of financing in whole or in part a Permitted Acquisition.

          (d) Borrowings under the Acquisition Facility may from time to time be (i) Base Rate Borrowings or (ii) Adjusted Eurodollar Rate Borrowings, as determined by Borrower and notified to the Administrative Agent in accordance with SECTION 2.5.

     2.4  TERMINATION OF COMMITMENTS.

          (a) VOLUNTARY COMMITMENT REDUCTION. Without premium or penalty, and upon giving not less than ten (10) Business Days prior written and irrevocable notice to Administrative Agent, Borrower may terminate in whole or in part the unused portion of the Revolver Commitment; PROVIDED THAT:
     (i) each partial termination shall be in an amount of not less than $5,000,000 or a greater integral multiple of $1,000,000; (ii) the amount of the Revolver Commitment may not be reduced below the Revolver Commitment Usage; and (iii) each reduction shall be allocated Pro Rata among the Lenders in accordance with their respective Pro Rata Parts. Promptly after receipt of such notice of termination or reduction, Administrative Agent shall notify each Lender of the proposed cancellation or reduction. Such termination or partial reduction of the Revolver Commitment shall be effective on the Business Day specified in Borrower's notice (which date must be at least ten Business Days after Borrower's delivery of such notice). In the event that the Total Commitment is reduced to zero at a time when there shall be no LC Exposure or Principal Debt, this Agreement shall be terminated to the extent specified in SECTION 13.15, and all commitment fees and other fees then earned and unpaid hereunder and all other amounts of the Obligation then due and owing shall be immediately due and payable, without notice or demand by Administrative Agent or any Lender.

          (b) MANDATORY COMMITMENT REDUCTIONS/PREPAYMENTS. Until such time as the Principal Debt has been repaid in full, the Total Commitment and the 364-Day Commitment (or, on and after the Term Conversion Date, the 364-Day Facility Principal Debt) shall be permanently reduced or prepaid, as the case may be, in the amounts and upon the occurrence of the following events:

               (i) Concurrently with any Debt Issuance by Borrower, the Total Commitment and the 364-Day Facility Commitment (or, on and after the Term Conversion Date, the 364-Day Facility Principal Debt) shall be permanently reduced by an amount equal to 100% of the Net Cash Proceeds realized by Borrower from such Debt Issuance; or

               (ii) Concurrently with the consummation of any Significant Sale by any Company (which Significant Sale must be otherwise permitted under the Loan Papers or shall have been consented to by Required Lenders), the Total Commitment and the 364-Day Facility Commitment (or, on and after the Term Conversion Date, the 364-Day Facility Principal Debt) shall be permanently reduced by an amount equal to 100% of the Net Cash Proceeds realized by Borrower or any Company from such Significant Sale.

     On each reduction date, Borrower shall also make a mandatory prepayment of the Principal Debt, if required pursuant to SECTION 3.2(c), TOGETHER WITH
     (x) all accrued and unpaid interest on the principal amount so prepaid and
     (y) any Consequential Loss arising as a result thereof. Each commitment reduction (or, on and after the Term Conversion, each mandatory prepayment) under this SECTION 2.4(b) shall be applied to the Total Commitment and the 364-Day Facility Commitment (or, on and after the Term Conversion Date, the 364-Day Facility Principal Debt) in the following order: (A) ratably to the 364-Day Facility Commitment (or, on and after the Term Conversion Date, the 364-Day Facility Principal Debt) and the Revolver Commitment (for purposes of this CLAUSE (A), "RATABLY", for each Facility, on any date of determination, shall mean the proportion that either the Revolver Commitment or the 364-Day Facility Commitment [or, on and after the Term Conversion Date, the 364-Day Facility Principal Debt], as the case may be, bears to the sum of the Revolver Commitment and the 364-Day Facility Commitment [or, on and after the Term Conversion Date, the 364-Day Facility Principal Debt]); and (B) to the Acquisition Commitment; PROVIDED THAT, at any time that multiple Acquisition Loans are outstanding, any reduction of the Maximum Acquisition Commitment shall be applied first to the unused Maximum Acquisition Commitment, then ratably to the Acquisition Commitment for each Acquisition Loan in the proportion that the Acquisition Commitment for such Acquisition Loan bears to the Maximum Acquisition Commitment. All commitment reductions for the Revolver Facility, the 364-Day Facility, or the Acquisition Loan Facility shall be applied ratably to each Lender's Commitment under each such Facility and shall be applied to the regularly-scheduled commitment reductions under such Facilities in inverse order of maturities.

     2.5  BORROWING PROCEDURE.  The following procedures apply to Borrowings:

          (a) Each Borrowing shall be made on Borrower's notice (a "NOTICE OF BORROWING," substantially in the form of EXHIBIT B-1) to Administrative Agent requesting that Lenders fund a Borrowing on a certain date (the "BORROWING DATE"), which notice (i) shall be irrevocable and binding on Borrower, (ii) shall specify if it is for a Borrowing under the Revolver Facility or the Acquisition Facility, (iii) shall specify the Borrowing Date, amount, Type, and (for a Borrowing comprised of Eurodollar Rate Borrowings) Interest Period, and (iv) must be received by Administrative Agent no later than 10:00 a.m. Dallas, Texas time on the third Business Day preceding the Borrowing Date for any Eurodollar Rate Borrowing or on the Business Day immediately preceding the Borrowing Date for any Base Rate Borrowing. Administrative Agent shall timely notify each Lender with respect to each Notice of Borrowing.

          (b) Each Lender shall remit its Pro Rata Part for the relevant Facility of each requested Borrowing to Administrative Agent's principal office in Dallas, in funds which are or will be available for immediate use by Administrative Agent by 1:00 p.m. Dallas time on the Borrowing Date therefor. Subject to receipt of such funds, Administrative Agent shall (unless to its actual knowledge any of the conditions precedent therefor have not been satisfied by Borrower or waived by Required Lenders) make such funds available to Borrower by causing such funds to be deposited to Borrower's account as designated to Administrative Agent by Borrower. Notwithstanding the foregoing, unless Administrative Agent shall have been notified by a Lender prior to a Borrowing Date that such Lender does not intend to make available to Administrative Agent such Lender's Pro Rata Part of the applicable Borrowing, Administrative Agent may assume that such Lender has made such proceeds available to Administrative Agent on such date, as required herein, and Administrative Agent may (unless to its actual knowledge any of the conditions precedent therefor have not been satisfied by Borrower or waived by Required Lenders), in reliance upon such assumption (but shall not be required to), make available to Borrower a corresponding amount in accordance with the foregoing terms, but, if such corresponding amount is not in fact made available to Administrative Agent by such Lender on such Borrowing Date, Administrative Agent shall be entitled to recover such corresponding amount on demand (i) from such Lender, together with interest at the Federal Funds Rate during the period commencing on the date such corresponding amount was made available to Borrower and ending on (but excluding) the date Administrative Agent recovers such corresponding amount from such Lender, or (ii) if such Lender fails to pay such corresponding amount forthwith upon such demand, then from Borrower, TOGETHER WITH interest at a rate per annum equal to the applicable rate for such Borrowing during the period commencing on such Borrowing Date and ending on (but excluding) the date Administrative Agent recovers such corresponding amount from Borrower. No Lender shall be responsible for the failure of any other Lender to make its Pro Rata Part of any Borrowing.

SECTION 3 TERMS OF PAYMENT.

     3.1  LOAN ACCOUNTS, NOTES, AND PAYMENTS.

          (a) The Revolver Principal Debt owed to each Lender shall be evidenced by the Revolver Notes, one payable to each Lender in the maximum stated principal amount of its Committed Sum under the Revolver Facility as of the Closing Date.

          (b) The Principal Debt owed to each Lender under any Acquisition Loan to which such Lender has committed shall be evidenced by an Acquisition Note for such Acquisition Loan, payable to such Lender in the maximum principal amount of such Lender's Acquisition Commitment with respect to such Acquisition Loan.

          (c) Each payment or prepayment on the Obligation is due and must be paid at Administrative Agent's principal office in Dallas in funds which are or will be available for immediate use by Administrative Agent by 12:00 noon Dallas, Texas time on the day due. Payments made after 12:00 noon, Dallas, Texas, time shall be deemed made on the Business Day next following. Administrative Agent shall pay to each Lender any payment or prepayment to which such Lender is entitled hereunder on the same day Administrative Agent shall have received the same from Borrower; PROVIDED such payment or prepayment is received by Administrative Agent prior to 12:00 noon Dallas, Texas time, and otherwise before 12:00 noon Dallas time on the Business Day next following. If and to the extent Administrative Agent shall not make such payments to Lenders when due as set forth in the preceding sentence, such unpaid amounts shall accrue interest, payable by Administrative Agent, at the Federal Funds Rate from the due date until (but not including) the date on which Administrative Agent makes such payments to Lenders.

     3.2  INTEREST AND PRINCIPAL PAYMENTS.

          (a) Interest on each Eurodollar Rate Borrowing shall be due and payable as it accrues on the last day of its respective Interest Period and on the Termination Date, as applicable; PROVIDED THAT, (i) with respect to Eurodollar Rate Borrowings having an Interest Period in excess of three (3) months, Borrower shall pay interest quarterly in arrears on the last Business Day of each March, June, September, and December, commencing on the first such date after the date on which such Interest Period commences and continuing on the last Business Day of each March, June, September, and December thereafter and on the expiration of each Interest Period.
     Interest on each Base Rate Borrowing shall be due and payable as it accrues on each March 31, June 30, September 30, and December 31, and on the Termination Date.

          (b) The Revolver Commitment on June 30, 2000, shall be permanently reduced by the percentages specified below on the corresponding reduction date set forth as follows:

               Reduction Date              Percentage Reduction
               --------------              --------------------
               June 30, 2000                      3.333%
               September 30, 2000                 3.333%
               December 31, 2000                  3.333%
               March 31, 2001                     3.750%
               June 30, 2001                      3.750%
               September 30, 2001                 3.750%
               December 31, 2001                  3.750%
               March 31, 2002                     3.750%
               June 30, 2002                      3.750%
               September 30, 2002                 3.750%
               December 31, 2002                  3.750%
               March 31, 2003                     4.375%
               June 30, 2003                      4.375%
               September 30, 2003                 4.375%
               December 31, 2003                  4.375%
               March 31, 2004                     4.375%
               June 30, 2004                      4.375%
               September 30, 2004                 4.375%
               December 31, 2004                  4.375%
               March 31, 2005                     3.750%
               June 30, 2005                      3.750%
               September 30, 2005                 3.750%
               December 31, 2005                  3.750%
               March 31, 2006                     5.000%
               June 30, 2006                      5.000%

     On each such reduction date, if the Revolver Commitment Usage exceeds the Revolver Commitment then in effect, Borrower shall repay or prepay the Revolver Principal Debt in an amount equal to such excess, TOGETHER WITH all accrued and unpaid interest on the principal amount so repaid or prepaid and any Consequential Loss arising as a result thereof.

          (c) On any date of determination (i) if the Revolver Commitment Usage exceeds the Revolver Commitment, (ii) if the Acquisition Principal Debt exceeds the Total Acquisition Commitment, (iii) if the Acquisition Principal Debt exceeds the Maximum Acquisition Commitment, (iv) if the Principal Debt under any Acquisition Loan exceeds the aggregate Acquisition Commitments of the Lenders for such Acquisition Loan, or (v) if the sum of the Principal Debt, together (without duplication) with the LC Exposure, exceeds the Total Commitment, then Borrower shall make a mandatory prepayment of the Principal Debt under the Revolver Facility and the Acquisition Facility, as appropriate, in at least the amount of such excess, TOGETHER WITH (x) all accrued and unpaid interest on the principal amount so prepaid and (y) any Consequential Loss arising as a result thereof. All mandatory prepayments hereunder for each Facility shall be applied Pro Rata to each Lender's Committed Sum thereunder and shall be applied to the regularly-scheduled Commitment reductions hereunder in inverse order of maturity; PROVIDED THAT, at any time that multiple Acquisition Loans are outstanding, any reduction of the Maximum Acquisition Commitment shall be applied first to the unused Maximum Acquisition Commitment, then ratably to the Acquisition Commitment for each Acquisition Loan in the proportion that the Acquisition Commitment for such Acquisition Loan bears to the Maximum Acquisition Commitment.

          (d) After giving Administrative Agent advance written notice of the intent to prepay, Borrower may voluntarily prepay all or any part of the Principal Debt from time to time and at any time, in whole or in part, without premium or penalty; PROVIDED THAT: (i) such notice must be received by Administrative Agent by 12:00 noon Dallas, Texas time on (A) the third Business Day preceding the date of prepayment of a Eurodollar Rate Borrowing, and (B) the Business Day of a prepayment of a Base Rate Borrowing; (ii) each such partial prepayment must be in a minimum amount of at least $5,000,000 or a greater integral multiple of $1,000,000 thereof (if a Eurodollar Rate Borrowing or a Base Rate Borrowing); (iii) all accrued interest on any Eurodollar Rate Borrowing being prepaid must also be paid in full, to the date of such prepayment; and (iv) Borrower shall pay any related Consequential Loss within ten (10) days after demand therefor. Each notice of prepayment shall specify the prepayment date, the Facility hereunder being prepaid, and the Type of Borrowing(s) and amount(s) of such Borrowing(s) to be prepaid and shall constitute a binding obligation of Borrower to make a prepayment on the date stated therein.

     3.3 INTEREST OPTIONS. Except where specifically otherwise provided, Borrowings shall bear interest at a rate per annum equal to the LESSER OF (a) as to the respective Type of Borrowing (as designated by Borrower in accordance with this Agreement), the Base Rate plus the Applicable Margin for Base Rate Borrowings or the Adjusted Eurodollar Rate plus the Applicable Margin for Eurodollar Rate Borrowings, AND (b) the Maximum Rate. Each change in the Base Rate or the Maximum Rate, subject to the terms of this Agreement, will become effective, without notice to Borrower or any other Person, upon the effective date of such change.

     3.4 QUOTATION OF RATES. It is hereby acknowledged that a Responsible Officer or other appropriately designated officer of Borrower may call Administrative Agent on or before the date on which a Notice of Borrowing is to be delivered by Borrower in order to receive an indication of the rates then in effect, but such indicated rates shall neither be binding upon Administrative Agent or Lenders nor affect the rate of interest which thereafter is actually in effect when the Notice of Borrowing is given.

     3.5 DEFAULT RATE. At the option of Required Lenders and to the extent permitted by Law, all past-due Principal Debt and accrued interest thereon shall bear interest from maturity (stated or by acceleration) at the Default Rate until paid, regardless whether such payment is made before or after entry of a judgment; PROVIDED THAT, the Default Rate shall automatically apply in the case of SECTION 2.2(c) where the Default Rate is specified.

     3.6 INTEREST RECAPTURE. If the designated rate applicable to any Borrowing exceeds the Maximum Rate, the rate of interest on such Borrowing shall be limited to the Maximum Rate, but any subsequent reductions in such designated rate shall not reduce the rate of interest thereon below the Maximum Rate until the total amount of interest accrued thereon equals the amount of interest which would have accrued thereon if such designated rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of the Principal Debt, the total amount of interest paid or accrued is less than the amount of interest which would have accrued if such designated rates had at all times been in effect, then, at such time and to the extent permitted by Law, Borrower shall pay an amount equal to the difference between
(a) the LESSER OF the amount of interest which would have accrued if such designated rates had at all times been in effect AND the amount of interest which would have accrued if the Maximum Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on the Principal Debt.

     3.7  INTEREST CALCULATIONS.

          (a) All payments of interest shall be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed but computed as if each calendar year consisted of 360 days in the case of a Eurodollar Rate Borrowing (unless such calculation would result in the interest on the Borrowings exceeding the Maximum Rate, in which event such interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be), and 365 or 366 days, as the case may be, in the case of a Base Rate Borrowing. All interest rate determinations and calculations by Administrative Agent shall be conclusive and binding absent manifest error.

          (b) The provisions of this Agreement relating to the calculation of the Base Rate and the Adjusted Eurodollar Rate are included only for the purpose of determining the rate of interest or other amounts to be paid hereunder that are based upon such rate.

     3.8 MAXIMUM RATE. Regardless of any provision contained in any Loan Paper, neither Administrative Agent nor any Lender shall ever be entitled to contract for, charge, take, reserve, receive, or apply, as interest on the Obligation, or any part thereof, any amount in excess of the Maximum Rate, and, if Lenders ever do so, then such excess shall be deemed a partial prepayment of principal and treated hereunder as such and any remaining excess shall be refunded to Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, Borrower and Lenders shall, to the maximum extent permitted under applicable Law, (a) treat all Borrowings as but a single extension of credit (and Lenders and Borrower agree that such is the case and that provision herein for multiple Borrowings is for convenience only), (b) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest,
(c) exclude voluntary prepayments and the effects thereof, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligation; PROVIDED THAT, if the Obligation is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, Lenders shall refund such excess, and, in such event, Lenders shall not, to the extent permitted by Law, be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount.

     3.9 INTEREST PERIODS. When Borrower requests any Eurodollar Rate Borrowing, Borrower may elect the interest period (each an "INTEREST PERIOD") applicable thereto, which shall be, at Borrower's option, one, two, three, or six months (or other periods, if requested by Borrower and available from the Lenders); PROVIDED, HOWEVER, that: (a) the initial Interest Period for a Eurodollar Rate Borrowing shall commence on the date of such Borrowing (including the date of any conversion thereto), and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period applicable thereto expires; (b) if any Interest Period for a Eurodollar Rate Borrowing begins on a day for which there is no numerically corresponding Business Day in the calendar month at the end of such Interest Period, such Interest Period shall end on the next Business Day immediately following what otherwise would have been such numerically corresponding day in the calendar month at the end of such Interest Period (UNLESS such date would be in a different calendar month from what would have been the month at the end of such Interest Period, or UNLESS there is no numerically corresponding day in the calendar month at the end of the Interest Period; whereupon, such Interest Period shall end on the last Business Day in the calendar month at the end of such Interest Period); (c) no Interest Period may be chosen with respect to any portion of the Principal Debt which would extend beyond the scheduled repayment date (including any dates on which mandatory prepayments are required to be made) for such portion of the Principal Debt; and (d) no more than an aggregate of six (6) Interest Periods shall be in effect at one time.

     3.10 CONVERSIONS. Borrower may (a) convert a Eurodollar Rate Borrowing on the last day of an Interest Period to a Base Rate Borrowing, (b) convert a Base Rate Borrowing at any time to a Eurodollar Rate Borrowing, and (c) elect a new Interest Period (in the case of a Eurodollar Rate Borrowing), by giving notice (a "NOTICE OF CONVERSION," substantially in the form of EXHIBIT B-2) of such intent no later than 10:00 a.m. Dallas, Texas time on the third Business Day prior to the date of conversion or the last day of the Interest Period, as the case may be (in the case of a conversion to a Eurodollar Rate Borrowing or an election of a new Interest Period), and no later than 10:00 a.m. Dallas, Texas time one Business Day prior to the last day of the Interest Period (in the case of a conversion to a Base Rate Borrowing); PROVIDED THAT, the principal amount converted to, or continued as, a Eurodollar Rate Borrowing shall be in an amount not less than $5,000,000 or a greater integral multiple of $1,000,000. Administrative Agent shall timely notify each Lender with respect to each Notice of Conversion. Absent Borrower's Notice of Conversion or election of a new Interest Period, a Eurodollar Rate Borrowing shall be deemed converted to a Base Rate Borrowing effective as of the expiration of the Interest Period applicable thereto. No Eurodollar Rate Borrowing may be either made or continued as a Eurodollar Rate Borrowing, and no Base Rate Borrowing may be converted to a Eurodollar Rate Borrowing, if the interest rate for such Eurodollar Rate Borrowing would exceed the Maximum Rate.

     3.11 ORDER OF APPLICATION.

          (a) Payments and prepayments of the Obligation shall be applied in the order and manner specified in this Agreement; PROVIDED, HOWEVER, if no order is otherwise specified and no Default or Potential Default has occurred and is continuing, payments and prepayments of the Obligation shall be applied first to fees, second to accrued interest then due and payable on the Principal Debt, and then to the remaining Obligation in the order and manner as Borrower may direct.

          (b) If a Default or Potential Default has occurred and is continuing (or if Borrower fails to give directions as permitted under SECTION 3.11(a)), any payment or prepayment (including proceeds from the exercise of any Rights) shall be applied to the Obligation and the 364-Day Facility Obligation in the following order: (i) to the ratable payment of all fees, expenses, and indemnities for which Agents, 364-Day Facility Agents, Lenders, or 364-Day Facility Lenders have not been paid or reimbursed in accordance with the Loan Papers or the 364-Day Facility Loan Papers (as used in this SECTION 3.11(b)(i), a "RATABLE PAYMENT" for any Lender, any 364-Day Facility Lender, any 364-Day Facility Agent, or any Agent shall be, on any date of determination, that proportion which the portion of the total fees, expenses, and indemnities owed to such Lender, such 364-Day Facility Lender, such 364-Day Facility Agent, or such Agent bears to the total aggregate fees and indemnities owed to all Lenders, 364-Day Facility Lenders, 364-Day Facility Agents, and Agents on such date of determination); (ii) to the ratable payment of accrued and unpaid interest on the Revolver Principal Debt, the Acquisition Principal Debt, and the 364-Day Facility Principal Debt (as used in this SECTION 3.11(b)(ii), "RATABLE PAYMENT" means, for any Lender or 364-Day Facility Lender, on any date of determination, that proportion which the accrued and unpaid interest on the Revolver Principal Debt, the 364-Day Facility Principal Debt, or the Acquisition Principal Debt [as the case may be] owed to such Lender or 364-Day Facility Lender bears to the total accrued and unpaid interest under the Loan Papers and the 364-Day Facility Loan Papers owed to all Lenders and the 364-Day Facility Lenders); (iii) to the ratable payment of any reimbursement obligation with respect to any LC issued pursuant to the Revolver Facility which is due and payable and which remains unfunded by any Borrowing under the Revolver Facility; PROVIDED THAT, such payments shall be allocated ratably among NationsBank and the Lenders which have funded their participation in such LC; (iv) to the ratable payment of the Revolver Principal Debt and the 364-Day Facility Principal Debt (as used in this SECTION 3.11(b)(iv), "RATABLE PAYMENT" means for any Lender or any 364-Day Facility Lender, on any date of determination, that proportion which the Revolver Principal Debt or the 364-Day Facility Principal Debt [as the case may be] owed to such Lender or 364-Day Facility Lender bears to the sum of the Principal Debt and the 364-Day Facility Principal Debt owed to all Lenders and all 364-Day Facility Lenders; (v) to the ratable payment of the Acquisition Principal Debt; PROVIDED THAT, at any time that multiple Acquisition Loans are outstanding, such payments shall be applied to each Acquisition Loan in the proportion that the Principal Debt outstanding under any Acquisition Commitment for any such Acquisition Loan bears to the Acquisition Principal Debt and then distributed, for each Acquisition Loan, to the respective Acquisition Lender in the proportion that the Principal Debt owed to such Lender with respect to such Acquisition Loan bears to the Principal Debt of all Acquisition Lenders under such Acquisition Loan; (vi) to the ratable payment of the remaining Principal Debt or 364-Day Facility Principal Debt in such order as Determining Lenders may elect (PROVIDED THAT, Determining Lenders will apply such proceeds in an order that will minimize any Consequential Loss); (vii) as a deposit with Administrative Agent, for the benefit of Lenders, as security for, and to provide for the payment of, any reimbursement obligations, if any, thereafter arising with respect to any issued and outstanding LCs issued pursuant to the Revolver Facility; and
     (viii) to the payment of the remaining Obligation and the 364-Day Facility Obligation in the order and manner Determining Lenders deem appropriate.

Subject to the provisions of SECTION 12 and provided that neither Administrative Agent nor Collateral Agent shall in any event be bound to inquire into or to determine the validity, scope, or priority of any interest or entitlement of any Lender or Revolver/Acquisition Lender and may suspend all payments or seek appropriate relief (including, without limitation, instructions from Determining Lenders or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby, Administrative Agent or Collateral Agent, as the case may be, shall: (x) promptly distribute such amounts to each Lender in accordance with the Agreement and the related Loan Papers, and (y) promptly distribute all payments allocable to 364-Day Facility Lenders to the Administrative Agent under the 364-Day Facility for distribution in accordance with the 364-Day Facility and the related 364-Day Loan Papers.

     3.12 SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment (whether voluntary, involuntary, or otherwise, including, without limitation, as a result of exercising its Rights under SECTION 3.13) which is in excess of its ratable share of any such payment, such Lender shall purchase from the other Lenders and the 364-Day Facility Lenders such participations as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery. Borrower agrees that any Lender so purchasing a participation from another Lender or 364-Day Facility Lender pursuant to this Section and the Intercreditor Agreement may, to the fullest extent permitted by Law, exercise all of its Rights of payment (including the Right of offset) with respect to such participation as fully as if such Lender or 364-Day Facility Lender were the direct creditor of Borrower in the amount of such participation.

     3.13 OFFSET. Upon the occurrence and during the continuance of a Default, each Lender shall be entitled to exercise (for the benefit of all Lenders and 364-Day Facility Lenders in accordance with SECTION 3.12 and the Intercreditor Agreement) the Rights of offset and/or banker's Lien against each and every account and other property, or any interest therein, which Borrower may now or hereafter have with, or which is now or hereafter in the possession of, such Lender to the extent of the full amount of the Obligation and the 364-Day Facility Obligation.

     3.14 BOOKING BORROWINGS. To the extent permitted by Law, any Lender may make, carry, or transfer its Borrowings at, to, or for the account of any of its branch offices or the office of any of its Affiliates; PROVIDED THAT, no Affiliate shall be entitled to receive any greater payment under SECTION 4 than the transferor Lender would have been entitled to receive with respect to such Borrowings.

SECTION 4 CHANGE IN CIRCUMSTANCES.

     4.1  INCREASED COST AND REDUCED RETURN.

          (a) If, after the date hereof, the adoption of any applicable, or any change in the interpretation or administration thereof by any Governmental Authority, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority:

               (i) shall subject such Lender (or its Applicable Lending Office) to any Tax or other charge with respect to any Eurodollar Rate Borrowing, its Notes, or its obligation to loan Eurodollar Rate Borrowings, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Notes in respect of any Eurodollar Rate Borrowings (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

               (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the commitment of such Lender hereunder; or

               (iii) shall impose on such Lender (or its Applicable Lending Office) or the London interbank market any other condition affecting this Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

     and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, converting into, continuing, or maintaining any Eurodollar Rate Borrowings or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Notes with respect to any Eurodollar Rate Borrowing, then Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by Borrower under this
     SECTION 4.1(a), Borrower may, by notice to such Lender (with a copy to Administrative Agent), suspend the obligation of such Lender to loan or continue Borrowings of the Type with respect to which such compensation is requested, or to convert Borrowings of any other Type into Borrowings of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of SECTION 4.4 shall be applicable); PROVIDED, THAT such suspension shall not affect the right of such Lender to receive the compensation so requested.

          (b) If, after the date hereof, any Lender shall have determined that the adoption of any applicable Law regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

          (c) Each Lender shall promptly notify Borrower and Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section shall furnish to Borrower and Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

     4.2 LIMITATION ON TYPES OF LOANS. If on or prior to the first day of any Interest Period for any Eurodollar Rate Borrowing:

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

          (a) Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

          (b) Required Lenders determine (which determination shall be conclusive) and notify Administrative Agent that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Rate Borrowings for such Interest Period;

then Administrative Agent shall give Borrower prompt notice thereof specifying the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to fund additional Eurodollar Rate Borrowings, continue Eurodollar Rate Borrowings, or to convert Base Rate Borrowings into Eurodollar Rate Borrowings, and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Rate Borrowings, either prepay such Borrowings or convert such Borrowings into Base Rate Borrowings in accordance with the terms of this Agreement.

     4.3 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Rate Borrowings hereunder, then such Lender shall promptly notify Borrower thereof and such Lender's obligation to make or continue Eurodollar Rate Borrowings and to convert other Base Rate Borrowings into Eurodollar Rate Borrowings shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Rate Borrowings (in which case the provisions of SECTION 4.4 shall be applicable).

     4.4 TREATMENT OF AFFECTED LOANS. If the obligation of any Lender to fund Eurodollar Rate Borrowings or to continue, or to convert Base Rate Borrowings into Eurodollar Rate Borrowings, shall be suspended pursuant to SECTIONS 4.1, 4.2, or 4.3 hereof, such Lender's Eurodollar Rate Borrowings shall be automatically converted into Base Rate Borrowings on the last day(s) of the then current Interest Period(s) for Eurodollar Rate Borrowings (or, in the case of a conversion required by SECTION 4.3 hereof, on such earlier date as such Lender may specify to Borrower with a copy to Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in SECTIONS 4.1, 4.2, or 4.3 hereof that gave rise to such conversion no longer exist:

          (a) to the extent that such Lender's Eurodollar Rate Borrowings have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Rate Borrowings shall be applied instead to its Base Rate Borrowings; and

          (b) all Borrowings that would otherwise be made or continued by such Lender as Eurodollar Rate Borrowings shall be made or continued instead as Base Rate Borrowings, and all Borrowings of such Lender that would otherwise be converted into Eurodollar Rate Borrowings shall be converted instead into (or shall remain as) Base Rate Borrowings.

If such Lender gives notice to Borrower (with a copy to Administrative Agent) that the circumstances specified in SECTIONS 4.1, 4.2, or 4.3 hereof that gave rise to the conversion of such Lender's Eurodollar Rate Borrowings pursuant to this SECTION 4.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Rate Borrowings made by other Lenders are outstanding, such Lender's Base Rate Borrowings shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Rate Borrowings, to the extent necessary so that, after giving effect thereto, all Eurodollar Rate Borrowings held by the Lenders and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Commitments.

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

     4.5 COMPENSATION. Upon the request of any Lender, Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

          (a) any payment, prepayment, or conversion of a Eurodollar Rate Borrowing for any reason (including, without limitation, the acceleration of the loan pursuant to SECTION 11.1) on a date other than the last day of the Interest Period for such Borrowing; or

          (b) any failure by Borrower for any reason (including, without limitation, the failure of any condition precedent specified in SECTION 7.3 to be satisfied) to borrow, convert, continue, or prepay a Eurodollar Rate Borrowing on the date for such borrowing, conversion, continuation, or prepayment specified in the relevant notice of borrowing, prepayment, continuation, or conversion under this Agreement.

     4.6  TAXES.

          (a) Any and all payments by Borrower to or for the account of any Lender or Administrative Agent hereunder or under any other Loan Paper shall be made free and clear of and without deduction for any and all present or future Taxes, EXCLUDING, in the case of each Lender and Administrative Agent, Taxes imposed on its income and franchise Taxes imposed on it by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or Administrative Agent (as the case may be) is organized, or any political subdivision thereof. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Paper to any Lender or Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 4.6) such Lender or Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) Borrower shall furnish to Administrative Agent, at its address listed in SCHEDULE 2.1, the original or a certified copy of a receipt evidencing payment thereof.

          (b) In addition, Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Paper or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Paper (hereinafter referred to as "OTHER TAXES").

          (c) Borrower agrees to indemnify each Lender and Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or other Taxes imposed or asserted by any jurisdiction on amounts payable under this SECTION 4.6) paid by such Lender or Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

          (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by Borrower or Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide Borrower and Administrative Agent with (i) INTERNAL REVENUE
     SERVICE FORM 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) INTERNAL REVENUE SERVICE FORM W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by SECTIONS 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Papers.

          (e) For any period with respect to which a Lender has failed to provide Borrower and Administrative Agent with the appropriate form pursuant to SECTION 4.6(d) (unless such failure is due to a change in Law occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under
     SECTION 4.6(a) or 4.6(b) with respect to Taxes imposed by the United States; PROVIDED, HOWEVER, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

          (f) If Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this SECTION 4.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

          (g) Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to Administrative Agent the original or a certified copy of a receipt evidencing such payment.

          (h) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this SECTION 4.6 shall survive the termination of the Total Commitment and the payment in full of the Notes.

SECTION 5 FEES.

     5.1 TREATMENT OF FEES. Except as otherwise provided by Law, the fees described in this SECTION 5: (a) do not constitute compensation for the use, detention, or forbearance of money, (b) are in addition to, and not in lieu of, interest and expenses otherwise described in this Agreement, (c) shall be payable in accordance with SECTION 3.1, (d) shall be non-refundable, (e) shall, to the fullest extent permitted by Law, bear interest, if not paid when due, at the Default Rate, and (f) shall be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed, but computed as if each calendar year consisted of 360 days, unless such computation would result in interest being computed in excess of the Maximum Rate in which event such computation shall be made on the basis of a year of 365 or 366 days, as the case may be.

     5.2  FEES OF ADMINISTRATIVE AGENT AND ARRANGER.  Borrower shall pay to
(a) Administrative Agent and Arranger, as the case may be, solely for their respective accounts, the fees described in that certain separate letter agreement dated as of January 7, 1998, between Borrower, Administrative Agent, and Arranger, and (b) each Lender of all the fees specified in the letter dated March 24, 1998, addressed to such Lender from Administrative Agent on behalf of Borrower, which payments shall be made on the dates specified, and in amounts calculated in accordance with, such letter agreement.

     5.3 LC FEES. Borrower shall pay to Administrative Agent, for the ratable benefit of Lenders, in accordance with their respective Pro Rata Parts, a fee for each LC, payable in installments in arrears, SO LONG AS such LC remains outstanding. Such installments shall be paid for the period from and including the date of issuance of the applicable LC, to but excluding the next quarterly payment date (as hereinafter specified), and thereafter for the period from and including such quarterly payment date to but excluding the next quarterly payment date or (if earlier) the expiry date of such LC. Such installments shall be paid on each March 31, June 30, September 30, and December 31. Each such installment shall be in an amount equal to the product of (a) the Applicable Margin for Eurodollar Rate Borrowings in effect on the date of payment of such fee (and applied on a per annum basis) MULTIPLIED BY (b) the face amount of such LC, and pro rated (in accordance with SECTION 5.1(f)) for the period for which such installment is due.

     5.4 LC ISSUANCE AND FRONTING FEES. Borrower shall pay Administrative Agent, as the issuer of LCs and for the individual account of Administrative Agent, an LC issuance and fronting fee for each LC, payable in installments in arrears, SO LONG AS such LC remains outstanding. Such installments shall be paid for the period from and including the date of issuance of the applicable LC, to but excluding the next quarterly payment date (as hereinafter specified), and thereafter for the period from and including such quarterly payment date to but excluding the next quarterly payment date or (if earlier) the expiry date of such LC. Such installments shall be paid on each March 31, June 30, September 30, and December 31. Each such installment shall be in an amount equal to the product of (a) 0.250% per annum MULTIPLIED BY (b) the face amount of such LC, and pro rated (in accordance with SECTION 5.1(f)) for the period for which such installment is due. In addition, Borrower shall pay to Administrative Agent, for its individual account, standard administrative charges for LC amendments provided for in SECTION 2.2(c).

     5.5 REVOLVER FACILITY COMMITMENT FEES. Following the Closing Date, Borrower shall pay to Administrative Agent, for the ratable account of Lenders, a commitment fee, payable in installments in arrears, on each March 31, June 30, September 30, and December 31 and on the Termination Date, commencing March 31, 1998. Each installment shall be, in an amount equal to the Applicable Margin for Commitment Fees MULTIPLIED BY the amount by which (a) the average daily Revolver Commitment exceeds (b) the average daily Revolver Commitment Usage, in each case during the period from and including the last payment date to and excluding the payment date for such installment; PROVIDED THAT, each such installment shall be calculated in accordance with SECTION 5.1(f).

     5.6 ACQUISITION FACILITY COMMITMENT FEES. With respect to each Acquisition Loan, Borrower shall pay Administrative Agent, for the ratable benefit of the Acquisition Lenders which have committed to make such Acquisition Loan, an Acquisition Facility commitment fee, payable in installments in arrears on each March 31, June 30, September 30, and December 31, and on the Termination Date, commencing on the Acquisition Loan Effective Date for such Acquisition Loan. Each installment shall be an amount equal to the Applicable Margin for Commitment Fees MULTIPLIED BY the amount by which (a) the average daily Acquisition Commitment for such Acquisition Loan exceeds (b) the average daily Principal Debt outstanding under such Acquisition Loan, in each case during the period from and including the last payment date to and excluding the payment date for such installment; PROVIDED THAT, each such installment shall be calculated in accordance with SECTION 5.1(f).

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

     5.7 ACQUISITION FACILITY FRONTING FEES. Borrower shall pay to the Administrative Agent for the account of each Acquisition Lender, the fees in the amounts and on the dates agreed to in writing by Borrower and the Administrative Agent or such Lenders, as the case may be, in connection with the activation of each Acquisition Loan pursuant to SECTION 2.3.

SECTION 6. SECURITY; GUARANTIES.

     6.1 COLLATERAL. To secure full and complete payment and performance of the Obligation and the 364-Day Facility Obligation, the Companies and each Guarantor hereby jointly and severally grant and convey to, and create in favor of Collateral Agent for the ratable benefit of Lenders and the 364-Day Facility Lenders, first priority Liens in, to, and on the following items and types of property (collectively, herein called the "COLLATERAL"), all as more particularly described in the Loan Papers (PROVIDED THAT, no Agent or any Lender hereby assumes or is made the transferee of any obligations of any Company or any Guarantor regarding any of the Collateral):

          (a) All present and future accounts, contract Rights, general intangibles, investment property, chattel paper, documents, instruments, inventory, equipment, fixtures, other goods, minerals, money, and deposit accounts, wherever located, now owned or hereafter acquired by any Company or any Guarantor and any and all present and future Tax refunds of any kind whatsoever to which any Company or any Guarantor is now or shall hereafter become entitled.

          (b) All present and future issued and outstanding shares of capital stock or other equity or investment securities now owned or hereafter acquired by any Company or any Guarantor, including, without limitation, all capital stock of the Subsidiaries of any Company or any Guarantor, together with all distributions thereon and any securities issued in substitution or replacement thereof.

          (c) All Rights, titles, and interests of any Company in and to all promissory notes and other instruments payable to the Companies, now or hereafter existing, including, without limitation, any Cellular Partnership Promissory Notes or other inter-company notes, and all Rights in, to, and under all other loan and collateral documents relating to such instruments.

          (d) All present and future Rights, titles, interests, and Liens (but none of the obligations) now owned or hereafter acquired by any Company or any Guarantor in any partnership or joint venture, including, without limitation, the Cellular Partnerships.

          (e) All present and future Rights, titles, interests, and Liens (but none of the obligations) now owned or hereafter acquired by any Company or any Guarantor, as lessee or landlord, in and to each lease covering real property or any interest therein, and equipment or other personal property or any interest therein (each such lease herein called an "ASSIGNED LEASE").

          (f) Substantially all of the real estate now owned or hereafter acquired by any Company or any Guarantor, TOGETHER WITH all improvements thereon and fixtures attached thereto.

          (g) The balance of every deposit account of any Company or any Guarantor and any other claim of any Company or any Guarantor against any depository, now or hereafter existing, whether liquidated or unliquidated, including, without limitation, certificates of deposit, and other deposit instruments.

          (h) All present and future automobiles, trucks, truck tractors, trailers, semi-trailers, other motor vehicles or rolling stock now owned or hereafter acquired by any Company or any Guarantor (collectively, the "VEHICLES").

          (i) All present and future Rights, awards, and judgments to which any Company or Guarantor is entitled under any Litigation (whether arising in equity, contract, or tort) now existing or hereafter arising.

          (j) All present and future Rights (including, without limitation, the Right to sue for past, present, or future infringements), titles, and interests of any Company or any Guarantor in and to all trademark applications, trademarks, corporate names, company names, tradenames, business names, fictitious business names, tradestyles, service marks, logos, other source of business identifiers, copyrights, designs, Rights or licenses to use any trademarks, and all registrations and recordings thereof (collectively, the "TRADEMARKS"), and the goodwill of each business to which each Trademark relates.

          (k) All present and future Rights (including, without limitation, the Right to sue for past, present, and future infringements), titles, and interests of any Company or any Guarantor in and to all patents, patent applications, utility models, industrial models, designs, and any other forms of industrial intellectual property, including all grants, applications, reissues, continuations, and divisions with respect thereto and any Rights to use, manufacture, or sell any patent.

          (l) All Authorizations, licenses, and permits issued by the FCC or any PUC to any Company or any Guarantor, to the extent permitted by applicable Law.

          (m) All proceeds of any sale or other disposition of any Authorization, license, or permit issued by the FCC or any PUC to any Company or any Guarantor, whether or not any such license or permit may lawfully be included as Collateral and whether or not the grant of a security interest in any such Authorization, license, or permit is otherwise prohibited.

          (n) All present and future increases, profits, combinations, reclassifications, improvements, and products of, accessions, attachments, and other additions to, tools, parts, and equipment used in connection with, and substitutes and replacements for, all or part of the Collateral heretofore described.

          (o) All present and future accounts, contract Rights, general intangibles, chattel paper, documents, instruments, cash and noncash proceeds, and other Rights arising from or by virtue of, or from the voluntary or involuntary sale or other disposition of, or collections with respect to, or insurance proceeds payable with respect to, or proceeds payable by virtue of warranty or other claims against the manufacturer of, or claims against any other Person with respect to, all or any part of the Collateral heretofore described in this clause or otherwise.

          (p) All present and future security for the payment to any Company or any Guarantor of any of the Collateral heretofore described and goods which gave or will give rise to any of such Collateral or are evidenced, identified, or represented therein or thereby.

     6.2 GUARANTIES. As an inducement to Agents and Lenders to enter into this Agreement, Borrower shall cause each other Company and each Cellular Partnership Obligor to execute and deliver to Administrative Agent a Guaranty substantially in the form and upon the terms of EXHIBIT C, providing for the guarantee of payment and performance of the Obligation and the 364-Day Facility Obligation.

     6.3 FUTURE LIENS. Promptly after (a) the acquisition of any assets (real, personal, tangible, or intangible) by any Company or any Guarantor, (b) the removal, termination, or expiration of any prohibitions upon the granting of a Lien in any asset (real, personal, tangible, or intangible) of any Company or any Guarantor, or (c) upon the designation, formation, or acquisition of any new Subsidiary (the assets and stock of such new Subsidiary and the assets described in CLAUSES (a) and (b) hereof are referred to herein as the "ADDITIONAL ASSETS"), Borrower shall (or shall cause such other Company or Guarantor to) execute and deliver to Collateral Agent all further instruments and documents (including, without limitation, Collateral Documents and all certificates and instruments representing shares of stock or evidencing Debt and any realty appraisals as Collateral Agent may require with respect to any such Additional Assets), and shall take all further action that may be necessary or desirable, or that Collateral Agent or Administrative Agent may reasonably request, to grant, perfect, and protect Liens in favor of Collateral Agent for the benefit of Lenders and the 364-Day Facility Lenders in such Additional Assets, as security for the Obligation and the 364-Day Facility Obligation; IT BEING EXPRESSLY UNDERSTOOD that the granting of such additional security for the Obligation is a material inducement to the execution and delivery of this Agreement by each Lender. Upon satisfying the terms and conditions hereof, such Additional Assets shall be included in the "COLLATERAL" for all purposes under the Loan Papers, and all references to the "COLLATERAL" in the Loan Papers shall include the Additional Assets.

     6.4  RELEASE OF COLLATERAL.

          (a) UPON SALE OR DISPOSITION OF COLLATERAL. Upon any sale, transfer, or disposition of Collateral which is expressly permitted pursuant to the Loan Papers and the 364-Day Facility Loan Papers (or is otherwise authorized by Lenders and the 364-Day Facility Lenders), and upon ten (10) Business Days' prior written request by Borrower (which request must be accompanied by true and correct copies of (a) all documents of transfer or disposition, including any contract of sale, (b) a preliminary closing statement and instructions to the title company, if any, and (c) all requested release instruments), Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of Liens granted to Collateral Agent for the benefit of Lenders and the 364-Day Facility Lenders pursuant hereto in such Collateral; PROVIDED THAT, (i) no such release of Lien shall be granted if any Default or Potential Default has occurred and is continuing, including, without limitation, the failure to make certain mandatory prepayments in accordance with SECTION 3.2(c) in conjunction with the sale or transfer of such Collateral; (ii) Collateral Agent shall not be required to execute any such document on terms which, in Collateral Agent's opinion, would expose Collateral Agent to liability or create any obligation or entail any consequence OTHER THAN the release of such Liens without recourse or warranty; and (iii) such release shall not in any manner discharge, affect, or impair the Obligation, the 364-Day Facility Obligation, or Liens upon (or obligations of any Company or any Guarantor in respect of) all interests retained by the Companies and the Guarantors, including (without limitation) the proceeds of any sale, all of which shall continue to constitute Collateral.

          (b) CELLULAR PARTNERSHIP OBLIGOR COLLATERAL. With respect to Liens on the assets of the Cellular Partnership Obligors, such Liens (as well as any Liens on partnership interests therein pledged by Persons other than any Company or any Guarantor) shall be released in the event all Debt to the Companies has been paid in full and terminated; PROVIDED, FURTHER HOWEVER, that from the date of such repayment until the Obligation has been paid in full and the Commitment has been terminated, no Company may, directly or through a Subsidiary, advance funds to any such Cellular

     Partnership. In regard to repayment of such intercompany Debt, Collateral Agent is hereby authorized by Lenders to execute and deliver such releases of Cellular Partnership Obligors upon ten (10) Business Days prior written request by Borrower supported by evidence that such intercompany Debt has been terminated and repaid in full and accompanied by appropriate release instruments, which must be in form and substance satisfactory to Collateral Agent.

     6.5 NEGATIVE PLEDGE. Notwithstanding the provisions of SECTION 6.1 hereof, until such time as Administrative Agent or Determining Lenders otherwise require, the Companies and the Guarantors shall not be required to perfect Liens on any assets described in SECTIONS 6.1(e), (f), (g), and (h) or to grant specific assignments of easements, licenses, permits, certificates of compliance, and certificates of approval issued by regulatory authorities, franchises, or like grants of authority or service agreements. To the extent Collateral Agent and Determining Lenders agree to delay the perfection or attachment of any Lien granted pursuant to SECTION 6.1 hereof, for whatever reason, the Companies and the Guarantors hereby covenant and agree not to directly create, incur, grant, suffer, or permit to be created or incurred any Lien on any such assets, OTHER THAN Permitted Liens. Furthermore, within thirty
(30) days of the request of Collateral Agent, Borrower shall (or shall cause each Company and each Guarantor to) execute and deliver to Collateral Agent all instruments and documents (including, without limitation, certificates and instruments and documents representing shares of stock or evidencing Debt) and shall take all further action that may be necessary or desirable, or that Collateral Agent may reasonably request, to grant, perfect, and protect Liens in favor of Collateral Agent for the benefit of Lenders, in such assets, as security for the Obligation and the 364-Day Facility Obligation; IT BEING EXPRESSLY UNDERSTOOD that the provisions of this negative pledge are a material inducement to the execution and delivery of this Agreement by each Lender.

     6.6 CONTROL; LIMITATION OF RIGHTS. Notwithstanding anything herein or in any other Loan Paper to the contrary, (a) the transactions contemplated hereby
(i) do not and will not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of the Companies or the Guarantors by Agents or Lenders, or control, affirmative or negative, direct or indirect, by Agents or Lenders over the management or any other aspect of the operation of the Companies or the Guarantors, which ownership or control remains exclusively and at all times in the Companies or the Guarantors, and (ii) do not and will not constitute the transfer, assignment, or disposition in any manner, voluntary or involuntary, directly or indirectly, of any Authorization at any time issued by the FCC or any PUC to the Companies or the Guarantors, or the transfer of control of the Companies or the Guarantors within the meaning of SECTION 310(d) of the Communications Act of 1934, as amended; and (b) neither Administrative Agent nor Collateral Agent shall, without first obtaining the approval of the FCC or any applicable PUC, take any action pursuant to this Agreement or any other Loan Paper that would constitute or result in any assignment of any Authorization or any change of control of the Companies or the Guarantors, if such assignment or change of control would require, under then existing Law (including the written rules and regulations promulgated by the FCC or any such PUC), the prior approval of the FCC or any such PUC.

SECTION 7 CONDITIONS PRECEDENT.

     7.1 CONDITIONS PRECEDENT TO CLOSING. This Agreement shall not become effective, and Lenders shall not be obligated to advance any Borrowing or issue any LC, unless Administrative Agent has received all of the agreements, documents, instruments, and other items described on SCHEDULE 7.1 (OTHER THAN each item, if any, listed on SCHEDULE 7.1A, which items are hereby permitted to be delivered after the Closing Date but not later than the respective date for delivery of each such item specified on SCHEDULE 7.1A).

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

     7.2 CONDITIONS PRECEDENT TO A PERMITTED ACQUISITION. On or prior to the consummation of any Acquisition (whether or not the purchase price for such Acquisition is funded by Borrowings), Borrower shall have satisfied the conditions and delivered, or caused to be delivered, to Administrative Agent, all documents and certificates set forth on SCHEDULE 7.2 by no later than the dates specified for satisfaction of such conditions on SCHEDULE 7.2; PROVIDED THAT, with respect to the Acquisition of California 4 RSA, Borrower shall not be required to deliver the Permitted Acquisition Compliance Certificate 30 days prior to closing of such Acquisition, SO LONG AS Borrower shall deliver all certificates and documents required under PART A of SCHEDULE 7.2 on or prior to the Closing Date. Promptly upon receipt of each Permitted Acquisition Compliance Certificate and each Permitted Acquisition Loan Closing Certificate, Administrative Agent shall provide copies of such certificates to Lenders. All documentation delivered and satisfaction of conditions pursuant to the requirements of SECTION 7.2 must be satisfactory to Administrative Agent. To the extent any Borrowing is being requested in connection with the consummation of the Acquisition, the conditions set forth in SECTIONS 7.2 and 7.3 hereof must be satisfied prior to the making of any such Borrowing.

     7.3 CONDITIONS PRECEDENT TO EACH BORROWING. In addition to the conditions stated in SECTION 7.1 and SECTION 7.2, Lenders will not be obligated to fund (as opposed to continue or convert) any Borrowing, and Administrative Agent will not be obligated to issue any LC, as the case may be, unless on the date of such Borrowing or issuance (and after giving effect thereto), as the case may be:
(a) Administrative Agent shall have timely received therefor a Notice of Borrowing or a Notice of LC (together with the applicable LC Agreement), as the case may be; (b) Administrative Agent shall have received, as applicable, the LC fees provided for in SECTION 5.3 and 5.4 hereof; (c) all of the representations and warranties of any Company or any Guarantor set forth in the Loan Papers are true and correct in all material respects (except to the extent that (i) the representations and warranties speak to a specific date or (ii) the facts on which such representations and warranties are based have been changed by transactions contemplated or permitted by the Loan Papers); (d) no change in the financial condition or business of any Company or any Guarantor which could be a Material Adverse Event shall have occurred; (e) no Default or Potential Default shall have occurred and be continuing; (f) the funding of such Borrowings and issuance of such LC, as the case may be, is permitted by Law; (g) in the event all or any part of the proceeds of the Borrowing will be used to finance a Distribution to the extent permitted by SECTION 9.21, Administrative Agent shall have received all such certifications, financial information, and projections as Administrative Agent may reasonably request; and (h) all matters related to such Borrowing must be satisfactory to Required Lenders and their respective counsel in their reasonable determination, and upon the reasonable request of Administrative Agent, Borrower shall deliver to Administrative Agent evidence substantiating any of the matters in the Loan Papers which are necessary to enable Borrower to qualify for such Borrowing. Each Notice of Borrowing and LC Agreement delivered to Administrative Agent shall constitute the representation and warranty by Borrower to Administrative Agent that the statements above are true and correct in all respects. Each condition precedent in this Agreement is material to the transactions contemplated in this Agreement, and time is of the essence in respect of each thereof. Subject to the prior approval of Required Lenders, Lenders may fund any Borrowing, and Administrative Agent may issue any LC, without all conditions being satisfied, but, to the extent permitted by Law, the same shall not be deemed to be a waiver of the requirement that each such condition precedent be satisfied as a prerequisite for any subsequent funding or issuance, unless Required Lenders specifically waive each such item in writing.

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

SECTION 8 REPRESENTATIONS AND WARRANTIES. Borrower, each other Company, and each Guarantor represent and warrant to Administrative Agent and Lenders as follows:

     8.1 PURPOSE OF CREDIT FACILITY. Borrower will use (or will loan such proceeds to its Companies to so use) all proceeds of Borrowings for one or more of the following: (a) to finance the Acquisition of California RSA-4, Texas RSA-16, Santa Cruz MSA, and other Permitted Acquisitions; (b) to finance Capital Expenditures; (c) to finance certain investments permitted by the Loan Papers;
(d) to finance certain permitted Distributions; and (e) for general corporate purposes. No Company or Guarantor is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "MARGIN STOCK" within the meaning of REGULATION U.
No part of the proceeds of any Borrowing will be used, directly or indirectly, for a purpose which violates any Law, including, without limitation, the provisions of REGULATIONS G, T, U, or X (as enacted by the Board of Governors of the Federal Reserve System, as amended).

     8.2 EXISTENCE, GOOD STANDING, AUTHORITY, AND AUTHORIZATIONS. Each Company and Guarantor is duly organized, validly existing, and in good standing under the Laws of its jurisdiction of organization (such jurisdictions being identified on SCHEDULE 8.3, as supplemented and modified in writing from time to time to reflect any changes to such Schedule as a result of transactions permitted by the Loan Papers). Each Company is duly qualified to transact business and is in good standing in each jurisdiction where the nature and extent of its business and properties require the same. Each of Borrower, the Guarantors, and the Companies possesses all the Authorizations, franchises, permits, licenses, certificates of compliance, and approvals and grants of authority necessary, including, without limitation, any Authorization issued by the FCC, all of which are described on SCHEDULE 8.2 hereto, necessary or required in the conduct of its respective business(es), and the same are valid, binding, enforceable, and subsisting without any defaults thereunder or enforceable adverse limitations thereon and are not subject to any proceedings or claims opposing the issuance, development, or use thereof or contesting the validity thereof. No authorization, consent, approval, waiver, license, or formal exemptions from, nor any filing, declaration, or registration with, any Governmental Authority (federal, state, or local), or non-governmental entity, under the terms of contracts or otherwise, is required by reason of or in connection with the execution and performance of the Loan Papers by Borrower, the Guarantors, and the Companies.

     8.3 SUBSIDIARIES; CAPITAL STOCK. The Companies and Guarantors have no Subsidiaries except as disclosed on SCHEDULE 8.3 (as supplemented and modified in writing from time to time to reflect any changes to such Schedule as a result of transactions permitted by the Loan Papers). All of the outstanding shares of capital stock (or similar voting interests) of each Subsidiary are duly authorized, validly issued, fully paid, and nonassessable and are owned of record and beneficially as set forth on SCHEDULE 8.3 (as supplemented and modified in writing from time to time to reflect any changes to such Schedule as a result of transactions permitted by the Loan Papers), free and clear of any Liens, restrictions, claims, or Rights of another Person, other than Permitted Liens, and none of such shares owned by any Company or Guarantor is subject to any restriction on transfer thereof except for restrictions imposed by securities Laws and general corporate Laws. No Company or Guarantor has outstanding any warrant, option, or other Right of any Person to acquire any of its capital stock or similar equity interests. The number and percentage of shares of partnership interests in each of the Cellular Partnerships, and the ownership thereof, are accurately set forth on SCHEDULE 8.3 attached hereto; all such partnership interests are validly issued under the terms of the applicable Partnership Agreements and applicable Law; and the partners' ownership thereof is free and clear of any liens or security interests or other contractual restrictions, other than the pledge thereof in favor of Collateral Agent, on behalf of Lenders, as set forth on SCHEDULE 8.3 attached hereto.

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

     8.4 AUTHORIZATION AND CONTRAVENTION. The execution and delivery by each Company and Guarantor of each Loan Paper to which it is a party and the performance by such Company and Guarantor of its obligations thereunder (a) are within the corporate power of such Company or Guarantor, (b) will have been duly authorized by all necessary corporate or partnership action on the part of such Company or Guarantor when such Loan Paper is executed and delivered, (c) require no action by or in respect of, or filing with, any Governmental Authority, which action or filing has not been taken or made on or prior to the Closing Date (or if later, the date of execution and delivery of such Loan Paper), (d) will not violate any provision of the charter, bylaws, or partnership agreement of such Company or Guarantor, (e) will not violate any provision of Law applicable to it, other than such violations which individually or collectively could not be a Material Adverse Event, (f) will not violate any material written or oral agreements, contracts, commitments, or understandings to which it is a party, other than such violations which could not be a Material Adverse Event, or
(g) will not result in the creation or imposition of any Lien on any asset of any Company or Guarantor. The Companies and Guarantors have (or will have upon consummation thereof) all necessary consents and approvals of any Person or Governmental Authority required to be obtained in order to effect any asset transfer, change of control, merger, or consolidations permitted by the Loan Papers.

     8.5 BINDING EFFECT. Upon execution and delivery by all parties thereto, each Loan Paper will constitute a legal, valid, and binding obligation of each Company and each Guarantor party thereto, enforceable against each such Company or Guarantor in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity.

     8.6 FINANCIAL STATEMENTS. The Current Financials were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition, results of operations, and cash flows of the Companies as of and for the portion of the fiscal year ending on the date or dates thereof (subject only to normal year-end audit adjustments). There were no material liabilities, direct or indirect, fixed or contingent, of the Companies as of the date or dates of the Current Financials which are required under GAAP to be reflected therein or in the notes thereto, and are not so reflected. Except for transactions directly related to, or specifically contemplated by, the Loan Papers, there have been no changes in the consolidated financial condition of the Companies from that shown in the Current Financials after such date which could be a Material Adverse Event, nor has Borrower or any Company incurred any liability (including, without limitation, any liability under any Environmental Law), direct or indirect, fixed or contingent, after such date which could be a Material Adverse Event.

     8.7 LITIGATION, CLAIMS, INVESTIGATIONS. No Company or Guarantor is subject to, or aware of the threat of, any Litigation which is reasonably likely to be determined adversely to any Company or any Guarantor, and, if so adversely determined, could (individually or collectively with other Litigation) be a Material Adverse Event. There are no outstanding orders or judgments for the payment of money in excess of $1,000,000 (individually or collectively) or any warrant of attachment, sequestration, or similar proceeding against the assets of any Company or Guarantor having a value (individually or collectively) of $1,000,000 or more which is not either (a) stayed on appeal or (b) being diligently contested in good faith by appropriate proceedings and adequate reserves have been set aside on the books of such Company in accordance with GAAP. There are no formal complaints, suits, claims, investigations, or proceedings initiated at or by any Governmental Authority pending or threatened by or against any Company or Guarantor which could be a Material Adverse Event, nor any judgments, decrees, or orders of any Governmental Authority outstanding against any Company or any Guarantor that could be a Material Adverse Event.

     8.8 TAXES. All Tax returns of each Company and Guarantor required to be filed have been filed (or extensions have been granted) prior to delinquency, except for any such returns for which the failure to so file could not be a Material Adverse Event, and all Taxes imposed upon each Company or Guarantor which are due and payable have been paid prior to delinquency, OTHER THAN Taxes for which the criteria for Permitted Liens (as specified in SECTION 9.13(b)(v)) have been satisfied or for which nonpayment thereof could not constitute a Material Adverse Event.

     8.9 ENVIRONMENTAL MATTERS. No Company or Guarantor (a) knows of any environmental condition or circumstance, such as the presence or Release of any Hazardous Substance, on any property presently or previously owned by any Company or any Guarantor that could be a Material Adverse Event, (b) knows of any violation by any Company or any Guarantor of any Environmental Law, except for such violations that could not be a Material Adverse Event, or (c) knows that any Company or any Guarantor is under any obligation to remedy any violation of any Environmental Law, except for such obligations that could not be a Material Adverse Event; PROVIDED, HOWEVER, that each Company and each Guarantor (x) to the best of its knowledge, has in full force and effect all environmental permits, licenses, and approvals required to conduct its operations and is operating in substantial compliance thereunder, and (y) has taken prudent steps to determine that its properties and operations are not in violation of any Environmental Law.

     8.10 EMPLOYEE BENEFIT PLANS. (a) No Employee Plan has incurred an accumulated funding deficiency, as defined in SECTION 302 of ERISA and
SECTION 412 of the Code, (b) neither Borrower nor any ERISA Affiliate has incurred material liability which is currently due and remains unpaid under TITLE IV of ERISA to the PBGC or to an Employee Plan in connection with any such Employee Plan, (c) neither Borrower nor any ERISA Affiliate has withdrawn in whole or in part from participation in a Multiemployer Plan, (d) Borrower has not engaged in any "PROHIBITED TRANSACTION" (as defined in SECTION 406 of ERISA or SECTION 4975 of the Code) which would be a Material Adverse Event, and (e) no Reportable Event has occurred which is likely to result in the termination of an Employee Plan. The present value of all benefit liabilities within the meaning of TITLE IV of ERISA under each Employee Plan (based on those actuarial assumptions used to fund such Employee Plan) did not, as of the last annual valuation date for the 1997 plan year of such Plan, exceed the value of the assets of such Employee Plan, and the total present values of all benefit liabilities within the meaning of TITLE IV of ERISA of all Employee Plans (based on the actuarial assumptions used to fund each such Plan) did not, as of the respective annual valuation dates for the 1997 plan year of each such Plan, exceed the value of the assets of all such plans.

     8.11 PROPERTIES; LIENS. Each Company and each Guarantor has good and marketable title to all its property reflected on the Current Financials, EXCEPT
(a) for (i) property that is obsolete, (ii) property that has been disposed of in the ordinary course of business, or (iii) property with title defects or failures in title which would not be a Material Adverse Event, or (b) as otherwise permitted by the Loan Papers. Except for Permitted Liens, there is no Lien on any property of any Company or any Guarantor, and the execution, delivery, performance, or observance of the Loan Papers will not require or result in the creation of any Lien on such property.

     8.12 GOVERNMENT REGULATIONS. No Company or Guarantor is subject to regulation under the INVESTMENT COMPANY ACT OF 1940, as amended, the PUBLIC UTILITY HOLDING COMPANY ACT OF 1935, as amended, or any other Law (other than REGULATIONS G, T, U, and X of the Board of Governors of the Federal Reserve System and the requirements of any PUC or public service commission) which regulates the incurrence of Debt.

     8.13 TRANSACTIONS WITH AFFILIATES. No Company or Guarantor is a party to a material transaction with any of its Affiliates (excluding transactions between or among Companies), other than

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

transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than such Company could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate.

     8.14 DEBT. No Company or Guarantor is an obligor on any Debt other than Permitted Debt.

     8.15 MATERIAL AGREEMENTS; MANAGEMENT AGREEMENTS. SCHEDULE 8.15 hereto sets forth a list of all contracts material to the respective business of the Companies and the Guarantors (including with respect to the Systems), and there exists no material default under any of such contracts. There are no failures of any material written or oral agreements, contracts, commitments, or understandings to which any Company or Guarantor is a party to be in full force and effect which could be a Material Adverse Event, and no default or potential default exists on the part of any Company or any Guarantor thereunder which could be a Material Adverse Event. None of Borrower, the Guarantors, or the Companies is a party to any management or consulting agreement for the provision of services to it, except as described in SCHEDULE 8.15 hereto.

     8.16 INSURANCE. Each Company and each Guarantor maintains, with financially sound, responsible, and reputable insurance companies or associations, insurance concerning its properties and businesses against such casualties and contingencies and of such types and in such amounts (and with co-insurance and deductibles) as is customary in the case of same or similar businesses.

     8.17 LABOR MATTERS. There are no actual or threatened strikes, labor disputes, slow downs, walkouts, or other concerted interruptions of operations by the employees of any Company or any Guarantor that could be a Material Adverse Event. Hours worked by and payment made to employees of the Companies and the Guarantors have not been in violation of the FAIR LABOR STANDARDS ACT or any other applicable Law dealing with such matters, other than any such violations, individually or collectively, which could not constitute a Material Adverse Event. All payments due from any Company or any Guarantor on account of employee health and welfare insurance have been paid or accrued as a liability on its books, other than any such nonpayments which could not, individually or collectively, constitute a Material Adverse Event.

     8.18 SOLVENCY. At the time of each Borrowing hereunder and on the date of each Permitted Acquisition, each Company and each Guarantor is (and after giving effect to the transactions contemplated by the Loan Papers, any Permitted Acquisition, and any incurrence of additional Debt, will be) Solvent.

     8.19 INTELLECTUAL PROPERTY. Each Company and each Guarantor owns or has sufficient and legally enforceable rights to use all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, and trade names necessary to continue to conduct its businesses as heretofore conducted by it, now conducted by it, and now proposed to be conducted by it. Each Company and each Guarantor is conducting its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret, or other intellectual property right of others, other than any such infringements or claims which, if successfully asserted against or determined adversely to any Company or any Guarantor, could not, individually or collectively, constitute a Material Adverse Event.

     8.20 COMPLIANCE WITH LAWS. No Company or Guarantor is in violation of any Laws (including, without limitation, the Communications Act, Environmental Laws, and those Laws administered by the FCC and any PUC), other than such violations which could not, individually or collectively, be a Material Adverse Event. No Company or Guarantor has received notice alleging any noncompliance with any Laws, except for such noncompliance which no longer exists, or which could not constitute a Material Adverse Event.

     8.21 PERMITTED ACQUISITIONS.

          (a) VALIDITY. With respect to any Permitted Acquisitions, each of Borrower, the Companies, and the Guarantors has the power and authority under the Laws of its state of incorporation and under its articles of incorporation and bylaws or Partnership Agreement, as applicable, to enter into and perform the related Acquisition agreement to which it is a party and all other agreements, documents, and actions required thereunder; and all actions (corporate or otherwise) necessary or appropriate by Borrower, the Companies, or the Guarantors (as the case may be) for the execution and performance of said Acquisition agreements, and all other documents, agreements, and actions required thereunder, have been taken, and, upon their execution, such Acquisition agreements will constitute the valid and binding obligation of Borrower, the Companies, and the Guarantors, as the case may be, enforceable in accordance with their respective terms.

          (b) NO VIOLATIONS. With respect to any Permitted Acquisition, the making and performance of the related Acquisition agreements, and all other agreements, documents, and actions required thereunder, will not violate any provision of any Law, including, without limitation, all state corporate Laws and judicial precedents of the states of incorporation or formation of Borrower, the Companies, and the Guarantors, and will not violate any provisions of the articles of incorporation and bylaws or Partnership Agreements of Borrower, the Companies, or the Guarantors, or constitute a default under any agreement by which Borrower, the Companies, or the Guarantors or their respective property may be bound.

     8.22 REGULATION U. "MARGIN STOCK" (as defined in REGULATION U) constitutes less than 25% of those assets of the Companies or the Guarantors which are subject to any limitation on sale, pledge, or other restrictions hereunder.

     8.23 TRADENAME. No Company or Guarantor has used or transacted business under any other corporate or trade name in the five-year period preceding the date hereof.

     8.24 FULL DISCLOSURE. There is no material fact or condition relating to the Loan Papers or the financial condition, business, or property of any Company or any Guarantor which could be a Material Adverse Event and which has not been related, in writing, to Administrative Agent. All information heretofore furnished by any Company or any Guarantor to any Lender or Administrative Agent in connection with the Loan Papers was, and all such information hereafter furnished by any Company or any Guarantor to any Lender or Administrative Agent will be, true and accurate in all material respects or based on reasonable estimates on the date as of which such information is stated or certified.

SECTION 9 COVENANTS. Borrower and each Guarantor covenant and agree (and agree to cause their ERISA Affiliates with respect to SECTION 9.10) to perform, observe, and comply with each of the following covenants, from the Closing Date and SO LONG THEREAFTER AS Lenders are committed to fund Borrowings and Administrative Agent is committed to issue LCs under this Agreement and thereafter until the payment in full of the Principal Debt (and termination of outstanding LCs, if any) and payment in full of all other interest, fees, and other amounts of the Obligation then due and owing, UNLESS Borrower receives a prior written consent to the contrary by Administrative Agent as authorized by Required Lenders:

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

     9.1 USE OF PROCEEDS. Borrower shall use the proceeds of Borrowings only for the purposes represented herein.

     9.2 BOOKS AND RECORDS. The Companies and Guarantors shall maintain books, records, and accounts necessary to prepare financial statements in accordance with GAAP.

     9.3 ITEMS TO BE FURNISHED. Borrower shall cause the following to be furnished to Administrative Agent for delivery to Lenders:

          (a) Promptly after preparation, and no later than 120 days after the last day of each fiscal year of each of Borrower and Communications, Financial Statements showing the consolidated and consolidating financial condition and results of operations calculated separately for each of
     (x) the Companies and (y) Communications and its Restricted Subsidiaries, as of, and for the year ended on, such day, each accompanied by:

               (i) the unqualified opinion of a firm of nationally-recognized independent certified public accountants, based on an audit using generally accepted auditing standards, that such Financial Statements (calculated with respect to the Companies or Communications and its Restricted Subsidiaries, as the case may be) were prepared in accordance with GAAP and present fairly the consolidated financial condition and results of operations of the Companies or Communications and its Restricted Subsidiaries, as the case may be;

               (ii)  any management letter prepared by such accounting firm;

               (iii) with respect to the Financial Statements of the Companies, a certificate from such accounting firm to Administrative Agent indicating that during its audit it obtained no knowledge of any Default or Potential Default or, if it obtained such knowledge, the nature and period of existence thereof;

               (iv) a letter from such accounting firm addressed to Borrower or Communications (as the case may be), with a copy to Administrative Agent, acknowledging that (A) Borrower or Communications, as the case may be, plans to provide Administrative Agent with such audited Financial Statements and accompanying audit report, (B) Administrative Agent has informed Borrower or Communications, as the case may be, that Administrative Agent and Lenders intend to rely on such firm's audit report accompanying such Financial Statements, and (C) Borrower or Communications, as the case may be, intends for Administrative Agent and Lenders to so rely; and

               (v) with respect to the Financial Statements of the Companies, a Compliance Certificate.

          (b) Promptly after preparation, and no later than 60 days after the last day of each fiscal quarter of Borrower, Financial Statements showing the consolidated financial condition and results of operations calculated for the Companies for such fiscal quarter and for the period from the beginning of the then-current fiscal year to, such last day, accompanied by a Compliance Certificate with respect to such Financial Statements.

          (c) Within 60 days after the end of each fiscal quarter of Borrower, a management report, showing for each System results of operations and subscriber counts, discussing the financial results and comparing actual performance results to the Budget for such period, and outlining principal factors affecting performances of each market, and detailing the outstanding principal amount of intercompany loans and advances from Borrower to any Cellular Partnership Obligor, if any, all in form and substance satisfactory to Administrative Agent.

          (d) On or prior to March 31 of each fiscal year of Borrower, the financial Budget for such fiscal year, accompanied by a certificate executed by a Responsible Officer, certifying that such Budget was prepared by Borrower based on assumptions which, in light of the historical performance of the Companies and their prospects for the future, are realistic and achievable.

          (e) Promptly upon receipt thereof, copies of all auditor's annual management letters delivered to Borrower.

          (f)  Notice, promptly after Borrower knows or has reason to know of
     (i) the existence and status of any Litigation which could be a Material Adverse Event, or of any order or judgment for the payment of money which (individually or collectively) is in excess of $1,000,000, or any warrant of attachment, sequestration, or similar proceeding against the assets of any Company or Guarantor having a value (individually or collectively) of $1,000,000, (ii) any material change in any material fact or circumstance represented or warranted in any Loan Paper, (iii) a Default or Potential Default specifying the nature thereof and what action Borrower or any other Company or Guarantor has taken, is taking, or proposes to take with respect thereto, (iv) the receipt by any Company or Guarantor of any notice from any Governmental Authority of the expiration without renewal, termination, material modification or suspension of, or institution of any proceedings to terminate, materially modify, or suspend, any Authorization granted by the FCC or any applicable PUC, or any other Authorization which any Company or Guarantor is required to hold in order to operate its business in compliance with all applicable Laws, other than such expirations, terminations, suspensions, or modifications which individually or in the aggregate would not constitute a Material Adverse Event, (v) any federal, state, or local statute, regulation, or ordinance or judicial or administrative order limiting or controlling the operations of any Company or any Guarantor which has been issued or adopted hereafter and which is of material adverse importance or effect in relation to the operation of any Company or Guarantor, (vi) the receipt by any Company or any Guarantor of notice of any violation or alleged violation of any Environmental Law, which violation or alleged violation could individually or collectively with other such violations or allegations, constitute a Material Adverse Event, or (vii) (A) the occurrence of a Reportable Event that, alone or TOGETHER WITH any other Reportable Event, could reasonably be expected to result in liability of Borrower or any Company or Guarantor to the PBGC in an aggregate amount exceeding $1,000,000; (B) any expressed statement in writing on the part of the PBGC of its intention to terminate any Employee Plan or Plans; (C) Borrower's or an ERISA Affiliate's becoming obligated to file with the PBGC a notice of failure to make a required installment or other payment with respect to an Employee Plan; or (D) the receipt by Borrower or an ERISA Affiliate from the sponsor of a Multiemployer Plan of either a notice concerning the imposition of withdrawal liability in an aggregate amount exceeding $1,000,000 or of the impending termination or reorganization of such Multiemployer Plan.

          (g) Promptly after any of the information or disclosures provided on any of the Schedules delivered pursuant to this Agreement or any Annexes to any of the Collateral Documents becomes outdated or incorrect in any material respect, such revised or updated Schedule(s) or

     Annexes as may be necessary or appropriate to update or correct such information or disclosures; PROVIDED THAT, no deletions may be made to any Annexes describing Collateral in any of the Collateral Documents unless approved by Required Lenders.

          (h) Promptly after preparation, true, correct, and complete copies of all material reports or filings filed by or on behalf of any Company with any Governmental Authority (including the FCC and the Securities and Exchange Commission).

          (i) Promptly after the filing thereof, a true, correct, and complete copy of each FORM 10-K, FORM 10-Q, and FORM 8-K filed by or on behalf of Borrower or any Company or any Guarantor with the Securities and Exchange Commission.

          (j) Promptly upon request therefor by Administrative Agent or Lenders, such information (not otherwise required to be furnished under the Loan Papers) respecting the business affairs, assets, and liabilities of the Companies or the Guarantors, and such opinions, certifications, and documents, in addition to those mentioned in this Agreement, as reasonably requested.

          (k)  With respect to the post-closing requirements set forth on
     SCHEDULE 7.1A, deliver, or cause to be delivered, to Administrative Agent (or Collateral Agent in the case of Collateral Documents), all agreements, documents, instruments, or other items listed on SCHEDULE 7.1A on or prior to the date specified for delivery thereof on SCHEDULE 7.1A.

     9.4 INSPECTIONS. Upon reasonable notice, the Companies and the Guarantors shall allow Administrative Agent or any Lender (or their respective Representatives) to inspect any of their properties, to review reports, files, and other records and to make and take away copies thereof, to conduct tests or investigations, and to discuss any of their affairs, conditions, and finances with other creditors, directors, officers, employees, other representatives, and independent accountants of the Companies or Guarantors, from time to time, during reasonable business hours.

     9.5 TAXES. Each Company and each Guarantor (a) shall promptly pay when due any and all Taxes OTHER THAN Taxes the applicability, amount, or validity of which is being contested in good faith by lawful proceedings diligently conducted, and against which reserve or other provision required by GAAP has been made, and in respect of which levy and execution of any lien securing same have been and continue to be stayed, (b) shall not, directly or indirectly, use any portion of the proceeds of any Borrowing to pay the wages of employees unless a timely payment to or deposit with the appropriate Governmental Authorities of all amounts of Tax required to be deducted and withheld with respect to such wages is also made, and (c) notify Lenders immediately if the Internal Revenue Service or any other taxing authority commences or notifies any Company or any Guarantor of its intention to commence an audit or investigation with respect to any taxes of any kind due or alleged to be due from any Company or any Guarantor.

     9.6 PAYMENT OF OBLIGATIONS. Borrower shall pay the Obligation in accordance with the terms and provisions of the Loan Papers. Each Company and each Guarantor (a) shall promptly pay (or renew and extend) all of its material obligations as the same become due (unless such obligations [other than the Obligation or the 364-Day Facility Obligation] are being contested in good faith by appropriate proceedings), and (b) shall not make any voluntary prepayment of principal of, or interest on, any other Debt (other than the Obligation or the 364-Day Facility Obligation), whether subordinate to the Obligation or not or
(ii) use proceeds from the Facilities to make any voluntary prepayment of principal of, or interest

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on, or sinking fund payment in respect of any Debt of any Company or any
Guarantor. Borrower shall not make any payment on any Subordinated Debt when it violates the subordination provisions thereof.

     9.7 MAINTENANCE OF EXISTENCE, ASSETS, AND BUSINESS. Except as otherwise permitted by SECTION 9.25, each Company and each Guarantor shall at all times:
(a) maintain its existence and good standing in the jurisdiction of its organization and its authority to transact business in all other jurisdictions where the failure to so maintain its authority to transact business could be a Material Adverse Event; (b) maintain all licenses, permits, and franchises necessary for its business where the failure to so maintain could be a Material Adverse Event; (c) keep all of its assets which are useful in and necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs thereto and replacements thereof; and
(d) do all things necessary to obtain, renew, extend, and continue in effect all Authorizations issued by the FCC or any applicable PUC which may at any time and from time to time be necessary for the Companies and Guarantors to operate their businesses in compliance with applicable Law, where the failure to so renew, extend, or continue in effect could be a Material Adverse Event.

     9.8 INSURANCE. The Companies and Guarantors shall, at their sole cost and expense, keep and maintain the Collateral owned by such Company or Guarantor insured for its actual cash value against loss or damage by fire, theft, explosion, flood, and all other hazards and risks ordinarily insured against by other owners or users of such properties in similar businesses of comparable size and notify Agent promptly of any occurrence causing a material loss or decline in value of the Collateral and the estimated (or actual, if available) amount of such loss or decline. All policies of insurance on the Collateral shall be in a form, with such deductibles, and with insurers recognized as adequate by prudent business Persons in the same businesses as the Companies or Guarantors and acceptable to Administrative Agent, and all such policies shall be in such amount as may be satisfactory to Administrative Agent. On the Closing Date and thereafter as each policy is renewed and extended, the Companies and Guarantors shall deliver to Collateral Agent a certificate of insurance for each policy of insurance and evidence of payment of all premiums therefor. Such policies of insurance and the certificates evidencing the same shall contain an endorsement, in form and substance acceptable to Collateral Agent, showing loss payable to Collateral Agent for the benefit of Lenders and the 364-Day Facility Lenders. Such endorsement, or an independent instrument furnished to Collateral Agent, shall provide that the insurance companies will give Collateral Agent at least thirty (30) days prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of any Company, any Guarantor, or any other Person shall affect the Right of Collateral Agent to recover under such policy or policies of insurance in case of loss or damage. Upon the payment by the insurer of the proceeds of any such policy of insurance and if no Default has occurred and is continuing, the Company or Guarantor so insured may retain such insurance if such proceeds are used to repair or replace the property the damage or destruction of which gave rise to the payment of such insurance proceeds; PROVIDED, HOWEVER, that any insurance proceeds not used for repair or replacement in accordance herewith, UNLESS paid as reimbursement of expenses incurred and business losses suffered in connection with the loss or damage to the Collateral, shall be paid to or retained by Collateral Agent for application as a mandatory prepayment on the Obligation and the 364-Day Facility Obligation in accordance with the Intercreditor Agreement.

     9.9 PRESERVATION AND PROTECTION OF RIGHTS. Each Company and each Guarantor shall perform such acts and duly authorize, execute, acknowledge, deliver, file, and record any additional agreements, documents, instruments, and certificates as Administrative Agent, Collateral Agent, or Required Lenders may reasonably deem necessary or appropriate in order to preserve and protect the Rights of Administrative Agent and Lenders under any Loan Paper.

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     9.10 EMPLOYEE BENEFIT PLANS.  Borrower shall not, directly or indirectly, engage in any "PROHIBITED TRANSACTION" (as defined in SECTION 406 of ERISA or SECTION 4975 of the Code), and the Companies, the Guarantors, and their respective ERISA Affiliates shall not, directly or indirectly, (a) incur any "ACCUMULATED FUNDING DEFICIENCY" as such term is defined in SECTION 302 of ERISA with respect to any Employee Plan, (b) permit any Employee Plan to be subject to involuntary termination proceedings pursuant to TITLE IV of ERISA, or (c) fully or partially withdraw from any Multiemployer Plan, if such prohibited transaction, accumulated funding deficiency, termination proceeding, or withdrawal would result in liability on the part of any Company or any Guarantor (individually or collectively) in excess of $1,000,000.

     9.11 ENVIRONMENTAL LAWS. Each Company and each Guarantor shall (a) conduct its business so as to comply with all applicable Environmental Laws and shall promptly take corrective action to remedy any non-compliance with any Environmental Law, (b) promptly investigate and remediate any known Release or threatened Release of any Hazardous Substance on any property owned by any Company or any Guarantor or at any facility operated by any Company or any Guarantor to the extent and degree necessary to comply with Law and to assure that any Release or threatened Release does not result in a substantial endangerment to human health or the environment, and (c) establish and maintain a management system designed to ensure compliance with applicable Environmental Laws and minimize financial and other risks to each Company or Guarantor arising under applicable Environmental Laws or as a result of environmentally-related injuries to Persons or property.

     9.12 DEBT AND GUARANTIES.

          (a) No Company or Guarantor shall, directly or indirectly, create, incur, or suffer to exist any direct, indirect, fixed, or contingent liability for any Debt, OTHER THAN:

               (i)   The Obligation;

               (ii)  The 364-Day Facility Obligation;

               (iii) Debt incurred by Borrower under any Financial Hedge;

               (iv)  Debt between Companies;

               (v) Debt of Borrower to Communications SO LONG AS such Debt is unsecured, unguaranteed, and subordinate in right of payment to the Obligation upon terms satisfactory to Administrative Agent; PROVIDED THAT, repayments of such Debt may be made at such times, in such amounts, for the purposes, and subject to the conditions, as specified in SECTION 9.21(d); and

               (vi) Debt of any Cellular Partnership Obligor owed to Borrower, SO LONG AS (A) such Debt is evidenced by Cellular Partnership Promissory Notes whose form and terms, including amortization schedules, are acceptable to Administrative Agent; (B) such Cellular Partnership Promissory Notes and all partnership interests of the Companies in such Cellular Partnership Obligor are pledged or assigned by the appropriate Companies to Collateral Agent, for the benefit of Lenders and the 364-Day Facility Lenders, pursuant to appropriate Collateral Documents; (C) each Cellular Partnership Obligor has executed a Guaranty and has granted Liens in and to all its assets in favor of Collateral Agent (for the benefit of Lenders and the 364-Day Facility Lenders) by execution and delivery to

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          Collateral Agent of all Collateral Documents required by Collateral
          Agent; and (D) such Cellular Partnership Obligor has delivered all such searches, opinions, financing statements, and other documents reasonably requested by Administrative Agent or Collateral Agent;

               (vii) Trade Debt incurred in the ordinary course of business for value received; and

               (viii) Debt arising under Capital Leases not to exceed $5,000,000 in the aggregate on any date of determination.

          (b) No Company or Guarantor shall guarantee or assume or agree to become liable in any way, either directly or indirectly, for any Debt or liability of others, except (i) endorsements of checks or drafts in the ordinary course of business and (ii) the obligations of the Companies and Guarantors under the Guaranty.

     9.13 LIENS.  No Company or Guarantor will, directly or indirectly,
(a) enter into or permit to exist any arrangement or agreement which directly or indirectly prohibits any Company or Guarantor from creating or incurring any Lien on any of its assets, other than the Loan Papers or the 364-Day Facility Loan Papers, or (b) create, incur, or suffer or permit to be created or incurred or to exist any Lien upon any of its assets, EXCEPT:

          (i) Pledges or deposits made to secure payment of worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, pensions, or other social security programs;

          (ii) Good-faith pledges or deposits made to secure performance of bids, tenders, insurance or other contracts (OTHER THAN for the repayment of borrowed money), or leases, or to secure statutory obligations, surety or appeal bonds, or indemnity, performance, or other similar bonds as all such Liens arise in the ordinary course of business of the Companies and Guarantors;

          (iii) Encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, none of which impair in any material respect the use of such property by the Person in question in the operation of its business, and none of which is violated by existing or proposed structures or land use;

          (iv) Liens of landlords or of mortgagees of landlords, arising solely by operation of law, on fixtures and movable property located on premises leased in the ordinary course of business;

          (v) The following, SO LONG AS the validity or amount thereof is being contested in good faith and by appropriate and lawful proceedings diligently conducted, reserve or other appropriate provisions (if any) required by GAAP shall have been made, levy and execution thereon have been stayed and continue to be stayed, and they do not in the aggregate materially detract from the value of the property of the Person in question, or materially impair the use thereof in the operation of its business: (i) claims and Liens for Taxes (other than Liens relating to Environmental Laws or ERISA); (ii) claims and Liens upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute

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     of the merits; and (iii) claims and Liens of mechanics, materialmen, warehousemen, carriers, landlords, or other like Liens; and

          (vi) Statutory Liens on the Participation Certificates held by Borrower to secure Borrower's obligations to CoBank, ACB, hereunder, SO LONG AS the proceeds of which Participation Certificates (as and when secured) shall be shared by CoBank, ACB, among Lenders.

     9.14 TRANSACTIONS WITH AFFILIATES. No Company or Guarantor shall enter into any material transaction with any of its Affiliates (excluding transactions among or between Companies), OTHER THAN transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than such Company or Guarantor could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate.

     9.15 COMPLIANCE WITH LAWS AND DOCUMENTS. No Company or Guarantor shall violate the provisions of any Laws applicable to it, including, without limitation, all rules and regulations promulgated by the FCC or any applicable PUC, or any material written or oral agreement, contract, commitment, or understanding to which it is a party, if such violation alone, or when aggregated with all other such violations, could be a Material Adverse Event; no Company or Guarantor shall violate the provisions of its charter, bylaws, or partnership agreement, or modify, repeal, replace, or amend any provision of its charter, bylaws, or partnership agreement, if such action could adversely affect the Rights of Lenders.

     9.16 PERMITTED ACQUISITIONS, SUBSIDIARY GUARANTIES, AND COLLATERAL DOCUMENTS. In connection with each Permitted Acquisition, Borrower shall deliver, or cause to be delivered to, Administrative Agent each of the items described on SCHEDULE 7.2, on or before the date specified on such Schedule for each such item. Borrower shall cause each Subsidiary that becomes a Subsidiary of any Company after the Closing Date (whether as a result of acquisition, merger, creation, or otherwise), (a) to execute a Guaranty on the date such entity becomes a Subsidiary of a Company and promptly deliver (but in no event later than 10 days following consummation of such creation, acquisition, or merger) such Guaranty to Collateral Agent and (b) to execute and deliver to Collateral Agent all required Collateral Documents creating Liens in favor of Collateral Agent on all the assets of such Subsidiary.

     9.17 ASSIGNMENT. No Company or Guarantor shall assign or transfer any of its Rights, duties, or obligations under any of the Loan Papers.

     9.18 FISCAL YEAR AND ACCOUNTING METHODS. No Company or Guarantor will change its fiscal year for book accounting purposes or its method of accounting, OTHER THAN (a) immaterial changes in methods or as required by GAAP, or (b) in connection with a Permitted Acquisition, such changes to the newly-acquired entity so as to conform its fiscal year and its method of accounting to those of the Companies.

     9.19 GOVERNMENT REGULATIONS. No Company or Guarantor will conduct its business in such a way that it will become subject to regulation under the INVESTMENT COMPANY ACT OF 1940, as amended, the PUBLIC UTILITY HOLDING COMPANY ACT OF 1935, as amended, or any other Law (other than Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System and the requirements of any PUC or public service commission) which regulates the incurrence of Debt.

     9.20 LOANS, ADVANCES, AND INVESTMENTS. No Company or Guarantor shall make any loan, advance, extension of credit, or capital contribution to, make any investment in, or purchase or commit to purchase any stock or other securities or evidences of Debt of, or interests in, any other Person, OTHER

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THAN (a) readily marketable, direct, full faith and credit obligations of the
United States of America, or obligations guaranteed by the full faith and credit of the United States of America, maturing within not more than one year from the date of acquisition; (b) short term certificates of deposit and time deposits, which mature within one year from the date of issuance and which are fully insured by the Federal Deposit Insurance Corporation; (c) commercial paper maturing in 365 days or less from the date of issuance and rated either "P-1" by Moody's Investors Service, Inc. ("MOODY'S"), or "A-1" by Standard and Poor's Rating Group (a division of McGraw-Hill, Inc., "S&P");
(d) debt instruments of a domestic issuer which mature in one year or less and which are rated "A" or better by Moody's or S&P on the date of acquisition of such investment; (e) demand deposit accounts which are maintained in the ordinary course of business; (f) loans, advances, extensions of credit, capital contributions, and other investments between Companies; (g) loans or advances to Cellular Partnership Obligors, SO LONG AS such Debt incurrence by the Cellular Partnership Obligor is permitted pursuant to SECTION 9.12(a)(vi) and each of the conditions for such Debt incurrence as set forth in SECTION 9.12(a)(vi) have been satisfied; (h) Permitted Acquisitions; (i) trade accounts receivable which are for goods furnished or services rendered in the ordinary course of business and are payable in accordance with customary trade terms; (i) other investments or commitments to make investments in cellular, local exchange, and PCS Systems ("SPECIAL INVESTMENTS"), SO LONG AS each such Special Investment does not exceed the following limitations, determined as of the date such Special Investment is to be made (each, an "INVESTMENT DATE") and after giving effect to such Special Investment, and SO LONG AS on or prior to the Investment Date for any such Special Investment, Borrower provides Administrative Agent a certificate and related PRO FORMA calculations demonstrating and confirming compliance with the following limitations (and, to the extent requested by Administrative Agent, evidence that no approval of any Governmental Authority is required (which has not been obtained) in connection with such Special Investment or the financing thereof):

          (i)  If the Senior Leverage Ratio on such Investment Date is less than
     6.00 to 1.0, (A) the aggregate amount of Special Investments made during such calendar year shall not exceed $5,000,000 and (B) the aggregate amount of Special Investments made from the Effective Date to and including the Investment Date shall not exceed the LESSER of (x) $25,000,000 or
     (y) the SUM of $15,000,000 plus 100% of the Net Cash Proceeds received by Borrower from any Equity Issuance; or

          (ii) If the Senior Leverage Ratio on such Investment Date is greater than or equal to 6.00 to 1.0, (A) the aggregate amount of Special Investments made during such calendar year shall not exceed $2,500,000 and
     (B) the aggregate amount of Special Investments made from the Effective Date to and including the Investment Date shall not exceed the LESSER of
     (x) $25,000,000 or (y) the SUM of $7,500,000 plus 50% of the Net Cash Proceeds received by Borrower from any Equity Issuance; and

(j) at such time as CoBank, ACB is a Lender hereunder, the Participation Certificates in CoBank, ACB required to be acquired and maintained by Borrower pursuant to SECTION 9.32.

     9.21 DISTRIBUTIONS AND RESTRICTED PAYMENTS. No Company or Guarantor may directly or indirectly declare, make, or pay any Restricted Payment, other than:

          (a) Distributions declared, made, or paid by Borrower wholly in the form of its capital stock;

          (b) Distributions by any Company or Guarantor to Borrower or any other Company;

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          (c)  If in any fiscal year Borrower generates Free Cash Flow, then
     Borrower may make Restricted Payments during the following fiscal year, SO LONG AS no Default or Potential Default exists and SO LONG AS the aggregate amount of all such Restricted Payments under this CLAUSE (C) in any fiscal year does not exceed the following limitations corresponding to the Senior Leverage Ratio determined as of the date such Restricted Payment is to be made (the "PAYMENT DATE"), after giving pro forma effect to the Restricted Payment, and SO LONG AS on or prior to the Payment Date for any such Restricted Payment, Borrower provides Administrative Agent with a certificate and related PRO FORMA calculations demonstrating and confirming compliance with the following limitations:

               (i) If the Senior Leverage Ratio is less than 5.00 to 1.0, then the aggregate amount of permitted Restricted Payments under this CLAUSE (c) may not exceed 100% of the Free Cash Flow (as calculated for the immediately preceding fiscal year); or

               (ii) If the Senior Leverage Ratio is greater than or equal to
          5.00 to 1.0, then the aggregate amount of permitted Restricted Payments under this CLAUSE (c) may not exceed 50% of the Free Cash Flow (as calculated for the immediately preceding fiscal year);

          (d) SO LONG AS no Triggering Event has occurred or is created thereby (as determined on a pro forma basis), Distributions made after January 15, 2003, by Borrower to Communications in amounts sufficient (when aggregated with the amounts of all other loans, advances, or dividends for such purposes from all other Subsidiaries of Communications) to pay cash distributions or cash interest payments on the Preferred Stock and Exchange Debentures, if any; PROVIDED, HOWEVER, in the event that any Triggering Event has occurred and is continuing, Borrower may declare and pay such dividends to Communications, or make loans or advances to Communications, subject to the following terms, conditions, and limitations: (i) the amount of any such dividends, loans, or advances (when aggregated with the amounts of all other loans, advances, or dividends for such purposes from all other Subsidiaries of Communications) shall not exceed (A) amounts then required to make any payment of dividends on the Preferred Stock or interest on the Exchange Debentures, if issued, which payments are past due, by reason of such Triggering Event, and (B) the next regularly scheduled payment of the required dividend on the Preferred Stock or interest on the Exchange Debenture; (ii) such Triggering Event (from the date of notice of the existence of the earliest such Triggering Event if more than one exists) has continued for 180 days and has not been cured or waived; (iii) such Triggering Event is not a Default set forth in SECTION 10.1, 10.3, or 10.9 hereof; and (iv) Lenders have not demanded payment in full of all obligations due and owing by Borrower under the Agreement and the Loan Papers; PROVIDED FURTHER, that so long as any Debt is owed from Borrower to Communications, any Restricted Payment permitted under this SECTION 9.21(d) shall be made as a repayment of such Debt.

Notwithstanding the foregoing, Restricted Payments and Distributions are permitted hereunder only to the extent such Restricted Payment or Distribution is made in accordance with applicable Law and constitutes a valid, non-voidable transaction.

     9.22 RESTRICTIONS ON SUBSIDIARIES. No Subsidiary of Borrower nor any Guarantor shall enter into or permit to exist any material arrangement or agreement (other than the Loan Papers) which directly or indirectly prohibits any such Subsidiary from (a) declaring, making, or paying, directly or indirectly, any Distribution to Borrower or any other Company, (b) paying any Debt owed to Borrower or any other

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Company, (c) making loans, advances, or investments to Borrower or any other
Company, or (d) transferring any of its property or assets to Borrower or any other Company.

     9.23 SALE OF ASSETS. No Company or Guarantor shall sell, assign, transfer, or otherwise dispose of any of its assets, OTHER THAN (a) sales of inventory in the ordinary course of business, (b) the sale, discount, or transfer of delinquent accounts receivable in the ordinary course of business for purposes of collection, (c) occasional sales of immaterial assets for consideration not less than the fair market value thereof, (d) dispositions of obsolete assets,
(e) sale, leases, or other disposition among Companies or from a Guarantor to a Company; and (f) if no Default or Potential Default then exists or arises as a result thereof, sales of other assets in the ordinary course of business; PROVIDED THAT, the fair market value of all assets sold (x) in any calendar year does not exceed $7,500,000 in the aggregate, and (y) prior to the Termination Date does not exceed, in the aggregate, more than 49% of the fair market value of the Companies' assets as determined on the Closing Date.

     9.24 SALE-LEASEBACK FINANCINGS. No Company or Guarantor will enter into any sale-leaseback arrangement with any Person pursuant to which such Company or Guarantor shall lease any asset (whether now owned or hereafter acquired) if such asset has been or is to be sold or transferred by any Company to any other Person.

     9.25 MERGERS AND DISSOLUTIONS; SALE OF CAPITAL STOCK. No Company or Guarantor will, directly or indirectly, merge or consolidate with any other Person, other than (a) as a result of a Permitted Acquisition, (b) mergers or consolidations involving Borrower if Borrower is the surviving entity,
(c) mergers among Wholly-owned Companies; PROVIDED THAT, in any merger involving Borrower (including a Permitted Acquisition effected as a merger), Borrower must be the surviving entity, and, in any merger involving any other Company (including a Permitted Acquisition effected as a merger), a Company must be the surviving entity. No Company or Guarantor shall liquidate, wind up, or dissolve (or suffer any liquidation or dissolution), other than liquidations, wind ups, or dissolutions incident to mergers permitted under this SECTION 9.25. No Company or Guarantor may sell, assign, lease, transfer, or otherwise dispose of the capital stock (or other ownership interests) of any other Company, EXCEPT for sales, leases, transfers, or other such distributions to another Company.

     9.26 NEW BUSINESS. No Company or Guarantor will, directly or indirectly, permit or suffer to exist any material change in the type of businesses in which it is engaged from the businesses of the Companies and Guarantors as conducted on the Closing Date.

     9.27 FINANCIAL HEDGES. The Companies shall, within 60 days from the date hereof, enter into Financial Hedges in a form and upon terms acceptable to Administrative Agent, issued by one or more Lenders or an institution acceptable to Administrative Agent with a duration of a period of at least two years, with respect to at least fifty percent (50%) of the Total Debt of the Companies outstanding on the Closing Date; PROVIDED, HOWEVER, that (a) the protected rate shall be no greater than 2.5% above the all-in rate on the Closing Date hereof;
(b) to the extent any Lender issues a Financial Hedge in compliance with the requirements of this SECTION 9.27, such Lender shall be granted a Lien in the Collateral to the extent of such Lender's credit exposure under such Financial Hedge which is PARI PASSU with that of Collateral Agent on behalf of Lenders and the 364-Day Facility Lenders; (c) each such Lender issuing a Financial Hedge shall calculate its credit exposure in a reasonable and customary manner; and
(d) all documentation for such Financial Hedge shall conform to ISDA standards and must be acceptable to Administrative Agent and Collateral Agent with respect to intercreditor issues.

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     9.28 AFFILIATE SUBORDINATION AGREEMENTS.  The Companies and Guarantors
shall, simultaneously with the creation of any and all future Debt of any Company or any Guarantor to any one or more Affiliates, cause the appropriate Affiliate or Affiliates to execute and deliver to Administrative Agent an agreement, substantially in the form of EXHIBIT H, subordinating the payment of such Debt to the payment of the Obligation.

     9.29 AMENDMENTS TO DOCUMENTS. No Company or Guarantor shall (a) amend or permit any amendments to any Company's Articles of Incorporation or Bylaws, or any Partnership Agreement of any Cellular Partnership Obligor or any Company that is a Cellular Partnership as in effect on the date of this Agreement, if such action could adversely affect the Rights of Lenders; or (b) amend any existing credit arrangement or enter into any new credit arrangement (to the extent permitted by the Loan Papers), if such amended or new credit arrangements contain any provisions which are materially more restrictive (as reasonably determined by Administrative Agent) than the provisions of the Loan Papers.

     9.30 FINANCIAL COVENANTS.  As calculated on a consolidated basis for the
Companies:

          (a) SENIOR LEVERAGE RATIO. Borrower shall never permit the Senior Leverage Ratio of the Companies, determined on a quarterly basis at the end of each fiscal quarter of the Companies, to be greater than the ratio shown in the table below which corresponds to both the applicable period of determination and the Companies Operating Cash Flow for the most-recently ended Rolling Period:

---------------------------------------------------------------------------------
  OPERATING            SENIOR LEVERAGE RATIO FOR THE APPLICABLE PERIOD
  CASH FLOW   -------------------------------------------------------------------
 FOR ROLLING  CLOSING TO  10-1-98 TO    7-1-99 TO     1-1-00 TO     1-1-01 AND
    PERIOD      9-30-98     6-30-99      12-31-99      12-31-00     THEREAFTER
---------------------------------------------------------------------------------
 Equal to or    7.5:1.0      7.0:10       6.5:10        5.5:10        4.5:10
 less than
 $20,000,000
---------------------------------------------------------------------------------
 Greater         8.0:10     7.5:1.0      7.0:1.0       5.5:1.0       5.0:1.0
 than
 $20,000,000
 but less
 than or
 equal to
 $25,000,000
---------------------------------------------------------------------------------
 Greater       8.5:1.0      8.0:1.0      7.5:1.0       6.5:1.0       5.5:1.0
 than
 $25,000,000
---------------------------------------------------------------------------------

     PROVIDED THAT, the ratios corresponding to Operating Cash Flow in excess of $20,000,000 or in excess of $25,000,000 (as the case may be) shall only be applicable after Borrower has delivered to Administrative Agent, in form and substance satisfactory to Administrative Agent, a certificate
     (i) demonstrating pro forma compliance with the covenants of this Agreement and (ii) providing projections to the Termination Date demonstrating Borrower's ability to remain in compliance with the Loan Papers and to amortize the Facilities, as scheduled.

          (b) PRO FORMA DEBT SERVICE COVERAGE. Borrower shall never permit the ratio of the Operating Cash Flow of the Companies to the Pro Forma Debt Service of the Companies determined on a quarterly basis at the end of each fiscal quarter of the Companies to be less than or equal to 1.25 to 1.0.

          (c)  INTEREST COVERAGE.  Borrower shall never permit the ratio of
     (i) the Operating Cash Flow of the Companies for any fiscal quarter to
     (ii) the cash Interest Expense of the Companies determined on a quarterly basis at the end of each fiscal quarter of the Companies for the Rolling Period then-ended, to be less than or equal to (A) 1.75 to 1.0, from the Closing Date through December 31, 1998, and (B) 2.00 to 1.0, after December 31, 1998.

          (d) FIXED CHARGE COVERAGE RATIO. On and after January 1, 1999, Borrower shall never permit the Companies' Fixed Charge Coverage Ratio, determined on a quarterly basis on the last day of each fiscal quarter of the Companies, to be less than or equal to 1.00 to 1.0.

          (e) CAPITAL EXPENDITURES. Borrower shall not permit Capital Expenditures from January 1, 1998 through December 31, 1998 to exceed 110% of the amount budgeted for capital expenditures in the Budget for 1998.

     9.31 YEAR 2000. All of the material computer software, computer firmware, computer hardware (whether general or special purpose), and other similar or related items of automated, computerized, and/or software systems that are used or relied on by the Companies in the conduct of their respective businesses will not malfunction, will not cease to function, will not generate incorrect data, and will not produce incorrect results when processing, providing, and/or receiving (a) date-related data into and between the twentieth and twenty-first centuries and (b) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

     9.32 COBANK PARTICIPATION. At all times during which CoBank, ACB ("COBANK") is a Lender hereunder, Borrower shall acquire and maintain participation certificates in CoBank (the "PARTICIPATION CERTIFICATES") in such amounts and at such times as CoBank may from time to time require in accordance with its Bylaws and Capital Plan (as each may be amended from time to time); PROVIDED, HOWEVER, that the maximum amount of Participation Certificates that Borrower may be required to purchase may not exceed the maximum amount permitted by CoBank's Bylaws on the date hereof. The rights and obligations of the parties with respect to the Participation Certificates and any other patronage or other distributions shall be governed by CoBank's Bylaws.

SECTION 10 DEFAULT. The term "DEFAULT" means the occurrence of any one or more of the following events:

     10.1 PAYMENT OF OBLIGATION. The failure or refusal of any Company or Guarantor to pay (a) the Obligation when the same becomes due (whether by its terms, by acceleration, or as otherwise provided in the Loan Papers); and
(b) the indemnifications and reimbursement obligations provided for in the Loan Papers after demand therefor.

     10.2 COVENANTS. The failure or refusal of Borrower (and, if applicable, any other Company or Guarantor) to punctually and properly perform, observe, and comply with:

          (a) Any covenant, agreement, or condition contained in SECTIONS 9.1, 9.3, 9.6, 9.12, 9.13, 9.14, 9.16, 9.17, 9.20 through 9.25, and 9.30; and

          (b) Any other covenant, agreement, or condition contained in any Loan Paper (OTHER THAN the covenants to pay the Obligation set forth in SECTION 10.1 and the covenants in SECTION 10.2(a)), and such failure or refusal continues for 20 days.

     10.3 DEBTOR RELIEF. Borrower, Communications, any other Company, or Guarantor or any Subsidiary of Communications (a) shall not be Solvent,
(b) fails to pay its Debts generally as they become due, (c) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Relief Law, OTHER THAN as a creditor or claimant, or (d) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law, OTHER THAN as a creditor or claimant, that could suspend or otherwise adversely affect the Rights of Administrative Agent or any Lender granted in the Loan Papers (UNLESS, in the event such proceeding is involuntary, the petition instituting same is dismissed within 30 days after its filing).

     10.4 JUDGMENTS AND ATTACHMENTS.  Any Company or Guarantor fails, within
60 days after entry, to pay, bond, or otherwise discharge any judgment or order for the payment of money in excess of $1,000,000 (individually or collectively) or any warrant of attachment, sequestration, or similar proceeding against any Company's assets having a value (individually or collectively) of $1,000,000 which is not stayed on appeal.

     10.5 GOVERNMENT ACTION. (a) A final non-appealable order is issued by any Governmental Authority, including, but not limited to, the FCC or the United States Justice Department, seeking to cause any Company or Guarantor to divest a significant portion of its assets pursuant to any antitrust, restraint of trade, unfair competition, industry regulation, or similar Laws, or (b) any Governmental Authority shall condemn, seize, or otherwise appropriate, or take custody or control of all or any substantial portion of the assets of any Company or Guarantor.

     10.6 MISREPRESENTATION. Any representation or warranty made by any Company or Guarantor contained in any Loan Paper shall at any time prove to have been incorrect in any material respect when made.

     10.7 CHANGE OF MANAGEMENT. More than one of the three members of the Executive Management Team of Communications on the Closing Date cease to hold positions on the Executive Management Team of Communications.

     10.8 CHANGE OF CONTROL. If Communications ceases to own 100% of the voting control (directly or indirectly) of Borrower and the other Companies.

     10.9 AUTHORIZATIONS. (a) Any Authorization necessary for the ownership or operations of any Company or Guarantor shall expire, and on or prior to such expiration, the same shall not have been renewed or replaced by another Authorization authorizing substantially the same operations by such Company; or
(b) any Authorization necessary for the ownership or operations of any Company or Guarantor shall be canceled, revoked, terminated, rescinded, annulled, suspended, or modified in a materially adverse respect, or shall no longer be in full force and effect, or the grant or the effectiveness thereof shall have been stayed, vacated, reversed, or set aside, (c) Borrower or any other Company or Guarantor is required by any Governmental Authority to halt construction or operations under any Authorization and such action shall continue uncorrected for thirty (30) days after the applicable entity has received notice thereof; or
(d) if any Governmental Authority shall make any other final non-appealable determination the effect of which would be to affect materially and adversely the operations of Borrower, or any other Company or Guarantor as now conducted.

     10.10 DEFAULT UNDER OTHER DEBT AND AGREEMENTS. (a) The occurrence of a "DEFAULT" under the 364-Day Facility; (b) any Company or Guarantor fails to pay when due (after lapse of any applicable grace periods) any Debt of such Company or Guarantor (other than the Obligation or the 364-Day Facility Obligation) in excess (individually or collectively) of $1,000,000; (c) any default exists under any material written or oral agreement, contract, commitment, or understanding to which a Company or Guarantor is a party; or (d) the occurrence of an "EVENT OF
DEFAULT" under the Third Amended and Restated Credit Agreement dated of even date herewith, among Dobson Operating Company, as Borrower, CoreStates Bank, N.A., as Administrative Agent, NationsBank of Texas, N.A., as Syndication Agent, Toronto Dominion (Texas), Inc., as Documentation Agent, and certain Lenders party thereto (as the same may be amended, modified, restated, or supplemented from time to time).

     10.11 EMPLOYEE BENEFIT PLANS. (a) A "REPORTABLE EVENT" or "REPORTABLE EVENTS," or a failure to make a required installment or other payment (within the meaning of SECTION 412(n)(1) of the Code), shall have occurred with respect to any Employee Plan or Plans that is expected to result in liability of Borrower to the PBGC or to a Plan in an aggregate amount exceeding $1,000,000 and, within 30 days after the reporting of any such Reportable Event to Administrative Agent or after the receipt by Administrative Agent of a statement required pursuant to SECTION 8.3(d) hereof, Administrative Agent shall have notified Borrower in writing that (i) Required Lenders have made a reasonable determination that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are grounds under TITLE IV of ERISA for the termination of such Employee Plan or Plans by the PBGC, or the appointment by the appropriate United States district court of a trustee to administer such Employee Plan or Plans or the imposition of a lien pursuant to
SECTION 412(n) of the Code in favor of an Employee Plan and (ii) as a result thereof a Default exists hereunder; or (b) Borrower or any ERISA Affiliate has provided to any affected party a 60-day notice of intent to terminate an Employee Plan pursuant to a distress termination in accordance with
SECTION 4041(c) of ERISA if the liability expected to be incurred as a result of such termination will exceed $1,000,000; or (c) a trustee shall be appointed by a United States district court to administer any such Employee Plan; or (d) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any such Employee Plan; or (e)(i) Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability (within the meaning of SECTION 4201 of ERISA) to such Multiemployer Plan, (ii) Borrower or such ERISA Affiliate does not have reasonable grounds for contesting such withdrawal liability or is not contesting such withdrawal liability in a timely and appropriate manner and (iii) the amount of such withdrawal liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with withdrawal liabilities (determined as of the date or dates of such notification), exceeds $1,000,000; or (f) Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of TITLE IV of ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions of Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be contributed to such Multiemployer Plans for their most recently completed plan years by an amount exceeding $1,000,000.

     10.12 LCS. Administrative Agent shall have been served with, or becomes otherwise subject to, a court order, injunction, or other process or decree restraining or seeking to restrain it from paying any amount under any LC and either (a) there has been a drawing under such LC which Administrative Agent would otherwise be obligated to pay and Borrower has refused to reimburse Administrative Agent for such payment or (b) the expiration date of such LC has occurred but the right of any beneficiary thereunder to draw under such LC has been extended past the expiration date in connection with the pendency of the related court action or proceeding AND Borrower has failed to deposit with Administrative Agent cash collateral in an amount equal to the maximum drawing which could be made under such LC.

     10.13 VALIDITY AND ENFORCEABILITY OF LOAN PAPERS. Any Loan Paper shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect in any material respect or be declared to be null and void (other than in accordance with the terms hereof or thereof) or the validity or enforceability thereof be contested by any Company or Guarantor party thereto or any Company or Guarantor shall deny in writing that it has any or any further liability or obligations under any Loan Paper to which it is a party.

     10.14 MATERIAL ADVERSE EFFECT. If any event or condition shall exist which could reasonably be expected to be a Material Adverse Event with respect to the business, operations, properties, or financial positions of the Borrower, Communications, any Guarantor, or any of their respective Subsidiaries.

     10.15 ENVIRONMENTAL LIABILITY. If any event or condition shall occur or exist with respect to any activity or substance regulated under the Environmental Law and as a result of such event or condition, any Company shall have incurred or in the opinion of the banks be reasonably likely to incur a liability in excess of $3,000,000 liability during any consecutive twelve (12) month period.

     10.16 PLEDGED STOCK. If the Collateral Agent ceases to hold (for the benefit of Lenders) 100% of the issued and outstanding shares of common stock of the Companies as Collateral.

     10.17 DISSOLUTION. Borrower, Communications, or any other Company or Guarantor shall dissolve, liquidate, or otherwise terminate their existence.

     10.18 PAYMENT OF CERTAIN OTHER AGREEMENTS. The payment directly or indirectly (including, without limitation, any payment in respect of any sinking fund, defeasance, redemption, or payment of any dividend or distribution) by any Company or Guarantor of any amount of the Communications Bond Debt, any Subordinated Debt, any Exchange Debenture, or the Preferred Stock in a manner or at a time during which such payment is not permitted under the terms of the Loan Papers, the Exchange Debenture Indenture, the Certificate of Designation for the Preferred Stock, or under any instrument or document evidencing or creating the Communications Bond Debt or Subordinated Debt, including, without limitation, any subordination provisions set forth therein.

     10.19 DEFAULT OR ACCELERATION UNDER CERTAIN OTHER AGREEMENTS. (i) The occurrence of any "DEFAULT" or "EVENT OF DEFAULT" or other breach which remains uncured on any date of determination under or with respect to the Communications Bond Debt, the Exchange Debentures, the Preferred Stock, or any agreement creating or evidencing any Subordinated Debt; (ii) the trustee with respect to, or any holder of, the Communications Bond Debt, the Exchange Debentures, the Preferred Stock, or any Subordinated Debt shall effectively declare all or any portion of that Debt or obligation thereunder due and payable prior to the stated maturity thereof; or (iii) the Subordinated Debt, the Communications Bond Debt, or Indebtedness or obligations under the Exchange Debentures or the Preferred Stock becomes due before its stated maturity by acceleration of the maturity thereof.

     10.20 REDEMPTION OF CERTAIN OTHER DEBT OR OBLIGATION. If an event shall occur, including, without limitation, a "CHANGE IN CONTROL" as defined in any documents evidencing or creating the Communications Bond Debt, the Exchange Debentures, the Preferred Stock, or any agreement evidencing or creating the Subordinated Debt, and (i) the trustee or the holders of any such Debt or obligation shall initiate notice to request or require (or any Company or Guarantor shall automatically be so required) to redeem or repurchase such Debt or obligation, or (ii) any Company or Guarantor shall initiate notice to holders of the Subordinated Debt or the holders of any Communications Bond Debt, Preferred Stock, or Exchange Debentures, in connection with a redemption of any Debt or obligation arising under such agreements or instruments.

SECTION 11     RIGHTS AND REMEDIES.

     11.1 REMEDIES UPON DEFAULT.

          (a) If a Default exists under SECTION 10.3(c) or 10.3(d), the commitment to extend credit hereunder shall automatically terminate and the entire unpaid balance of the Obligation shall automatically become due and payable without any action or notice of any kind whatsoever and Borrower shall be required to provide cash collateral in an amount equal to 110% of the LC Exposure then existing in accordance with SECTION 2.2(h).

          (b) If any Default exists, Administrative Agent may (and, subject to the terms of SECTION 12, shall upon the request of Required Lenders) or Required Lenders may, do any one or more of the following: (i) if the maturity of the Obligation has not already been accelerated under
     SECTION 11.1(a), declare the entire unpaid balance of the Obligation, or any part thereof, immediately due and payable, whereupon it shall be due and payable; (ii) terminate the commitments of Lenders to extend credit hereunder; (iii) reduce any claim to judgment; (iv) to the extent permitted by Law, exercise (or request each Lender to, and each Lender shall be entitled to, exercise) the Rights of offset or banker's Lien against the interest of Borrower in and to every account and other property of Borrower which are in the possession of Administrative Agent or any Lender to the extent of the full amount of the Obligation (to the extent permitted by Law, Borrower being deemed directly obligated to each Lender in the full amount of the Obligation for such purposes); (v) if the maturity of the Obligation has not already been accelerated under SECTION 11.1(a), demand Borrower to provide cash collateral in an amount equal to 110% of the LC Exposure then existing in accordance with SECTION 2.2(h); and (vi) exercise any and all other legal or equitable Rights afforded by the Loan Papers, the Laws of the State of Texas, or any other applicable jurisdiction as Administrative Agent shall deem appropriate, or otherwise, including, but not limited to, the Right to bring suit or other proceedings before any Governmental Authority either for specific performance of any covenant or condition contained in any of the Loan Papers or in aid of the exercise of any Right granted to Administrative Agent or any Lender in any of the Loan Papers.

     11.2 COMPANY WAIVERS. To the extent permitted by Law, the Companies and Guarantors hereby waive presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agree that their respective liability with respect to the Obligation (or any part thereof) shall not be affected by any renewal or extension in the time of payment of the Obligation (or any part thereof), by any indulgence, or by any release or change in any security for the payment of the Obligation (or any part thereof).

     11.3 PERFORMANCE BY ADMINISTRATIVE AGENT. If any covenant, duty, or agreement of any Company or Guarantor is not performed in accordance with the terms of the Loan Papers, after the occurrence and during the continuance of a Default, Administrative Agent or Collateral Agent may, at their option (but subject to the approval of Required Lenders), perform or attempt to perform such covenant, duty, or agreement on behalf of such Company or Guarantor. In such event, any amount expended by Administrative Agent or Collateral Agent in such performance or attempted performance shall be payable by the Companies and Guarantors, jointly and severally, to Administrative Agent on demand, shall become part of the Obligation, and shall bear interest at the Default Rate from the date of such expenditure by Administrative Agent or Collateral Agent until paid. Notwithstanding the foregoing, it is expressly understood that Administrative Agent and Collateral Agent do not assume, and shall never have, except by their express written consent, any liability or responsibility for the performance of any covenant, duty, or agreement of any Company or any Guarantor.

     11.4 DELEGATION OF DUTIES AND RIGHTS. Lenders may perform any of their duties or exercise any of their Rights under the Loan Papers by or through their respective Representatives.

     11.5 NOT IN CONTROL. Nothing in any Loan Paper shall, or shall be deemed to (a) give any Agent or any Lender the Right to exercise control over the assets (including real property), affairs, or management of any Company or any Guarantor, (b) preclude or interfere with compliance by any Company or any Guarantor with any Law, or (c) require any act or omission by any Company or any Guarantor that may be harmful to Persons or property. Any "MATERIAL ADVERSE EVENT" or other materiality qualifier in any representation, warranty, covenant, or other provision of any Loan Paper is included for credit documentation purposes only and shall not, and shall not be deemed to, mean that any Agent or any Lender acquiesces in any non-compliance by any Company or Guarantor with any Law or document, or that any Agent or any Lender does not expect the Companies or Guarantors to promptly, diligently, and continuously carry out all appropriate removal, remediation, and termination activities required or appropriate in accordance with all Environmental Laws. The Agents and the Lenders have no fiduciary relationship with or fiduciary duty to Borrower or any Company or Guarantor arising out of or in connection with the Loan Papers, and the relationship between the Agents and the Lenders, on the one hand, and Borrower, the Companies, and Guarantors, on the other hand, in connection with the Loan Papers is solely that of debtor and creditor. The power of the Agents and Lenders under the Loan Papers is limited to the Rights provided in the Loan Papers, which Rights exist solely to assure payment and performance of the Obligation and may be exercised in a manner calculated by the Agents and Lenders in their respective good faith business judgment.

     11.6 COURSE OF DEALING. The acceptance by Administrative Agent or Lenders at any time and from time to time of partial payment on the Obligation shall not be deemed to be a waiver of any Default then existing. No waiver by Administrative Agent, Required Lenders, or Lenders of any Default shall be deemed to be a waiver of any other then-existing or subsequent Default. No delay or omission by Administrative Agent, Required Lenders, or Lenders in exercising any Right under the Loan Papers shall impair such Right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Papers or otherwise.

     11.7 CUMULATIVE RIGHTS. All Rights available to Administrative Agent and Lenders under the Loan Papers are cumulative of and in addition to all other Rights granted to Administrative Agent and Lenders at law or in equity, whether or not the Obligation is due and payable and whether or not Administrative Agent or Lenders have instituted any suit for collection, foreclosure, or other action in connection with the Loan Papers.

     11.8 APPLICATION OF PROCEEDS. Any and all proceeds ever received by Administrative Agent or Lenders from the exercise of any Rights pertaining to the Obligation shall be applied to the Obligation in the order and manner set forth in SECTION 3.11.

     11.9 CERTAIN PROCEEDINGS. Borrower will promptly execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, registration statements, and all other documents and papers Administrative Agent or Lenders may reasonably request in connection with the obtaining of any consent, approval, registration, qualification, permit, license, or Authorization of any Governmental Authority or other Person necessary or appropriate for the effective exercise of any Rights under the Loan

Papers. Because Borrower agrees that Administrative Agent's and Lenders' remedies at Law for failure of Borrower to comply with the provisions of this Section would be inadequate and that such failure would not be adequately compensable in damages, Borrower agrees that the covenants of this Section may be specifically enforced.

     11.10 LIMITATION OF RIGHTS. Notwithstanding any other provision of this Agreement or any other Loan Paper, any action taken or proposed to be taken by Administrative Agent, any Agent, or any Lender under any Loan Paper which would affect the operational, voting, or other control of any Company or Guarantor, shall be pursuant to SECTION 310(d) of the COMMUNICATIONS ACT OF 1934 (as amended), any applicable state Law, and the applicable rules and regulations thereunder and, if and to the extent required thereby, subject to the prior consent of the FCC or any applicable PUC.

     11.11 EXPENDITURES BY LENDERS. Borrower shall promptly pay within fifteen (15) Business Days after request therefor (a) all reasonable costs, fees, and expenses paid or incurred by Collateral Agent, Administrative Agent, and Arranger, incident to any Loan Paper (including, but not limited to, the reasonable fees and expenses of counsel to Administrative Agent, Collateral Agent, and Arranger and the allocated cost of internal counsel in connection with the negotiation, preparation, delivery, execution, coordination and administration of the Loan Papers and any related amendment, waiver, or consent) and (b) all reasonable costs and expenses of Lenders, Collateral Agent, and Administrative Agent incurred by Administrative Agent, Collateral Agent, or any Lender in connection with the enforcement of the obligations of any Company or Guarantor arising under the Loan Papers (including, without limitation, costs and expenses incurred in connection with any workout or bankruptcy) or the exercise of any Rights arising under the Loan Papers (including, but not limited to, reasonable attorneys' fees including allocated cost of internal counsel, court costs and other costs of collection), all of which shall be a part of the Obligation and shall bear interest at the Default Rate from the date due until the date repaid.

     11.12 INDEMNIFICATION. BORROWER AND EACH GUARANTOR AGREES TO INDEMNIFY AND HOLD HARMLESS EACH AGENT, ARRANGER, AND EACH LENDER AND EACH OF THEIR RESPECTIVE AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, AND ADVISORS (EACH, AN "INDEMNIFIED PARTY") FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES) THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNIFIED PARTY, IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY INVESTIGATION, LITIGATION, OR PROCEEDING OR PREPARATION OF DEFENSE IN CONNECTION THEREWITH) THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE BORROWINGS (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF THE INDEMNIFIED PARTY), EXCEPT TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IN THE CASE OF AN INVESTIGATION, LITIGATION OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS SECTION 11.12 APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY THE BORROWER, ITS DIRECTORS, SHAREHOLDERS OR CREDITORS OR AN INDEMNIFIED PARTY OR ANY OTHER PERSON OR ANY INDEMNIFIED PARTY IS OTHERWISE A PARTY THERETO AND WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED. THE BORROWER AND EACH GUARANTOR AGREE NOT TO ASSERT ANY CLAIM AGAINST ANY INDEMNIFIED PARTY ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE BORROWINGS. WITHOUT PREJUDICE TO THE SURVIVAL OF ANY

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

OTHER AGREEMENT OF THE BORROWER HEREUNDER, THE AGREEMENTS AND OBLIGATIONS OF THE BORROWER CONTAINED IN THIS SECTION 11.12 SHALL SURVIVE THE PAYMENT IN FULL OF THE BORROWINGS AND ALL OTHER AMOUNTS PAYABLE UNDER THIS AGREEMENT.

SECTION 12  AGREEMENT AMONG LENDERS.

     12.1 ADMINISTRATIVE AGENT.

          (a) Each Lender hereby appoints NationsBank of Texas, N.A. (and NationsBank of Texas, N.A. hereby accepts such appointment) as its nominee and agent, in its name and on its behalf: (i) to act as nominee for and on behalf of such Lender in and under all Loan Papers; (ii) to arrange the means whereby the funds of Lenders are to be made available to Borrower under the Loan Papers; (iii) to take such action as may be requested by any Lender under the Loan Papers (when such Lender is entitled to make such request under the Loan Papers and after such requesting Lender has obtained the concurrence of such other Lenders as may be required under the Loan Papers); (iv) to receive all documents and items to be furnished to Lenders under the Loan Papers; (v) to timely distribute, and Administrative Agent agrees to so distribute, to each Lender all material information, requests, documents, and items received from Borrower under the Loan Papers; (vi) to promptly distribute to each Lender its ratable part of each payment or prepayment (whether voluntary, as proceeds of collateral upon or after foreclosure, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Papers; (vii) to deliver to the appropriate Persons requests, demands, approvals, and consents received from Lenders; and (viii) to execute, on behalf of Lenders, such releases or other documents or instruments as are permitted by the Loan Papers or as directed by Lenders from time to time; PROVIDED, HOWEVER, Administrative Agent shall not be required to take any action which exposes Administrative Agent to personal liability or which is contrary to the Loan Papers or applicable Law.

          (b) Administrative Agent may resign at any time as Administrative Agent under the Loan Papers by giving written notice thereof to Lenders and may be removed as Administrative Agent under the Loan Papers at any time with cause by Required Lenders. Should the initial or any successor Administrative Agent ever cease to be a party hereto or should the initial or any successor Administrative Agent ever resign or be removed as Administrative Agent, then Required Lenders shall elect the successor Administrative Agent from among the Lenders (other than the resigning Administrative Agent). If no successor Administrative Agent shall have been so appointed by Required Lenders, within 30 days after the retiring Administrative Agent's giving of notice of resignation or Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be a commercial bank having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of any appointment as Administrative Agent under the Loan Papers by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the Rights of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations of Administrative Agent under the Loan Papers (PROVIDED, HOWEVER, THAT when used in connection with LCs issued and outstanding prior to the appointment of the successor Administrative Agent, "ADMINISTRATIVE AGENT" shall continue to refer solely to the bank that issued the outstanding LC; PROVIDED FURTHER THAT any LCs issued or renewed after the appointment of any successor Administrative Agent shall be issued by such successor Administrative Agent), and each Lender shall execute such documents as any Lender may reasonably request to reflect such change in and under the Loan Papers. After

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     any retiring Administrative Agent's resignation or removal as
     Administrative Agent under the Loan Papers, the provisions of this SECTION 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Papers.

          (c) Administrative Agent, in its capacity as a Lender, shall have the same Rights under the Loan Papers as any other Lender and may exercise the same as though it were not acting as Administrative Agent; the term "LENDER" shall, unless the context otherwise indicates, include Administrative Agent; and any resignation, or removal of by Administrative Agent hereunder shall not impair or otherwise affect any Rights which it has or may have in its capacity as an individual Lender. Each Lender and Borrower agree that Administrative Agent is not a fiduciary for Lenders or for Borrower but simply is acting in the capacity described herein to alleviate administrative burdens for both Borrower and Lenders, that Administrative Agent has no duties or responsibilities to Lenders or Borrower except those expressly set forth herein, and that Administrative Agent in its capacity as a Lender has all Rights of any other Lender.

          (d) Administrative Agent and its Affiliates may now or hereafter be engaged in one or more loan, letter of credit, leasing, or other financing transactions with Borrower, act as trustee or depositary for Borrower, or otherwise be engaged in other transactions with Borrower (collectively, the "OTHER ACTIVITIES") not the subject of the Loan Papers. Without limiting the Rights of Lenders specifically set forth in the Loan Papers, Administrative Agent and its Affiliates shall not be responsible to account to Lenders for such other activities, and no Lender shall have any interest in any other activities, any present or future guaranties by or for the account of Borrower which are not contemplated or included in the Loan Papers, any present or future offset exercised by Administrative Agent and its Affiliates in respect of such other activities, any present or future property taken as security for any such other activities, or any property now or hereafter in the possession or control of Administrative Agent or its Affiliates which may be or become security for the obligations of Borrower arising under the Loan Papers by reason of the general description of indebtedness secured or of property contained in any other agreements, documents or instruments related to any such other activities; PROVIDED THAT, if any payments in respect of such guaranties or such property or the proceeds thereof shall be applied to reduction of the obligations of Borrower arising under the Loan Papers, then each Lender shall be entitled to share in such application ratably. Each Lender acknowledges that, and consents to, NationsBank of Texas, N.A. also serving as the Administrative Agent under the 364-Day Facility and as Collateral Agent under the Intercreditor Agreement.

     12.2 EXPENSES. Upon demand by Administrative Agent, each Lender shall pay its Pro Rata Part of any reasonable expenses (including, without limitation, court costs, reasonable attorneys' fees, and other costs of collection) incurred by Administrative Agent in connection with any of the Loan Papers if and to the extent Administrative Agent does not receive reimbursement therefor from other sources within 60 days after incurred; PROVIDED THAT, each Lender shall be entitled to receive its Pro Rata Part of any reimbursement for such expenses, or part thereof, which Administrative Agent subsequently receives from such other sources.

     12.3 PROPORTIONATE ABSORPTION OF LOSSES. Except as otherwise provided in the Loan Papers, nothing in the Loan Papers shall be deemed to give any Lender any advantage over any other Lender insofar as the Obligation arising under the Loan Papers is concerned, or to relieve any Lender from absorbing its Pro Rata Part of any losses sustained with respect to the Obligation (except to the extent such losses result from unilateral actions or inactions of any Lender that are not made in accordance with the terms and provisions of the Loan Papers).

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     12.4 Delegation of Duties; Reliance.  Administrative Agent may perform any of its duties or exercise any of its Rights under the Loan Papers by or through its Representatives. Administrative Agent and its Representatives shall (a) be entitled to rely upon (and shall be protected in relying upon) any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telecopy, telegram, telex or teletype message, statement, order, or other documents or conversation believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by Administrative Agent, (b) be entitled to deem and treat each Lender as the owner and holder of the Principal Debt owed to such Lender for all purposes until, subject to SECTION 13.13, written notice of the assignment or transfer thereof shall have been given to and received by Administrative Agent (and any request, authorization, consent, or approval of any Lender shall be conclusive and binding on each subsequent holder, assignee, or transferee of the Principal Debt owed to such Lender or portion thereof until such notice is given and received), (c) not be deemed to have notice of the occurrence of a Default unless a responsible officer of Administrative Agent, who handles matters associated with the Loan Papers and transactions thereunder, has received written notice from a Lender or Borrower and stating that such notice is a "NOTICE OF DEFAULT," and (d) be entitled to consult with legal counsel (including counsel for Borrower), independent accountants, and other experts selected by Administrative Agent and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

     12.5 LIMITATION OF LIABILITY.

          (a) None of the Agents or any of their respective Representatives shall be liable for any action taken or omitted to be taken by it or them under the Loan Papers in good faith and reasonably believed by it or them to be within the discretion or power conferred upon it or them by the Loan Papers or be responsible for the consequences of any error of judgment, except for fraud, gross negligence, or willful misconduct; and none of the Agents or any of their respective Representatives has a fiduciary relationship with any Lender by virtue of the Loan Papers (PROVIDED THAT, nothing herein shall negate the obligation of Administrative Agent or Collateral Agent to account for funds received by it for the account of any Lender).

          (b) Unless indemnified to its satisfaction against loss, cost, liability, and expense, neither Administrative Agent nor any other Agent shall be compelled to do any act under the Loan Papers or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Papers. If Administrative Agent requests instructions from Lenders or Required Lenders, as the case may be, with respect to any act or action (including, but not limited to, any failure to act) in connection with any Loan Paper, Administrative Agent shall be entitled (but shall not be required) to refrain (without incurring any liability to any Person by so refraining) from such act or action unless and until it has received such instructions. Except where action of Required Lenders or all Lenders is required in the Loan Papers, Administrative Agent may act hereunder in its own discretion without requesting instructions. In no event, however, shall Administrative Agent or any of its respective Representatives be required to take any action which it or they determine could incur for it or them criminal or onerous civil liability. Without limiting the generality of the foregoing, no Lender shall have any right of action against Administrative Agent as a result of Administrative Agent's acting or refraining from acting hereunder in accordance with the instructions of Required Lenders (or all Lenders if required in the Loan Papers).

          (c) Administrative Agent nor any other Agent shall be responsible in any manner to any Lender or any Participant for, and each Lender represents and warrants that it has not relied

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     upon Administrative Agent or any other Agent in respect of, (i) the creditworthiness of any Company or any Guarantor and the risks involved to such Lender, (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Loan Paper, (iii) any representation, warranty, document, certificate, report, or statement made therein or furnished thereunder or in connection therewith, (iv) the existence, priority, or perfection of any Lien hereafter granted or purported to be granted under any Loan Paper, or (v) observation of or compliance with any of the terms, covenants, or conditions of any Loan Paper on the part of any Company or Guarantor. Each Lender agrees to indemnify Administrative Agent and its respective Representatives and hold them harmless from and against (but limited to such Lender's Pro Rata Part of) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses, and reasonable disbursements of any kind or nature whatsoever which may be imposed on, asserted against, or incurred by them in any way relating to or arising out of the Loan Papers or any action taken or omitted by them under the Loan Papers (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF ADMINISTRATIVE AGENT OR ITS REPRESENTATIVES), to the extent Administrative Agent and its respective Representatives are not reimbursed for such amounts by any Company (PROVIDED THAT, Administrative Agent, and its respective Representatives shall not have the right to be indemnified hereunder for its or their own fraud, gross negligence, or willful misconduct).

     12.6 DEFAULT; COLLATERAL. Upon the occurrence and continuance of a Default, Lenders agree to promptly confer in order that Required Lenders or Lenders, as the case may be, may agree upon a course of action for the enforcement of the Rights of Lenders; and Administrative Agent shall be entitled to refrain from taking any action (without incurring any liability to any Person for so refraining) unless and until Administrative Agent shall have received instructions from Required Lenders. All rights of action under this Agreement and under the Notes and all rights to the Collateral, if any, hereunder may be enforced by Administrative Agent or Collateral Agent (in accordance with the Intercreditor Agreement) and any suit or proceeding instituted by Administrative Agent or Collateral Agent in furtherance of such enforcement shall be brought in their respective names as Administrative Agent or Collateral Agent (as the case may be) without the necessity of joining as plaintiffs or defendants any other Lender, and the recovery of any judgment shall be for the benefit of Lenders subject to the expenses of Administrative Agent and/or Collateral Agent. In actions with respect to any property of Borrower, Administrative Agent is acting for the ratable benefit of each Lender. Any and all agreements to subordinate (whether made heretofore or hereafter) other indebtedness or obligations of Borrower to the Obligation shall be construed as being for the ratable benefit of each Lender.

     12.7 LIMITATION OF LIABILITY. To the extent permitted by Law, (a) neither Administrative Agent nor any other Agent (acting in their respective agent capacities) shall incur any liability to any other Lender, Agent, or Participant except for acts or omissions resulting from its own fraud, gross negligence or wilful misconduct, and (b) neither Administrative Agent nor any other Agent, Lender, or Participant shall incur any liability to any other Person for any act or omission of any other Lender, Agent, or Participant.

     12.8 RELATIONSHIP OF LENDERS. Nothing herein shall be construed as creating a partnership or joint venture among Agents and Lenders.

     12.9 INTERCREDITOR AGREEMENT. Each Lender authorizes and directs Administrative Agent to enter into the Intercreditor Agreement (substantially in the form and upon the terms of EXHIBIT I) for the benefit of the Lenders, pursuant to which, among other things, (a) NationsBank of Texas, N.A., is appointed as Collateral Agent for the benefit of Lenders and the 364-Day Facility Lenders, (b) the relative

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Rights of Lenders and the 364-Day Facility Lenders with respect to the
Collateral are described, and (c) procedures with respect to maintenance and release of the Collateral are proscribed.

     12.10 BENEFITS OF AGREEMENT. Except for the representations and covenants in SECTIONS 12.1(c) and 12.9 in favor of Borrower, none of the provisions of this SECTION 12 shall inure to the benefit of any Company, Guarantor, or any other Person other than Lenders; consequently, no Company, Guarantor, or any other Person shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of any Agent or any Lender to comply with such provisions.

     12.11 AGENTS. None of the Lenders identified in this Agreement as "SYNDICATION AGENT," "DOCUMENTATION AGENT," "MANAGING AGENT," or "CO-AGENT" shall have any rights, powers, obligations, liabilities, responsibilities, or duties under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a "SYNDICATION AGENT," "DOCUMENTATION AGENT," "MANAGING AGENT," or "CO-AGENT" shall have or be deemed to have any fiduciary relationship with any Lender.

     12.12 OBLIGATIONS SEVERAL. The obligations of Lenders hereunder are several, and each Lender hereunder shall not be responsible for the obligations of the other Lenders hereunder, nor will the failure of one Lender to perform any of its obligations hereunder relieve the other Lenders from the performance of their respective obligations hereunder

SECTION 13  MISCELLANEOUS.

     13.1 HEADINGS. The headings, captions, and arrangements used in any of the Loan Papers are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Papers, nor affect the meaning thereof.

     13.2 NONBUSINESS DAYS. In any case where any payment or action is due under any Loan Paper on a day which is not a Business Day, such payment or action may be delayed until the next-succeeding Business Day, but interest and fees shall continue to accrue in respect of any payment to which it is applicable until such payment is in fact made; PROVIDED THAT, if, in the case of any such payment in respect of a Eurodollar Rate Borrowing, the next-succeeding Business Day is in the next calendar month, then such payment shall be made on the next-preceding Business Day.

     13.3 COMMUNICATIONS. Unless specifically otherwise provided, whenever any Loan Paper requires or permits any consent, approval, notice, request, or demand from one party to another, such communication must be in writing (which may be by telex or telecopy) to be effective and shall be deemed to have been given
(a) if by telex, when transmitted to the telex number, if any, for such party, and the appropriate answer back is received, (b) if by telecopy, when transmitted to the telecopy number for such party (and all such communications sent by telecopy shall be confirmed promptly thereafter by personal delivery or mailing in accordance with the provisions of this section; PROVIDED, THAT any requirement in this parenthetical shall not affect the date on which such telecopy shall be deemed to have been delivered), (c) if by mail, on the third Business Day after it is enclosed in an envelope, properly addressed to such party, properly stamped, sealed, and deposited in the appropriate official postal service, or (d) if by any other means, when actually delivered to such party. Until changed by notice pursuant hereto, the address (and telex and telecopy numbers, if any) for Administrative Agent and each Lender, Administrative Agent, and other Agents is set forth on SCHEDULE 2.1, and for Borrower and each Company is the address set forth by Borrower's signature on the signature page of this Agreement and for each Guarantor is the address set forth by such Guarantor's signature on the signature page of its Guaranty. A copy of each communication

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to Administrative Agent shall also be sent to Haynes and Boone, L.L.P., 901
Main Street, Dallas, Texas 75202, Fax: 214/651-5940, Attn: Karen S. Nelson.

     13.4 FORM AND NUMBER OF DOCUMENTS. Each agreement, document, instrument, or other writing to be furnished under any provision of this Agreement must be in form and substance and in such number of counterparts as may be reasonably satisfactory to Administrative Agent and its counsel.

     13.5 EXCEPTIONS TO COVENANTS. No Company or Guarantor shall take any action or fail to take any action which is permitted as an exception to any of the covenants contained in any Loan Paper if such action or omission would result in the breach of any other covenant contained in any of the Loan Papers.

     13.6 SURVIVAL. All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Papers shall survive all closings under the Loan Papers and, except as otherwise indicated, shall not be affected by any investigation made by any party. All rights of, and provisions relating to, reimbursement and indemnification of Administrative Agent, any Agent, or any Lender shall survive termination of this Agreement and payment in full of the Obligation.

     13.7 GOVERNING LAW. THE LAWS OF THE STATE OF TEXAS AND OF THE UNITED STATES OF AMERICA SHALL GOVERN THE RIGHTS AND DUTIES OF THE PARTIES TO THE LOAN PAPERS AND THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION OF THE LOAN PAPERS.

     13.8 INVALID PROVISIONS. If any provision in any Loan Paper is held to be illegal, invalid, or unenforceable, such provision shall be fully severable; the appropriate Loan Paper shall be construed and enforced as if such provision had never comprised a part thereof; and the remaining provisions thereof shall remain in full force and effect and shall not be affected by such provision or by its severance therefrom. Administrative Agent, Lenders, and each Company and Guarantor party to such Loan Paper agree to negotiate, in good faith, the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid, and enforceable.

     13.9 ENTIRETY. THE RIGHTS AND OBLIGATIONS OF THE COMPANIES, GUARANTORS, LENDERS, AND AGENTS SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN SUCH PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS AGREEMENT (AS AMENDED IN WRITING FROM TIME TO TIME) AND THE OTHER WRITTEN LOAN PAPERS EXECUTED BY ANY COMPANY, ANY GUARANTOR, ANY LENDER, AND/OR ANY AGENT, (TOGETHER WITH ALL COMMITMENT LETTERS AND FEE LETTERS AS THEY RELATE TO THE PAYMENT OF FEES AFTER THE CLOSING DATE) REPRESENT THE FINAL AGREEMENT BETWEEN THE COMPANIES, THE GUARANTORS, LENDERS, AND AGENTS, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES.

     13.10 JURISDICTION; VENUE; SERVICE OF PROCESS; JURY TRIAL. EACH PARTY HERETO, IN EACH CASE FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, HEREBY
(A) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN TEXAS, AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THE LOAN PAPERS AND THE OBLIGATION BY SERVICE OF PROCESS AS PROVIDED BY TEXAS LAW, (B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THE LOAN PAPERS AND THE OBLIGATION BROUGHT IN ANY SUCH COURT, (C) IRREVOCABLY WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN

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BROUGHT IN AN INCONVENIENT FORUM, (D) AGREES TO DESIGNATE AND MAINTAIN AN
AGENT FOR SERVICE OF PROCESS IN TEXAS IN CONNECTION WITH ANY SUCH LITIGATION AND TO DELIVER TO ADMINISTRATIVE AGENT EVIDENCE THEREOF, IF REQUESTED, (E) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH LITIGATION BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, AT ITS ADDRESS SET FORTH HEREIN, (F) IRREVOCABLY AGREES THAT ANY LEGAL PROCEEDING AGAINST ANY PARTY HERETO ARISING OUT OF OR IN CONNECTION WITH THE LOAN PAPERS OR THE OBLIGATION SHALL BE BROUGHT IN ONE OF THE AFOREMENTIONED COURTS, AND (G) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY LOAN PAPER OR THE TRANSACTIONS CONTEMPLATED THEREBY. The scope of each of the foregoing waivers is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Companies, Guarantors, and each other party to this Agreement acknowledge that this waiver is a material inducement to the agreement of each party hereto to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and each will continue to rely on each of such waivers in related future dealings. The Companies, Guarantors, and each other party to this Agreement warrant and represent that they have reviewed these waivers with their legal counsel, and that they knowingly and voluntarily agree to each such waiver following consultation with legal counsel. THE WAIVERS IN THIS SECTION 13.10 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THESE WAIVERS SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS, AND REPLACEMENTS TO OR OF THIS OR ANY OTHER LOAN PAPER. In the event of Litigation, this Agreement may be filed as a written consent to a trial by the court.

     13.11  AMENDMENTS, CONSENTS, CONFLICTS, AND WAIVERS.

          (a) Except as otherwise specifically provided, (i) this Agreement may only be amended, modified or waived by an instrument in writing executed jointly by Borrower and Required Lenders, and, in the case of any matter affecting Administrative Agent (EXCEPT removal of Administrative Agent as provided in SECTION 12) by Administrative Agent, and may only be supplemented by documents delivered or to be delivered in accordance with the express terms hereof, and (ii) the other Loan Papers may only be the subject of an amendment, modification, or waiver if Borrower and Required Lenders, and, in the case of any matter affecting Administrative Agent (EXCEPT as set forth above), Administrative Agent, have approved same.

          (b) Any amendment to or consent or waiver under this Agreement or any Loan Paper which purports to accomplish any of the following must be by an instrument in writing executed by Borrower and executed (or approved, as the case may be) by each Lender, and, in the case of any matter affecting Administrative Agent, by Administrative Agent: (i) extends the due date or reduces the amount of any scheduled payment of the Obligation or any scheduled reduction of the Revolver Commitment or any Acquisition Commitment beyond the date specified in the Loan Papers; (ii) reduces the interest rate or decreases the amount of interest, fees, or other sums payable to Administrative Agent or Lenders hereunder (except such reductions as are contemplated by this Agreement); (iii) changes the definition of "APPLICABLE MARGIN" or "APPLICABLE MARGIN FOR COMMITMENT FEES" (other than changes having the effect of increasing such Applicable Margin or Applicable Margin for Commitment Fees)," "REQUIRED LENDERS," "TOTAL COMMITMENT," "REVOLVER COMMITMENT," "TERMINATION DATE," "PRO RATA," or "PRO RATA PART," or (iv) except as otherwise permitted by any Loan Paper, waives compliance with, amends, or releases (in whole

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     or in part) any Guaranty or releases (in whole or in part) any Collateral for the Obligation; or (v) changes this CLAUSE (b) or any other matter specifically requiring the consent of all Lenders hereunder. Without the consent of such Lender, no Lender's "COMMITTED SUM" or "ACQUISITION COMMITMENT" for any Acquisition Loan may be increased.

          (c) Any conflict or ambiguity between the terms and provisions herein and terms and provisions in any other Loan Paper shall be controlled by the terms and provisions herein.

          (d) No course of dealing nor any failure or delay by Administrative Agent, any Lender, or any of their respective Representatives with respect to exercising any Right of Administrative Agent or any Lender hereunder shall operate as a waiver thereof. A waiver must be in writing and signed by Administrative Agent and Required Lenders (or by all Lenders, if required hereunder) to be effective, and such waiver will be effective only in the specific instance and for the specific purpose for which it is given.

     13.12 MULTIPLE COUNTERPARTS. This Agreement may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. It is not necessary that each Lender execute the same counterpart so long as identical counterparts are executed by Borrower, each Lender, and Administrative Agent. This Agreement shall become effective when counterparts hereof shall have been executed and delivered to Administrative Agent by each Lender, Administrative Agent, and Borrower, or, when Administrative Agent shall have received telecopied, telexed, or other evidence satisfactory to it that such party has executed and is delivering to Administrative Agent a counterpart hereof.

     13.13     SUCCESSORS AND ASSIGNS; ASSIGNMENTS AND PARTICIPATIONS.

          (a) This Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns, EXCEPT THAT
     (i) Borrower may not, directly or indirectly, assign or transfer, or attempt to assign or transfer, any of its Rights, duties or obligations under any Loan Papers without the express written consent of all Lenders, and (ii) EXCEPT as permitted under this Section, no Lender may transfer, pledge, assign, sell any participation in, or otherwise encumber its portion of the Obligation.

          (b) Each Lender may assign to one or more Eligible Assignees all or a portion of its Rights and obligations under this Agreement and the other Loan Papers (including, without limitation, all or a portion of its Borrowings and its Notes); PROVIDED, HOWEVER, that:

               (i)  each such assignment shall be to an Eligible Assignee;

               (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender's Rights and obligations under this Agreement and the other Loan Papers, any such partial assignment (when aggregated with the amount of any concurrent assignments by the assigning Lender to the same assignee under the 364-Day Facility and/or under the Third Amended and Restated Credit Agreement dated as of March 25, 1998, among Dobson Operating Company, CoreStates Bank, N.A., as Administrative Agent, and the lenders now or hereafter party thereto [as the same may hereafter be amended, modified, restated, or supplemented]) shall be in an amount at least equal to $5,000,000, but, in no event less than $1,000,000;

               (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its Rights and obligations under this Agreement and the Notes;

               (iv) the parties to such assignment shall execute and deliver to the Administrative Agent for its acceptance an Assignment and Acceptance Agreement in the form of EXHIBIT F hereto, together with any Notes subject to such assignment and a processing fee of $3,500.

     Upon execution, delivery, and acceptance of such Assignment and Acceptance Agreement, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, Rights, and benefits of a Lender under the Loan Papers and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under the Loan Papers. Upon the consummation of any assignment pursuant to this Section, but only upon the request of the assignor or assignee made through Administrative Agent, Borrower shall issue appropriate Notes to the assignor and the assignee, reflecting such Assignment and Acceptance. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with SECTION 4.6.

          (c)  Administrative Agent shall maintain at its address referred to in
     SECTION 13.3 a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment, and principal amount of the Borrowings owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of the Loan Papers. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon the consummation of any assignment in accordance with this SECTION 13.13, SCHEDULE 2.1 shall automatically be deemed amended (to the extent required) by Administrative Agent to reflect the name, address, and respective Committed Sums under the Revolving Facility of the assignor and assignee.

          (d) Upon its receipt of an Assignment and Acceptance Agreement executed by the parties thereto, together with any Notes subject to such assignment and payment of the processing fee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT F hereto, (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

          (e) Subject to the provisions of this Section and in accordance with applicable Law, any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable Law, at any time sell to one or more Persons (each a "PARTICIPANT") participating interests in its portion of the Obligation. In the event of any such sale to a Participant,
     (i) such Lender shall remain a "LENDER" under this Agreement and the Participant shall not constitute a "LENDER" hereunder, (ii) such Lender's obligations under this Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible for the performance thereof, (iv) such Lender shall remain the holder of its share of the Principal Debt for all purposes under this Agreement, (v) Borrower and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's Rights and obligations under the Loan Papers, and (vi) such

     Lender shall be solely responsible for any withholding taxes or any filing or reporting requirements relating to such participation and shall hold Borrower and Administrative Agent and their respective successors, permitted assigns, officers, directors, employees, agents, and representatives harmless against the same. Participants shall have no Rights under the Loan Papers, other than certain voting Rights as provided below. Subject to the following, each Lender shall be entitled to obtain (on behalf of its Participants) the benefits of SECTION 4 with respect to all participations in its part of the Obligation outstanding from time to time SO LONG AS Borrower shall not be obligated to pay any amount in excess of the amount that would be due to such Lender under SECTION 4 calculated as though no participations have been made. No Lender shall sell any participating interest under which the Participant shall have any Rights to approve any amendment, modification, or waiver of any Loan Paper, except to the extent such amendment, modification, or waiver extends the due date for payment of any amount in respect of principal (OTHER THAN mandatory prepayments), interest, or fees due under the Loan Papers, reduces the interest rate or the amount of principal or fees applicable to the Obligation (EXCEPT such reductions as are contemplated by this Agreement), or releases any material Guaranty or all or any substantial portion of the Collateral for the Obligation under the Loan Papers (EXCEPT such releases as are contemplated by this Agreement); PROVIDED THAT, in those cases where a Participant is entitled to the benefits of SECTION 4 or a Lender grants Rights to its Participants to approve amendments to or waivers of the Loan Papers respecting the matters previously described in this sentence, such Lender must include a voting mechanism in the relevant participation agreement or agreements, as the case may be, whereby a majority of such Lender's portion of the Obligation (whether held by such Lender or Participant) shall control the vote for all of such Lender's portion of the Obligation. Except in the case of the sale of a participating interest to another Lender, the relevant participation agreement shall not permit the Participant to transfer, pledge, assign, sell participations in, or otherwise encumber its portion of the Obligation, unless the consent of the transferring Lender (which consent will not be unreasonably withheld) has been obtained.

          (f) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Borrowings and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

          (g) Any Lender may furnish any information concerning the Companies or the Guarantors in the possession of such Lender from time to time to Eligible Assignees and Participants (including prospective Eligible Assignees and Participants).

     13.14 DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. The obligations of each Company and each Guarantor under the Loan Papers shall remain in full force and effect until termination of the Total Commitment and payment in full of the Principal Debt and of all interest, fees, and other amounts of the Obligation then due and owing, (and termination of all outstanding LCs with any Lender, if any, UNLESS such Lender shall otherwise consent) EXCEPT that SECTIONS 4, 11, and 13, and any other provisions under the Loan Papers expressly intended to survive by the terms hereof or by the terms of the applicable Loan Papers, shall survive such termination. If at any time any payment of the principal of or interest on any Note or any other amount payable by Borrower under any Loan Paper is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of Borrower or otherwise, the obligations of each Company and each Guarantor under the Loan Papers with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

                       [REMAINDER OF PAGE INTENTIONALLY BLANK.
                               SIGNATURE PAGES FOLLOW.]

     Signature Page to that certain Revolving Credit Agreement dated as of March 25, 1998, among Dobson Cellular Operations Company, as Borrower, NationsBank of Texas, N.A., as Administrative Agent, and certain other Agents and Lenders named therein.

     EXECUTED as of the 25th day of March, 1998, but effective as of the Closing Date.


Attest:                                DOBSON CELLULAR OPERATIONS COMPANY


By:                                    By:
   --------------------------------       --------------------------------
   Name:                                  Name:
        ---------------------------            ---------------------------
   Title:                                 Title:
         --------------------------             --------------------------

Mailing Address:

----------------------------------

----------------------------------

     Signature Page to that certain Revolving Credit Agreement dated as of March 25, 1998, among Dobson Cellular Operations Company, as Borrower, NationsBank of Texas, N.A., as Administrative Agent, and certain other Agents and Lenders named therein.

     EXECUTED as of the 25th day of March, 1998, but effective as of the Closing Date.


                                       NATIONSBANK OF TEXAS, N.A.,
                                       AS ADMINISTRATIVE AGENT AND AS A LENDER


                                       By:
                                          ------------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------

     Signature Page to that certain Revolving Credit Agreement dated as of March 25, 1998, among Dobson Cellular Operations Company, as Borrower, NationsBank of Texas, N.A., as Administrative Agent, and certain other Agents and Lenders named therein.

     EXECUTED as of the 25th day of March, 1998, but effective as of the Closing Date.


                                       [Name of Lender]


                                       By:
                                          ------------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------

     Signature Page to that certain Credit Agreement dated as of March 25, 1998, among Dobson Cellular Operations Company, as Borrower, NationsBank of Texas, N.A., as Administrative Agent, and certain other Agents and Lenders named therein.

     Each of the undersigned Guarantors hereby acknowledges that it has reviewed this Credit Agreement and agrees that certain of the representations and covenants contained in SECTION 8 apply to Guarantors:


                                       DOBSON CELLULAR OF TEXAS, INC.


                                       By:
                                          ------------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------


                                       DOBSON CELLULAR OF CALIFORNIA, INC.


                                       By:
                                          ------------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------